                                                                  EXHIBIT 10.36

                               FINANCING AGREEMENT

                            DATED AS OF JUNE 10, 2004

                                  BY AND AMONG

                                  MILACRON INC.
                                       AND
           CERTAIN SUBSIDIARIES OF MILACRON INC. LISTED AS A BORROWER
                         ON THE SIGNATURE PAGES HERETO,
                                  AS BORROWERS,

           CERTAIN SUBSIDIARIES OF MILACRON INC. LISTED AS A GUARANTOR
                         ON THE SIGNATURE PAGES HERETO,
                                 AS GUARANTORS,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS,

                              JPMORGAN CHASE BANK,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                           WELLS FARGO FOOTHILL, LLC,
                             AS DOCUMENTATION AGENT

                                       AND

                       J.P. MORGAN BUSINESS CREDIT CORP.,
                     AS SOLE LEAD ARRANGER AND BOOK MANAGER

                                          ARTICLE I DEFINITIONS; CERTAIN TERMS

Section 1.01      Definitions...................................................................................       1
Section 1.02      Terms Generally...............................................................................      34
Section 1.03      Accounting and Other Terms....................................................................      34
Section 1.04      Time References...............................................................................      34

                                                  ARTICLE II THE LOANS

Section 2.01(a)   Commitments...................................................................................      34
Section 2.02(a)   Making the Loans..............................................................................      35
Section 2.03      Repayment of Loans; Evidence of Debt..........................................................      35
Section 2.04      Interest......................................................................................      36
Section 2.05      Reduction of Commitment; Prepayment of Loans..................................................      37
Section 2.06      Fees..........................................................................................      40
Section 2.07      [Reserved]....................................................................................      40
Section 2.08      Taxes.........................................................................................      40
Section 2.09      LIBO Rate Not Determinable; Illegality or Impropriety.........................................      43
Section 2.10      Indemnity.....................................................................................      43
Section 2.11      Continuation and Conversion of Loans..........................................................      44
Section 2.12      Conversion to Dollars.........................................................................      45
Section 2.13      Uncollected Funds Compensation................................................................      45
Section 2.14      Extension of Final Maturity Date..............................................................      45

                                     ARTICLE III LETTERS OF CREDIT AND OTHER MATTERS

Section 3.01      Letters of Credit.............................................................................      46
Section 3.02      Collection of Accounts........................................................................      51
Section 3.03      Payments......................................................................................      51
Section 3.04      Settlement Procedures.........................................................................      51
Section 3.05      Overadvances..................................................................................      53

                                    ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION

Section 4.01      Audit and Collateral Monitoring Fees..........................................................      54
Section 4.02      Payments; Computations and Statements.........................................................      54
Section 4.03      Sharing of Payments, Etc......................................................................      55

Section 4.04      Apportionment of Payments.....................................................................      55
Section 4.05      Increased Costs and Reduced Return............................................................      56
Section 4.06      Joint and Several Liability of the Borrowers..................................................      58

                                              ARTICLE V CONDITIONS TO LOANS

Section 5.01      Conditions Precedent to Effectiveness of this Agreement.......................................      59
Section 5.02      Conditions Precedent to All Loans and Letters of Credit.......................................      64

                                        ARTICLE VI REPRESENTATIONS AND WARRANTIES

Section 6.01      Representations and Warranties................................................................      65
         (a)      Organization, Good Standing, Etc..............................................................      65
         (b)      Authorization, Etc............................................................................      65
         (c)      Governmental Approvals........................................................................      65
         (d)      Enforceability of Loan Documents..............................................................      65
         (e)      Subsidiaries..................................................................................      66
         (f)      Litigation; Commercial Tort Claims............................................................      66
         (g)      Financial Condition...........................................................................      66
         (h)      Compliance with Law, Etc......................................................................      66
         (i)      ERISA.........................................................................................      67
         (j)      Taxes, Etc....................................................................................      67
         (k)      Regulations T, U and X........................................................................      67
         (l)      Nature of Business............................................................................      67
         (m)      Adverse Agreements, Etc.......................................................................      68
         (n)      Permits, Etc..................................................................................      68
         (o)      Properties....................................................................................      68
         (p)      Full Disclosure...............................................................................      69
         (q)      Operating Lease Obligations...................................................................      69
         (r)      Environmental Matters.........................................................................      69
         (s)      Insurance.....................................................................................      71
         (t)      Use of Proceeds...............................................................................      71
         (u)      Location of Bank Accounts.....................................................................      71
         (v)      Intellectual Property.........................................................................      71
         (w)      Material Contracts............................................................................      72
         (x)      Holding Company and Investment Company Acts...................................................      72
         (y)      Employee and Labor Matters....................................................................      72
         (z)      Customers and Suppliers.......................................................................      72
         (aa)     Name; Jurisdiction of Organization; Organizational ID Number; Chief Place
                  of Business; Chief Executive Office; FEIN.....................................................      73
         (bb)     Tradenames....................................................................................      73
         (cc)     Locations of Collateral.......................................................................      73
         (dd)     Security Interests............................................................................      73
         (ee)     [Reserved]....................................................................................      73
         (ff)     Financial Assistance..........................................................................      74
         (gg)     Schedules.....................................................................................      74
         (hh)     Canadian Pension and Benefit Plan Matters.....................................................      74

                                        ARTICLE VII COVENANTS OF THE LOAN PARTIES

Section 7.01      Affirmative Covenants.........................................................................      74
         (a)      Reporting Requirements........................................................................      74
         (b)      Additional Guaranties and Collateral Security.................................................      78
         (c)      Compliance with Laws, Etc.....................................................................      79
         (d)      Preservation of Existence, Etc................................................................      79
         (e)      Keeping of Records and Books of Account.......................................................      79
         (f)      Inspection Rights.............................................................................      79
         (g)      Maintenance of Properties, Etc................................................................      80
         (h)      Maintenance of Insurance......................................................................      80
         (i)      Obtaining of Permits, Etc.....................................................................      80
         (j)      Environmental.................................................................................      80
         (k)      Further Assurances............................................................................      82
         (l)      Change in Collateral; Collateral Records......................................................      82
         (m)      Landlord Waivers; Collateral Access Agreements................................................      82
         (o)      Fiscal Year...................................................................................      83
         (p)      Borrowing Base................................................................................      83
         (q)      Use of Proceeds...............................................................................      83
         (r)      Post-Closing Matters..........................................................................      83
         (s)      Conference Calls..............................................................................      84
         (t)      Misplaced Notes...............................................................................      84
         (u)      Canadian Pension and Benefit Plans............................................................      84
         (v)      After Acquired Real Property..................................................................      85
         (w)      Senior Secured Priority Collateral............................................................      85

Section 7.02      Negative Covenants............................................................................      86
         (a)      Liens, Etc....................................................................................      86
         (b)      Indebtedness..................................................................................      86
         (c)      Fundamental Changes; Dispositions.............................................................      86
         (d)      Change in Nature of Business..................................................................      88
         (e)      Loans, Advances, Investments, Etc.............................................................      88
         (f)      Lease Obligations.............................................................................      90
         (g)      [Reserved]....................................................................................      90
         (h)      Restricted Payments...........................................................................      90
         (i)      Federal Reserve Regulations...................................................................      91
         (j)      Transactions with Affiliates..................................................................      91
         (k)      Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries................      91
         (l)      Limitation on Issuance of Capital Stock.......................................................      92
         (m)      Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.....      92
         (n)      Investment Company Act of 1940................................................................      94
         (o)      Compromise of Accounts........................................................................      94
         (p)      ERISA.........................................................................................      94
         (q)      Environmental.................................................................................      95
         (r)      Certain Agreements............................................................................      95
         (s)      Misplaced Notes...............................................................................      95
         (t)      Wholly-Owned Subsidiaries.....................................................................      95

Section 7.03      Financial Covenants...........................................................................      95
         (a)      Minimum Fixed Charge Coverage Ratio...........................................................      95

         (b)      Cumulative Consolidated EBITDA................................................................      96
         (c)      Capital Expenditures..........................................................................      96

                                         ARTICLE VIII MANAGEMENT, COLLECTION AND
                                   STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

Section 8.01      Collection of Accounts; Management of Collateral..............................................      97
Section 8.02      Accounts Documentation........................................................................     100
Section 8.03      Status of Accounts and Other Collateral.......................................................     100
Section 8.04      Collateral Custodian..........................................................................     101
Section 8.05      Collateral Reporting..........................................................................     101
Section 8.06      Accounts Covenants............................................................................     102
Section 8.07      Inventory Covenants...........................................................................     102

                                              ARTICLE IX EVENTS OF DEFAULT

Section 9.01      Events of Default.............................................................................     103

                                                     ARTICLE X AGENT

Section 10.01     Appointment...................................................................................     106
Section 10.02     Nature of Duties..............................................................................     106
Section 10.03     Rights, Exculpation, Etc......................................................................     107
Section 10.04     Reliance......................................................................................     108
Section 10.05     Indemnification...............................................................................     108
Section 10.06     Agent Individually............................................................................     109
Section 10.07     Successor Agent...............................................................................     109
Section 10.08     Collateral Matters............................................................................     109

                                                   ARTICLE XI GUARANTY

Section 11.01     Guaranty......................................................................................     111
Section 11.02     Guaranty Absolute.............................................................................     111
Section 11.03     Waiver........................................................................................     112
Section 11.04     Continuing Guaranty; Assignments..............................................................     112
Section 11.05     Subrogation...................................................................................     113
Section 11.06     Judgment......................................................................................     113
Section 11.07     General Limitation on Guarantee Obligations...................................................     114
Section 11.08     Dutch Financial Assistance Rules..............................................................     114

                                                ARTICLE XII MISCELLANEOUS

Section 12.01     Notices, Etc..................................................................................     114
Section 12.02     Amendments, Etc...............................................................................     115
Section 12.03     No Waiver; Remedies, Etc......................................................................     116
Section 12.04     Expenses; Taxes; Attorneys' Fees..............................................................     116
Section 12.05     Right of Set-off..............................................................................     117
Section 12.06     Severability..................................................................................     117
Section 12.07     Assignments and Participations................................................................     117
Section 12.08     Counterparts..................................................................................     120
Section 12.09     GOVERNING LAW.................................................................................     120
Section 12.10     CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.........................................     120
Section 12.11     WAIVER OF JURY TRIAL, ETC.....................................................................     120
Section 12.12     Consent by the Agents and Lenders.............................................................     121
Section 12.13     No Party Deemed Drafter.......................................................................     121
Section 12.14     Reinstatement; Certain Payments...............................................................     121
Section 12.15     Indemnification...............................................................................     121
Section 12.16     Parent as Agent for Borrowers.................................................................     123
Section 12.17     Records.......................................................................................     123
Section 12.18     Binding Effect................................................................................     123
Section 12.19     Interest......................................................................................     124
Section 12.20     Confidentiality...............................................................................     124
Section 12.21     Integration...................................................................................     125
Section 12.22     Replacement of Lenders........................................................................     125
Section 12.23     Dutch Parallel Debt...........................................................................     125
Section 12.24     USA PATRIOT Act...............................................................................     127
Section 12.25     Interest Act Disclosure.......................................................................     127

                              SCHEDULE AND EXHIBITS

Schedule 1.01(A)       Lenders and Lenders' Commitments
Schedule 1.01(B)       Initial Inventory Categories
Schedule 1.01(C)       [Reserved]
Schedule 1.01(D)       Disbursement Accounts
Schedule 6.01(e)       Subsidiaries
Schedule 6.01(f)       Litigation; Commercial Tort Claims
Schedule 6.01(i)       ERISA
Schedule 6.01(o)       Real Property
Schedule 6.01(q)       Operating Lease Obligations
Schedule 6.01(r)       Environmental Matters
Schedule 6.01(s)       Insurance
Schedule 6.01(u)       Bank Accounts
Schedule 6.01(v)       Intellectual Property
Schedule 6.01(w)       Material Contracts
Schedule 6.01(aa)      Name; Jurisdiction of Organization; Organizational ID
                       Number; Chief Place of Business; Chief Executive Office;
                       FEIN
Schedule 6.01(bb)      Tradenames
Schedule 6.01(cc)      Collateral Locations
Schedule 7.02(a)       Existing Liens
Schedule 7.02(b)       Existing Indebtedness
Schedule 7.02(c)(i)    Permitted Dispositions
Schedule 7.02(e)       Existing Investments
Schedule 7.02(k)       Limitations on Dividends and Other Payment Restrictions
Schedule 8.01          Cash Management Banks and Cash Management Accounts
Exhibit A              Form of Guaranty
Exhibit B              Form of Security Agreement
Exhibit C              Form of Pledge Agreement
Exhibit D              Form of Notice of Borrowing
Exhibit D-2            Form of Notice of Conversion/Confirmation
Exhibit E              Form of Borrowing Base Certificate
Exhibit F              Form of Opinion of Counsel
Exhibit G              Form of Intercompany Subordination Agreement
Exhibit H              Form of Assignment and Acceptance
Exhibit I              Form of Contribution Agreement

                               FINANCING AGREEMENT

            Financing Agreement, dated as of June 10, 2004, by and among Milacron Inc., a Delaware corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages hereto (together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each, an "Initial Guarantor" and collectively, the "Initial Guarantors"), the lenders from time to time party hereto (each, a "Lender" and collectively, the "Lenders"), JPMorgan Chase Bank ("JPMorgan"), as administrative agent and collateral agent for the Lenders (in each such capacity, the "Administrative Agent" and the "Collateral Agent", respectively) and Wells Fargo Foothill, LLC, as documentation agent (in such capacity, the "Documentation Agent").

                                    RECITALS

            The Borrowers have requested the Lenders to extend credit to the Borrowers consisting of a $75,000,000 secured revolving credit facility. The revolving credit facility will include a $25,000,000 subfacility for the issuance of letters of credit. The proceeds of the loans made under the credit facilities shall be used to refinance existing indebtedness of the Borrowers and the Guarantors, to pay fees and expenses related thereto and for general corporate purposes of the Borrowers and their Subsidiaries. The letters of credit will be used for general corporate and working capital purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

            In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

            Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

            "ABL Priority Collateral" shall have the meaning specified therefor in the Intercreditor Agreement.

            "ABR Loan" means a Loan bearing interest based upon the Alternate Base Rate.

            "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account.

            "Accounts" means, as to each Domestic Loan Party and each Canadian Borrowing Base Guarantor, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, assigned or otherwise disposed of, (b) for services rendered or to be rendered, or (c) for a secondary obligation incurred or to be incurred.

            "Action" has the meaning specified therefor in Section 12.12.

            "Activation Notice" has the meaning specified therefor in Section 8.01(b).

            "Additional Commitment Lender" has the meaning specified therefor in
Section 2.14.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" has the meaning specified therefor in the preamble hereto.

            "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

            "Administrative Borrower" has the meaning specified therefor in
Section 12.16.

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

            "Agent" means the Collateral Agent or the Administrative Agent, and "Agents" means the Collateral Agent and the Administrative Agent, collectively.

            "Agent Advances" has the meaning specified therefor in Section 10.08(a).

            "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Trailing Average Availability as of the last day of the immediately preceding calendar month as set forth in the most recent Borrowing Base Certificate delivered by the Borrowers pursuant to Section 7.01(a)(vi):

                                                         ABR SPREAD IN        EURODOLLAR SPREAD IN
                           TRAILING AVERAGE              BASIS POINTS             BASIS POINTS
PRICING LEVEL                AVAILABILITY                  PER YEAR                 PER YEAR
                     Greater than or equal to
      1              $50,000,000                               75                      250

      2              Greater than or equal to
                     $35,000,000 but less than
                     $50,000,000                              100                      275

      3              Greater than or equal to
                     $20,000,000 but less than
                     $35,000,000                              125                      300

      4              Less than $20,000,000                    150                      325

Any increase or decrease in the Applicable Rate resulting from a change in the Trailing Average Availability shall become effective as of the fifth Business Day immediately following the date on which the Borrowers deliver the Borrowing Base Certificate pursuant to Section 7.01(a)(vi); provided, however, that (i) if a Borrowing Base Certificate is not delivered when due in accordance with
Section 7.01(a)(vi), then Pricing Level 4 shall apply as of the first Business Day after the date on which such Borrowing Base Certificate was required to have been delivered and shall remain in effect until the fifth Business Day immediately following the date such Borrowing Base Certificate is delivered in accordance with such Section; and (ii) the Applicable Rate in effect from the Effective Date through delivery of the Borrowing Base Certificate for the calendar month ending December 31, 2004 shall be 275 basis points per year for Eurodollar Loans and 100 basis points for ABR Loans.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent or the Administrative Agent, in each case, to the extent applicable, in accordance with Section 12.07 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to the Collateral Agent.

            "Authorized Officer" means, with respect to any Person, the chief executive officer, the chief financial officer, the president, any executive vice president, the treasurer, any assistant treasurer, any vice president, the secretary or the general counsel of such Person.

            "Availability" means, at any time, an amount equal to the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Loans and (B) the LC Exposure.

            "Availability Reserve" means $10,000,000.

            "Available Funds" means all deposits in the Administrative Agent's Account which shall have been made by 2:00 p.m. on a Business Day, or such later time in any Business Day as the Administrative Agent shall have expressly consented to.

            "Bailee's Letter" means a letter in form and substance reasonably acceptable to the Collateral Agent and executed by any Person (other than a Loan Party) that is in possession of any Collateral on behalf of such Loan Party pursuant to which such Person acknowledges the Lien of the Collateral Agent for the benefit of the Collateral Agent and the Lenders with respect thereto.

            "Banking Services" means the provision to any Loan Party by a Lender or any of its Affiliates (in each case with the consent of the Administrative Agent) of treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

            "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

            "Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

            "Book Value" means, with respect to any Inventory of any Person, the lower of (i) cost (as reflected in the general ledger of such Person in accordance with GAAP) and (ii) market value, in each case, determined in accordance with GAAP calculated on a first-in first-out basis.

            "Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble hereto.

            "Borrowing Base" means, at any time, the sum of (i) the sum of (A) 85% of the value of the Net Amount of Eligible Accounts at such time; provided, however, that the aggregate amount of this clause (A) attributable to Eligible Accounts of the Canadian Borrowing Base Guarantors shall not exceed $5,000,000, plus (B) the least of (x) 35% of the Book Value of the Eligible Inventory at such time; provided, however, that the aggregate amount of this clause (x) attributable to consigned Eligible Inventory shall not exceed $500,000, (y) 85% of the aggregate Net Liquidation Values for all Inventory Categories and (z) $30,000,000 minus (ii) Reserves.

            "Borrowing Base Certificate" means a certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit E.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Business Trade Secrets" has the meaning specified therefor in
Section 6.01(v)(ii).

            "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada.

            "Canadian Dollars" and the sign "Cdn.$" shall mean lawful currency of Canada.

            "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Loan Party for its employees or former employees and shall not mean the Canadian Pension Plan that is maintained by the Government of Canada.

            "Canadian Borrowing Base Guarantor" means any wholly-owned Canadian Subsidiary of Parent (a) which is able to prepare all collateral reports in a comparable manner to the Borrowers' reporting procedures; (b) which has granted to the Collateral Agent a first priority perfected Lien (subject to Permitted Liens and other Liens acceptable to the Collateral Agent) on all or substantially all of its personal property constituting ABL Priority Collateral (as defined in the Intercreditor Agreement) and a first priority perfected Lien (or, prior to the Discharge of Term Obligations, a second priority perfected
Lien) on all or substantially all of its remaining personal property to secure payment and performance of the Obligations; (c) with respect to which the Administrative Agent has received all customary opinions, Uniform Commercial Code and Personal Property Security Act search reports, certificates and other documents reasonably requested by the Administrative Agent and such joinder agreements to this Agreement, guaranties, contribution and set-off agreements and such security agreements, pledge agreements, account control agreements and other Loan Documents reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent; (d) whose outstanding equity interests are subject to a first priority pledge (or, prior to the Discharge of Term Obligations, a second priority pledge) in favor of the Collateral Agent to secure payment and performance of the Obligations; and (e) with respect to which the Collateral Agent has received and approved, in its reasonable discretion, a collateral audit conducted by an independent audit firm designated by Collateral Agent.

            "Canadian Subsidiary" means any Subsidiary of a Loan Party that is created or organized under the laws of Canada or a Province or territory of Canada.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, other than expenditures made from the insurance proceeds or condemnation awards.

            "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the

Issuing Bank or the manner in which any Lender, any Person controlling any Lender, or the Issuing Bank allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

            "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

            "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Management Accounts" means those bank accounts of each Loan Party listed on Schedule 8.01 that are maintained at one or more Cash Management Banks listed on Schedule 8.01.

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance reasonably satisfactory to the Administrative Agent, each of which is among the applicable Loan Party, the Administrative Agent and one of the Cash Management Banks, and which agreements shall also be Control Agreements.

            "Cash Management Bank" has the meaning specified therefor in Section 8.01(a).

            "Cash Management Date" has the meaning set forth in Section 8.01(a).

            "Change in Law" has the meaning specified therefor in Section
4.05(a).

            "Change of Control" means each occurrence of any of the following:

            (a) other than pursuant to the Mizuho/Glencore Transactions, (i) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than any Permitted Holder described in clause (i) of the definition thereof, of beneficial ownership of more than 20% of the aggregate outstanding ordinary voting power of the Capital Stock of the Parent; or (ii) the acquisition, directly or indirectly, by any Permitted Holder described in clause (ii) of the definition thereof, of beneficial ownership of more than 50% of the aggregate outstanding ordinary voting power of the Capital Stock of the Parent;

            (b) other than pursuant to the Mizuho/Glencore Transactions, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

            (c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted under the Loan Documents and Permitted Liens), except to the extent resulting from a transaction specifically permitted under Section 7.02(c);

            (d) (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, (1) no Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder described in clause (i) of the definition thereof, has, directly or indirectly, acquired beneficial ownership of more than 20% of the aggregate outstanding ordinary voting Capital Stock of the Parent or (2) no Permitted Holder described in clause (ii) of the definition thereof, has, directly or indirectly, acquired beneficial ownership of more than 50% of the aggregate outstanding ordinary voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership, directly or indirectly, of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

            (e) any "Change of Control" (or any similar term) as set forth in the Senior Secured Notes Indenture.

            "China JV" means Milacron Plastics Machinery (Jiangyin) Co. LTD, a limited liability company and an enterprise legal person under the laws of China, to be formed as a joint venture between Jiangnan Mould & Plastic Technology Co., LTD. (30%) and Milacron Plastics Technologies Group Inc. (70%) for the purpose of research and development, design, manufacture, import processing, processing and assembly and sale of plastics processing machinery and supplies, molds for non-metallic articles, dies for motor vehicles, and jigs, provision of related after-sales services, training, technical support and technical consulting services.

            "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

            "Collateral Agent" has the meaning specified therefor in the preamble hereto.

            "Collections" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Domestic Loan Parties and the Canadian Borrowing Base Guarantors.

            "Commitment" means, with respect to each Lender, such Lender's Revolving Credit Commitment.

            "Consent Date" has the meaning specified therefor in Section 2.14.

            "Consolidated EBITDA" means, for any period, the Consolidated Net Income of Parent and its Consolidated Subsidiaries for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) other non-cash, non-operating expenses for such period, (v) any extraordinary losses for such period, plus (vi) any cash restructuring charges incurred from and after the first day of the first complete fiscal quarter to occur after the Effective Date through December 31, 2005 in an amount not to exceed $2,000,000 and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) any non-operating income for such period.

            "Consolidated Interest Expense" means, for any period, the excess of
(a) the sum of (i) the interest expense (including imputed interest expense in respect of Capitalized Lease Obligations) of the Parent and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Parent or any Consolidated Subsidiary of the Parent that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

            "Consolidated Net Income" means, for any period, the net income of Parent and its Consolidated Subsidiaries, for such period calculated in accordance with GAAP.

            "Consolidated Subsidiaries" means, with respect to Parent, each subsidiary consolidated with Parent in its financial statements prepared in accordance with GAAP.

            "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Contribution Agreement" means the Contribution Agreement, dated as of the Effective Date, among the Loan Parties, substantially in the form of
Exhibit I.

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the applicable Loan Party, the Administrative Agent, and the applicable bank or securities intermediary with respect to a deposit or securities account.

            "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "Defaulting Lender" has the meaning specified therefor in Section 3.04(d).

            "Designated Real Property" means the real property identified as the "Designated Real Property" in Part B of Schedule 7.02(c)(i).

            "Designated Real Property Disposition" has the meaning specified therefor in Section 7.02(c)(i).

            "Disbursement Account" mean each of the bank accounts listed on
Schedule 1.01(D) hereto.

            "Discharge of Term Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any (x) sales of Inventory in the ordinary course of business on ordinary business terms and (y) dispositions of cash or sales or liquidations of Permitted Investments or other similar cash equivalents that are not otherwise in violation of the terms of this Agreement.

            "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

            "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount of Dollars, and (b) with respect to any amount denominated in any currency other than Dollars, the amount of Dollars as reasonably determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such other currency.

            "Domestic Loan Party" means any Loan Party that is organized under the laws of the United States or any state thereof.

            "Domestic Subsidiary" means any Subsidiary of a Loan Party that is organized under the laws of the United States or any state thereof.

            "Effective Date" means June 10, 2004.

            "Eligible Accounts" means, at any time, Accounts of a Domestic Loan Party or a Canadian Borrowing Base Guarantor which at such time meet all of the following specifications; provided that such specifications may be revised from time to time by the Administrative Agent in the exercise of its reasonable credit judgment to account for events, conditions, contingencies or risks which adversely affect or could reasonably be expected to adversely affect any Accounts in the reasonable credit judgment of the Administrative Agent: (i) delivery of the merchandise or the rendition of the services has been completed with respect to such Account and the Account Debtor has been invoiced therefor and the Inventory sold or transferred in connection with such Account is not subject to repurchase or similar agreement; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account, and there has not occurred any extension of the time for payment with respect to such Account without the consent of the Administrative Agent, provided that, in the case of any return, rejection, repossession, dispute, setoff, defense or counterclaim with respect to an Account, the portion of such Account not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account is lawfully owned by a Domestic Loan Party or a Canadian Borrowing Base Guarantor free and clear of any Lien other than Liens permitted by Section 8.03 (including Prior Claims that are unregistered and secure amounts that are not yet due and payable) and otherwise continues to be in conformity in all material respects with all representations and warranties made by a Domestic Loan Party and a Canadian Borrowing Base Guarantor, as the case may be, to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account is unconditionally payable in Dollars or Canadian Dollars, as applicable, within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; provided, however, that Accounts which are payable in Japanese Yen and which otherwise satisfy the criteria set forth in this definition (the "Yen Receivables") shall not be deemed ineligible by virtue of the fact that such Accounts are payable in Japanese Yen, provided that (a) solely for purposes of calculating the Borrowing Base, the amount of Yen Receivables included within the calculation of the Borrowing Base shall be the equivalent amount of Dollars (calculated based on the exchange rate for Dollars on such date evidenced by a nationally published index for Japanese Yen) of such Yen Receivables and (b) the aggregate amount of Yen Receivables included in the Borrowing Base as Eligible Accounts shall not exceed $5,000,000; (v) no more than 60 days have elapsed from the invoice due date, no more than 120 days have elapsed from the invoice date with respect to such Account and any extension of time for payment of such invoice has not extended such payment beyond 30 days from the original invoice due date; (vi) such Account is not due from an Affiliate of a Domestic Loan Party or a Canadian Borrowing Base Guarantor; (vii) such Account does not constitute an obligation of the United States or any other Governmental Authority (unless all steps reasonably required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state statute comparable to the Federal Assignment of Claims Act, have been duly taken in a manner reasonably satisfactory to the Administrative Agent);
(viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account is located in the continental United States or Canada, unless such Account is supported by a letter of credit, export insurance or other similar obligation the terms and conditions of which are reasonably satisfactory to the Administrative Agent; (ix) the Account Debtor with respect to such Account is not also a supplier to or creditor of a Domestic Loan Party or a Canadian Borrowing Base Guarantor, unless such Account Debtor has executed a no-offset letter satisfactory to the Administrative Agent; (x) not more than 50% of the aggregate amount of all Accounts of the Account Debtor with respect to such Account are not Eligible Accounts; (xi) to the knowledge of the Borrowers, the Account Debtor with respect to such Account (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations or become insolvent or (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs; (xii) such Accounts are not subject to collection by an outside claims processor; (xiii) the otherwise Eligible Accounts of any Account Debtor do not exceed 10% of all Eligible Accounts; (xiv) such Account does not arise in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; (xv) such Account is not from an Account Debtor that is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Domestic Loan Party or the applicable Canadian Borrowing Base Guarantor has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such Domestic Loan Party or a Canadian Borrowing Base Guarantor may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account; (xvi) such Accounts do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon the applicable Domestic Loan Party's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices , except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice; and (xvii) the Administrative Agent is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Administrative Agent does not believe, in its reasonable discretion, that the prospect of collection of such Account is impaired for any reason.

            "Eligible Inventory" means all finished goods, machine work-in-process and raw materials Inventory of a Domestic Loan Party which at any time meets all of the following specifications, provided that such specifications may be fixed and revised from time to time by the Administrative Agent in the exercise of its reasonable credit judgment to account for events, conditions, contingencies or risks which adversely affect or could reasonably be expected to adversely affect any Inventory in the reasonable credit judgment of the Administrative Agent: (i) such Inventory is lawfully owned by a Domestic Loan Party free and clear of any existing Lien and otherwise continues to be in full conformity in all material respects with all representations and warranties made by a Domestic Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents; (ii) such Inventory is not held on consignment and may be lawfully sold; (iii) a Domestic Loan Party has the right to grant Liens on such Inventory; (iv) such Inventory arose or was acquired in the ordinary course of the business of a Domestic Loan Party and does not represent damaged, obsolete or unsalable goods; (v) no Account or document of title has been created or issued with respect to such Inventory; (vi) such Inventory is located in one of the locations in one of the continental United States that is either owned by a Domestic Loan Party or listed on Schedule 6.01(cc) or such other locations in the continental United States as the Administrative Agent may approve in writing from time to time (such approval not to be unreasonably withheld), provided, that with respect to any such Inventory located on any single property that is not owned by a Domestic Loan Party and that is not subject to a Landlord Waiver, which Inventory has (a) an aggregate book value in excess of $500,000 (when aggregated with other Inventory located at the same location) or (b) an aggregate book value in excess of $2,000,000 (when aggregated with other Inventory on other properties that are not owned by a Domestic Loan Party and that are not subject to a Landlord Waiver), such Inventory in excess of the dollar amounts in clauses (a) and (b) of this subsection (vi) may be excluded from Eligible Inventory in the discretion of the Administrative Agent; (vii) such Inventory does not consist of goods returned or rejected by a Domestic Loan Party's customers (other than goods that are undamaged and resalable in the normal course of business); (viii) such Inventory is not in-transit (except between locations specified on Schedule 6.01(cc)); (ix) such Inventory does not consist of goods that are slow moving, work-in-process (including, without limitation, machines in the process of completion), supplies or goods that constitute packaging and shipping materials, bill and hold goods or defective goods; (x) in the case of raw materials used in the manufacture of finished goods, such raw materials have been acquired by the Domestic Loan Parties during the previous twelve months; (xi) such Inventory has not been consigned to a Domestic Loan Party's customer, unless (a) such consigned Inventory with such customer at a particular location has an aggregate Book Value in excess of $100,000, (b) such consigned Inventory has been delivered to a customer location in respect of which a satisfactory access agreement has been executed in favor of and received by the Collateral Agent, (c) such consigned Inventory is segregated or otherwise separately identifiable from any goods of any other Person at the applicable customer location, (d) a UCC-1 financing statement has been filed in the jurisdiction of the applicable customer's organization, which names such customer as debtor, the applicable Domestic Loan Party as secured party and the Collateral Agent as assignee of secured party and which identifies such consigned Inventory in the possession of such customer as the collateral and (e) a notice that complies with the terms of Section 9-324 of the Uniform Commercial Code has been delivered to the secured creditors, if any, of the applicable customer that have a perfected Lien in the Inventory of such customer; (xii) such machine work-in-process Inventory is at least 95% complete, does not require any further manufacturing process other than cosmetic process, is subject to a firm order and is designated to be shipped within 60 days, in each case as detailed in the Administrative Borrower's internal work-in-process report, provided that the aggregate Book Value of machine work-in-process Inventory to be included in Eligible Inventory at any one time shall not exceed $5,000,000; and (xiii) if such Inventory consists of finished goods Inventory sold under a licensed trademark or if such Inventory contains or uses a medium subject to a copyright (A) the Collateral Agent shall have entered into a waiver letter, in form and substance satisfactory to the Collateral Agent, with the licensor with respect to the rights of the Collateral Agent to use the licensed trademark or copyright to sell or otherwise dispose of such Inventory or (B) the Collateral Agent shall otherwise be satisfied, in its reasonable discretion, that the Collateral Agent has rights to sell or dispose of such Inventory.

            "Employee Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) (other than a Multiemployer Plan) maintained (or that was maintained at any time during the five (5) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates or was contributed to (or was required to be contributed to at any time during the five (5) calendar years preceding the date of any borrowing hereunder) by a Loan Party or any of its ERISA Affiliates.

            "Environmental Actions" means any complaint, summons, citation, written notice of violation, directive, order, claim, litigation, investigation, judicial or administrative proceeding or judgment by or letter or other written communication from any Person or Governmental Authority resulting or arising from any violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

            "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., as amended; Toxic Substances Control Act ("TOSCA"), 15 U.S.C. 2601 et seq., as amended; Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986 (Title III of SARA or "EPCRA"), 42 U.S.C. 11001, et seq., as amended; and any other foreign, federal, state, local or municipal laws, statutes, regulations, guidance documents, rules having the force of law or ordinances imposing liability or establishing standards of conduct for the Release or Handling of Hazardous Materials and the protection of the health, safety and the environment and, to the extent relating to the Release or Handling of Hazardous Materials, healthy and safety.

            "Environmental Liabilities and Costs" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any Governmental Authority, Person or any third party which relate to any violations of Environmental Laws, Handling of Hazardous Materials, Remedial Actions or Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or, during the period of ownership or operation by any Loan Party, formerly owned by any Loan Party or any of its Subsidiaries or a predecessor in interest, or (ii) any facility that received Hazardous Materials that were generated or Handled by any Loan Party or any of its Subsidiaries or a predecessor in interest.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Environmental Permits" means any permits, licenses, certificates, exemptions, authorizations, registrations or approvals required by any Governmental Authority or under Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is treated as a single employer with such Person and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

            "Euro" or "E" means the single currency of participating member states of the European Union.

            "Euro Note Indenture" means the Fiscal Agency Agreement, dated as of April 6, 2000, by and among Milacron Capital, as issuer, the Parent, as guarantor, Deutsche Bank AG London, as fiscal agent and Deutsche Bank Luxembourg S.A., as paying agent, as the same may be amended, restated or otherwise modified in accordance with the terms hereof.

            "Euro Note Transactions" means (i) the tender offer for the Euro Notes commenced by Milacron Capital on April 27, 2004 and the connected proxy solicitation of holders of the Euro Notes to approve amendments to the terms of the Euro Notes and the guarantee thereof, as such offer or solicitation may be amended, modified or supplemented from time to time, (ii) the purchase of the Euro Notes pursuant to such tender offer or otherwise and the payment of accrued interest and premiums in connection therewith and the amendment to the terms of the Euro Note Indenture and the guarantee thereof as contemplated by such proxy solicitation and the payment of fees in connection therewith, (iii) the deposit into an escrow account of an amount in cash or in cash equivalents sufficient to repay, repurchase, refinance, redeem, exchange or otherwise retire the aggregate principal amount of Euro Notes outstanding after the closing of the tender offer on the stated maturity date thereof and (iv) use of proceeds from such escrow account to repay, repurchase, refinance, redeem, exchange or otherwise retire the Euro Notes outstanding after the closing of the tender offer in accordance with the terms thereof.

            "Euro Notes" means, collectively, the 7.625% Guaranteed Fixed Rate Bonds due 2005 of Milacron Capital in the original aggregate principal amount of E115,000,000 issued pursuant to the Fiscal

Agency Agreement, dated as of April 6, 2000, by and among Milacron Capital, as issuer, the Parent, as guarantor, Deutsche Bank AG London, as fiscal agent and Deutsche Bank Luxembourg S.A., as paying agent, as amended, restated or otherwise modified.

            "Eurodollar Loan" means a Loan bearing interest calculated based upon the Adjusted LIBO Rate.

            "Event of Default" means any of the events set forth in Section
9.01.

            "Excess Availability" means, at any time, an amount equal to the difference between (i) the lesser of (A) the Borrowing Base (before deducting the Availability Reserve) and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Loans and (B) the LC Exposure.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Credit Facility" means the Amended and Restated Financing Agreement, dated as of March 31, 2004, among the Parent, certain Subsidiaries of the Parent, as additional borrowers thereunder, certain Subsidiaries of the Parent, as guarantors thereunder, the lenders party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, collateral agent, sole lead arranger and sole book runner, as amended, supplemented or otherwise modified.

            "Extraordinary Receipts" means any Net Cash Proceeds, received by any Loan Party or any of its Domestic Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iii) or (iv) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance,
(iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement; provided that "Extraordinary Receipts" shall not mean any proceeds from the approximately $4,500,000 to be received by Parent or any of its Subsidiaries in connection with the contemplated termination of the Milacron Compensation Deferral Plan, of which approximately $3,800,000 shall be used to pay all accounts under the Milacron Compensation Deferral Plan and approximately $700,000 shall be transferred to the Milacron SERP Trust, provided that the Parent provides written notice of the receipt of such proceeds and such application thereof to the Administrative Agent.

            "Facility" means each parcel of real property identified as a "Facility" on Schedule 6.01(o) that is owned by a Loan Party on the Effective Date, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" means that certain Fee Letter dated as of April 27, 2004 by and between JPMorgan and the Parent.

            "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrowers.

            "Final Maturity Date" means the earliest to occur of (i) June 10, 2008 (as the same may be extended pursuant to Section 2.14), (ii) the date of termination or reduction to zero of the Total Revolving Credit Commitment pursuant to Section 2.05(a) or (iii) the date of termination of the Commitments of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit pursuant to Section 9.01.

            "Financial Statements" means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2003, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the most recent unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries, and the related consolidated statement of operations, shareholder's equity and cash flows, in each case, for each quarterly period ended subsequent to the Parent's Fiscal Year ended December 31, 2003, and in the case of each of the foregoing clauses (i) and (ii), delivered to the Administrative Agent on the Effective Date pursuant to Section 5.01(b)(xvi).

            "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

            "Fixed Charge Coverage Ratio" means, as of any date, the ratio of (in each case determined on a consolidated basis, without duplication, in accordance with GAAP) (a) (i) Consolidated EBITDA for the period of twelve months most recently ended on or prior to such date, minus (ii) the aggregate amount of all Non-Financed Capital Expenditures of the Parent and its consolidated Subsidiaries during such period, minus (iii) the aggregate amount paid by the Parent and its consolidated Subsidiaries in cash in respect of the current portion of all income taxes for such period, minus (iv) the aggregate amount of all cash dividends paid by the Parent and its consolidated Subsidiaries during such period, to (b) the sum of (i) Consolidated Interest Expense for such period, plus (ii) the aggregate amount of regularly scheduled payments of principal in respect of long-term Indebtedness for borrowed money (including the principal component of any payments in respect of Capitalized Lease Obligations) paid or required to be paid by the Parent and its consolidated Subsidiaries during such period, plus (iii) the aggregate amount of all cash dividends paid by the Parent and its Consolidated Subsidiaries to holders of their respective preferred stock during such period.

            "Foreign Insurance Repayment" has the meaning specified therefor in clause (j) of the definition of Permitted Indebtedness.

            "Foreign Subsidiary" means any Subsidiary of a Loan Party that is not a Domestic Subsidiary (other than Milacron Capital). For purposes of this Agreement, no Loan Party shall be deemed to be a Foreign Subsidiary.

            "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Administrative Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in
Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

            "Glencore" means Glencore Finance AG.

            "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guaranteed Obligations" has the meaning specified therefor in
Section 11.01.

            "Guarantor" means (i) each Subsidiary of the Parent listed as an "Initial Guarantor" on the signature pages hereto, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

            "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof, and (ii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders pursuant to Section 7.01(b) or otherwise.

            "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, any Hazardous Materials.

            "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic under any Environmental Law, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

            "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

            "Hedging Obligations" means obligations owed by any Borrower or any Guarantor to any Lender or any Affiliate of any Lender (in each case with the consent of the Administrative Agent) with respect to any Hedging Agreement.

            "Hedging Reserve" means, as of any date of determination, an amount determined by the Administrative Agent in its reasonable credit judgment to reflect as of such date, the aggregate termination values of all Hedging Agreements then in effect which constitute Hedging Obligations in the event such Hedging Agreements were to be terminated on such date after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements.

            "Highest Lawful Rate" means, with respect to the Administrative Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Administrative Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

            "Hilco" means Hilco Appraisal Services, LLC.

            "Inactive Subsidiaries" means Amertool Services Corp., Amertool Services Inc., Cincinnati Milacron DISC Corp., Cincinnati Milacron International Sales Co., Cincinnati Grinders Inc., Cincinnati Milling and Grinding, Cincinnati Milling Machine Co., Milacron Commercial Corp., Cincinnati Milacron UK Holdings Co. and Cincinnati Holding Company.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 120 days after the date such payable was due, unless if outstanding more than 120 days after the date such payable was due, they are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted);
(iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made;
(iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; and (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venture except to the extent such Person is not liable for such Indebtedness.

            "Indemnified Matters" has the meaning specified therefor in Section 12.15.

            "Indemnitees" has the meaning specified therefor in Section 12.15.

            "Initial Maturity Date" has the meaning specified therefor in
Section 2.14.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by a Loan Party or any Subsidiary of a Loan Party in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, substantially in the form of Exhibit G.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Effective Date by and among the Administrative Agent, the Administrative Borrower, and U.S. Bank National Association, as trustee.

            "Interest Period" means with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Administrative Borrower may elect pursuant to Sections 2.02 or 2.11; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period for any Eurodollar Loan shall end after the Final Maturity Date, and (iv) no more than eight (8) Interest Periods in the aggregate for the Borrowers may exist at any one time. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

            "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

            "Inventory Category" means a category of Inventory consisting of raw materials or finished goods that has been established by the Administrative Agent in its reasonable credit judgment; it being agreed and understood that the initial Inventory Categories shall be as set forth on Schedule 1.01(B) hereto.

            "Issuing Bank" means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 3.01(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "ITA" means the Income Tax Act (Canada), as the same may, from time to time, be in effect.

            "JPMorgan" has the meaning specified therefor in the preamble hereto.

            "Judgment Currency" has the meaning specified therefor in Section 11.06.

            "Landlord Waiver" means a letter in form and substance reasonably acceptable to the Collateral Agent and executed by a landlord or mortgagee in respect of Collateral of the Loan Parties located at any leased premises of the Loan Parties, pursuant to which such landlord or mortgagee, as the case may be, among other things, waives or subordinates any Lien such landlord or mortgagee may have in respect of any Collateral.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Dropdead Date" has the meaning specified therefor in Section 3.01(c).

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

            "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

            "Lender" and "Lenders" have the respective meanings specified therefor in the preamble hereto.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Letter of Credit Collateral Account" means a deposit account with a bank reasonably acceptable to the Administrative Agent, which account shall be under the sole dominion and control of the Collateral Agent or the Administrative Agent and subject to a perfected, first priority security interest in favor of the Collateral Agent or the Administrative Agent, for the benefit of the Agents and the Lenders.

            "Letter of Credit Fees" have the meaning specified therefor in
Section 3.01(k).

            "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            "Loan" means a Revolving Credit Loan.

            "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

            "Loan Document" means this Agreement, any Guaranty, the Fee Letter, any Security Agreement, any Pledge Agreement, any Cash Management Agreement, any Control Agreement, any UCC Filing Authorization Letter, the Contribution Agreement, the Intercompany Subordination Agreement, any Letter of Credit and any other agreement, promissory note, other instrument and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Obligation in respect of any Letter of Credit or any other Obligation.

            "Loan Party" means any Borrower and any Guarantor.

            "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or liabilities of the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of any and all Liens in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral with an aggregate fair market value in excess of $3,000,000.

            "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate annual consideration payable to or by such Person or such Subsidiary of $1,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, properties or liabilities of such Person or any of its Subsidiaries, taken as a whole, and, in the case of any Loan Party, of the Loan Parties, taken as a whole.

            "Milacron Assurance" means Milacron Assurance Ltd., a Bermuda company.

            "Milacron Capital" means Milacron Capital Holdings B.V., a Dutch private company with limited liability.

            "Milacron Escrow" means Milacron Escrow Corporation, and any successors thereto.

            "Misplaced Note Holder" has the meaning specified therefor in
Section 6.01(o)(iii).

            "Misplaced Notes" has the meaning specified therefor in Section 6.01(o)(iii).

            "Mizuho" means Mizuho International plc.

            "Mizuho/Glencore Transaction Documents" means the Note Purchase Agreement, dated as of March 12, 2004, by and among Milacron Inc., Mizuho and Glencore, the securities to be sold by Milacron Inc. pursuant to the terms of such agreement, the securities into which or for which such securities may be converted or exchanged and/or further exchanged pursuant to the terms thereof and/or of such agreement, the security documents, registration rights agreement and other documents and instruments related thereto and the Subordination and Intercreditor Agreement of even date therewith by and among Mizuho, Glencore, Milacron Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch.

            "Mizuho/Glencore Transactions" means the transactions contemplated by the Mizuho/Glencore Transaction Documents.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(v) or otherwise.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) calendar years.

            "Net Amount of Eligible Accounts" means the aggregate unpaid invoice amount of Eligible Accounts less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

            "Net Cash Proceeds" means, (i) with respect to any Disposition by any Loan Party or any of its Domestic Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), (E) any reserves for adjustments in respect of the sale price of such assets and for future liabilities established in accordance with GAAP and (F) prior to the Discharge of Term Obligations, in the case of Senior Secured Priority Collateral, amounts payable to the holders of the Senior Secured Notes or to be held as Senior Secured Priority Collateral or otherwise applied, in each case in accordance with the terms of the Senior Secured Notes Indenture and the Intercreditor Agreement, provided that (1) the Administrative Borrower shall certify to the Administrative Agent that all such proceeds of Senior Secured Priority Collateral have been deposited into a Senior Secured Priority Account in accordance with Section 7.01(w) and as otherwise required by the Senior Secured Notes Indenture, the Intercreditor Agreement or the Loan Documents and (2) the Administrative Borrower shall notify the Administrative Agent in accordance with
Section 7.01(w) prior to any withdrawal from or deposits to any such account,
(ii) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Domestic Subsidiaries, or the sale or issuance by any Loan Party or any of its Domestic Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith, (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements and (D) prior to the Discharge of Term Obligations, amounts constituting proceeds of the Senior Secured Priority Collateral used to prepay the Senior Secured Notes pursuant to Section 3.07 of the Senior Secured Notes Indenture), and (iii) with respect to Extraordinary Receipts received by any Loan Party or any of its Domestic Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Loan Party or such Domestic Subsidiary after deducting therefrom only (A) expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith, (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clauses (i), (ii) and (iii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof and (D) prior to the Discharge of Term Obligations, proceeds of Senior Secured Priority Collateral to the extent payable to the holders of the Senior Secured Notes or to be held as Senior Secured Priority Collateral or otherwise applied, in each case in accordance with the terms of the Senior Secured Notes Indenture and the Intercreditor Agreement, provided that (1) the Administrative Borrower shall certify to the Administrative Agent that all such proceeds of Senior Secured Priority Collateral have been deposited into a Senior Secured Priority Account in accordance with Section 7.01(w) and otherwise as required by the Senior Secured Notes Indenture, the Intercreditor Agreement or the Loan Documents and
(2) the Administrative Borrower shall notify the Administrative Agent in accordance with Section 7.01(w) prior to any withdrawal from or deposits to any such account.

            "Net Liquidation Percentage" means, for each Inventory Category, the percentage of the Book Value of Eligible Inventory included in such Inventory Category that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses and commissions, such percentage to be as determined from time to time by the most recent appraisal conducted by an appraiser reasonably acceptable to the Collateral Agent.

            "Net Liquidation Value" means, for each Inventory Category at any time, the Net Liquidation Percentage for such Inventory Category times the Book Value of Eligible Inventory included in such Inventory Category at such time.

            "New Lending Office" has the meaning specified therefor in Section 2.08(d).

            "New US Securities" means the convertible equity securities contemplated by the Mizuho/Glencore Transactions.

            "Non-extending Lender" has the meaning specified therefore in
Section 2.14.

            "Non-Financed Capital Expenditures" means Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money; provided that Capital Expenditures financed with the proceeds of Revolving Credit Loans shall be deemed to constitute "Non-Financed Capital Expenditures" for purposes of this Agreement.

            "Non-U.S. Lender" has the meaning specified therefor in Section 2.08(d).

            "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

            "Notice of Conversion/Continuation" has the meaning specified therefor in Section 2.11(e).

            "Obligation Currency" has the meaning specified therefor in Section 11.06.

            "Obligations" means all present and future (i) Banking Services Obligations, (ii) Hedging Obligations and (iii) indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders or any Affiliate of the Agents or Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document, made, delivered or given in connection herewith or therewith. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party, whether or not a claim for post-filing interest is allowed in such proceeding), charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agents or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

            "Opening Availability Loan" means an unsecured loan made on or prior to the Effective Date by a Subsidiary of the Parent that is not a Loan Party to a Loan Party in a maximum principal amount that does not exceed $5,000,000.

            "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

            "Other Taxes" has the meaning specified therefor in Section 2.08(b).

            "Overadvance" has the meaning set forth in Section 3.05.

            "Paid in Full" means (i) the Total Revolving Credit Commitments shall have been terminated, (ii) all principal of the Loans, interest thereon and all other Obligations shall have been paid in full in cash (other than contingent obligations or indemnification obligations for which no claim has been asserted), and (iii) the Administrative Agent shall have received cash collateral (or, at the Administrative Agent's option, a letter of credit issued for the account of the relevant Borrower and at such Borrower's expense in form and substance reasonably satisfactory to the Administrative Agent, by an issuer reasonably acceptable to the Administrative Agent and payable to the Administrative Agent as beneficiary) in such amounts as the Administrative Agent determines are reasonably necessary to secure the Agents, the Issuing Bank and the Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with outstanding Letters of Credit and checks, remittances or other similar payments provisionally credited to the Obligations and/or as to which the Administrative Agent or any Lender has not yet received final payment in full and in cash. All Letters of Credit shall be cash collateralized (or supported by a letter of credit as described in the preceding sentence) by an amount equal to one hundred five percent (105%) of the amount of the Letters of Credit then existing.

            "Parent" has the meaning specified therefor in the preamble hereto.

            "Payment Office" means the Administrative Agent's office located at One Chase Square CS-5, Rochester, New York, New York, 14643, or at such other office or offices of the Administrative

Agent as may be designated in writing from time to time by the Administrative Agent to the Administrative Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted Holder" means (i) each of Mizuho and Glencore and (A) any controlling equity holder, majority-owned Subsidiary, or immediate family member (in the case of an individual) of either Mizuho or Glencore, and (B) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority controlling interest of which consist of any or more of Mizuho, Glencore and/or such Persons referred to in the immediately preceding clause (A) and (ii) each officer and director of the Parent as of the Effective Date and their spouses and lineal descendants.

            "Permitted Indebtedness" means:

            (a) any Indebtedness owing to any of the Agents or Lenders under this Agreement and the other Loan Documents;

            (b) any other Indebtedness existing on the Effective Date and listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that, taken as a whole, are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified or are otherwise reasonably satisfactory to the Agents and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

            (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $10,000,000 at any time outstanding;

            (d) Indebtedness secured by a Lien permitted by clause (e) of the definition of "Permitted Lien";

            (e) Indebtedness permitted under Section 7.02(e);

            (f) Indebtedness evidenced by the Senior Secured Notes or the Senior Secured Notes Guarantees, and the extensions of maturity, refinancing or modification of the terms thereof, but only to the extent permitted by Section 7.02(m);

            (g) [Reserved];

            (h) [Reserved];

            (i) Indebtedness of the Foreign Subsidiaries under any financing, factoring or similar arrangements under non-U.S. law, (but not including Indebtedness of the Foreign Subsidiaries permitted under clause (o) of this definition) the aggregate outstanding principal amount not at any time exceeding $30,000,000 and the extension of maturity, refinancing or modification of the terms thereof; provided however, that the terms and conditions of such arrangements, taken as a whole, are not less favorable to the Loan Parties and the Lenders than the terms and conditions of such Indebtedness existing on the Effective Date, or are otherwise reasonably acceptable to the Administrative Agent and the Required Lenders; and

            (j) the following intercompany Indebtedness: (i) (x) Indebtedness of Milacron Capital to Parent existing on the Effective Date and incurred in connection with the refinancing of Euro Notes and (y) Indebtedness of any Domestic Loan Party to any other Domestic Loan Party, in each case to the extent such Indebtedness is (A) evidenced by a promissory note with terms and provisions reasonably acceptable to the Collateral Agent, (B) promptly pledged to the Collateral Agent pursuant to a Pledge Agreement, and (C) subject to an Intercompany Subordination Agreement or such other subordination provisions acceptable to the Collateral Agent; (ii) Indebtedness of any Foreign Subsidiary of Milacron Capital to any other Foreign Subsidiary of Milacron Capital; (iii) Indebtedness of any Foreign Subsidiary (other than any Subsidiary of Milacron Capital) to any other Foreign Subsidiary (other than any Subsidiary of Milacron Capital); (iv) Indebtedness of any Domestic Subsidiary that is not a Loan Party to any other Domestic Subsidiary that is not a Loan Party to the extent that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $250,000; (v) unsecured Indebtedness of any Loan Party owing to any Foreign Subsidiary resulting from loans or advances made by a Foreign Subsidiary to a Loan Party, to the extent such Indebtedness is subject to an Intercompany Subordination Agreement or such other subordination provisions acceptable to the Collateral Agent; (vi) unsecured Indebtedness of the Parent owing to Milacron Assurance in connection with the self-insurance program of the Parent and its Subsidiaries to the extent such Indebtedness (A) is evidenced by a promissory note with terms and provisions reasonably acceptable to the Collateral Agent,
(B) is subject to an Intercompany Subordination Agreement or such other subordination provisions acceptable to the Collateral Agent, (C) will not be repaid in amounts in excess of the amounts necessary to pay the obligations of Milacron Assurance under the self-insurance program for the benefit of the Parent and the Subsidiaries permitted under Section 7.01(h) and (D) to the extent repaid by the Parent to Milacron Assurance for Milacron Assurance to make available to a Foreign Subsidiary in respect of such self-insurance program, will result, prior to or concurrently with such repayment, in Foreign Subsidiaries remitting, transferring or otherwise repatriating funds to a Loan Party in an aggregate US dollar amount equal to the amount repaid by the Parent for such purpose (the "Foreign Insurance Repayment"); (vii) Indebtedness of any Foreign Subsidiary owing to any Loan Party existing as of the Effective Date and listed on Schedule 7.02(b) (but not the increase, extension of maturity, refinancing or other modification thereof); and (viii) the Opening Availability Loan, provided that such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the Final Maturity Date and such Indebtedness is subject to an Intercompany Subordination Agreement or such other subordination provisions acceptable to the Collateral Agent;

            (k) (i) Indebtedness (whether or not secured) incurred by any Loan Party under Hedging Agreements provided by any Agent, any Lender or any Affiliate of any Agent or any Lender entered into the ordinary course of financial management and not for speculative purposes; and (ii) unsecured Indebtedness incurred by any Loan Party under Hedging Agreements entered into the ordinary course of financial management and not for speculative purposes;

            (l) Indebtedness arising from judgments, orders or other awards to the extent not constituting an Event of Default;

            (m) Contingent Obligations to the extent the "primary obligations" of the "primary obligor" are not prohibited by this Agreement or any other Loan Document, but excluding Contingent Obligations with respect to the New US Securities;

            (n) letters of credit existing as of the Effective Date and listed on Schedule 7.02(b);

            (o) unsecured Indebtedness in respect of customer financing programs (including lease transactions) in an aggregate principal amount outstanding not at any time exceeding $20,000,000;

            (p) additional unsecured Indebtedness of the Loan Parties and any of their Subsidiaries not otherwise permitted pursuant to this definition of Permitted Indebtedness, so long as the aggregate principal amount of all Indebtedness permitted by this clause (p) does not exceed $5,000,000; and

            (q) Indebtedness arising out of and in connection with the terms and conditions of the sale of notes receivable permitted pursuant to Section 7.02(c)(i)(G).

            "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's.

            "Permitted Liens" means:

            (a) Liens securing the Obligations;

            (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

            (c) Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (d) Liens existing on the Effective Date and listed on Schedule 7.02(a), and the extension of maturity, refinancing or other modification of the terms thereof, but not the extension of coverage thereof to other property or the extension, refinancing or other modification of the terms thereof to increase the amount of the Indebtedness secured thereby;

            (e) (i) purchase money Liens (including precautionary Lien filings made under the Uniform Commercial Code of any jurisdiction) on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or

Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that in the case of each of clauses (i) and
(ii), (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $3,000,000;

            (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, automobile liability or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due, (iv) the letters of credit permitted under clause (n) of the definition of Permitted Indebtedness, or (v) obligations to suppliers and service providers (including lessors in respect of operating leases) of the Loan Parties made in the ordinary course of business and securing obligations not past due, to the extent the aggregate amount of all such cash deposited or pledged at any time does not exceed $2,500,000;

            (g) easements, zoning restrictions, rights of way, survey exceptions, leases and subleases and similar encumbrances on real property and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business, and any other Lien described in a Title Insurance Policy with respect to any real property subject to a Mortgage and (ii) Liens limited to the real property subject to a Lease of any Loan Party affecting the interest of the landlord of any such Lease (and any underlying landlord in the case of a ground lease);

            (h) Liens securing Indebtedness permitted by clause (c) of the definition of Permitted Indebtedness, and Liens securing Hedging Agreements permitted by clause (k)(i) of the definition of Permitted Indebtedness, to the extent permitted therein, to the extent such Hedging Agreements are with an Agent, a Lender or any Affiliates of the foregoing;

            (i) Liens of landlords arising under real property Leases to the extent (x) the real property subject to such Liens is subject to a Landlord Waiver to the extent required pursuant to Section 7.01(m), and (y) such Liens arise in the ordinary course of business and do not serve and do not secure any past due obligation for the payment of money;

            (j) bankers' Liens with respect to depository account arrangements entered into in the ordinary course of business securing obligations not past due;

            (k) Liens in favor of any Loan Party in the assets or property of a Subsidiary of the Parent that is not a Loan Party;

            (l) Liens arising from judgments, orders, or other awards not constituting an Event of Default;

            (m) [Reserved];

            (n) Liens of the Issuing Bank required to be granted in connection with Letters of Credit;

            (o) Liens securing indebtedness permitted by clause (f) of the definition of Permitted Indebtedness, but only so long as the Intercreditor Agreement shall be in full force and effect;

            (p) [Reserved];

            (q) to the extent not included in clause (c) above, solely with respect to Eligible Accounts owned by a Canadian Borrowing Base Guarantor, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

            (r) Liens constituting precautionary Lien filings made under the Uniform Commercial Code of any jurisdiction by PNC Bank, National Association, pursuant to the Purchase Agreement, dated as of September 24, 1999, between PNC Bank, National Association and the Parent with respect to notes receivable sold thereunder prior to the Effective Date and securing obligations not more than $5,000,000 in the aggregate;

            (s) other Liens of the Loan Parties securing obligations not exceeding $1,000,000 in the aggregate; provided that, to the extent that such Liens are consensual, such Liens do not encumber any ABL Priority Collateral; and

            (t) Liens arising out of and in connection with the terms and conditions of the sale of notes receivable permitted pursuant to Section 7.02(c)(i)(G).

            "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

            "Plan" means any Employee Plan or Multiemployer Plan.

            "Pledge Agreement" means (i) a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent and (ii) any pledge agreement or similar agreement or instrument made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders providing for the pledge of the Capital Stock of any Foreign Subsidiary in accordance with the requirements of law of a foreign jurisdiction.

            "Post-Default Rate" means a rate of interest per annum equal to (i) in the case of any Loan, the rate otherwise applicable to such Loan (assuming that the Trailing Average Availability is less than $20,000,000) plus 2.0% and
(ii) in the case of any other amount, the sum of (A) the Alternate Base Rate, plus (B) the Applicable Rate for ABR Loans (assuming that the Trailing Average Availability is less than $20,000,000), plus 2.0%.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Prior Claims" means all liens created by applicable law (in contrast with liens voluntarily granted) which rank or are capable of ranking prior or pari passu with the Collateral Agent's security interests (or similar liens under applicable laws), against all or part of the assets of a Canadian Borrowing Base Guarantor, including for amounts owing for vacation pay, employee source deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, Quebec corporate income taxes, municipal taxes, workers' compensation, pension plan or fund obligations and overdue rents.

            "Pro Rata Share" means, with respect to a Lender's obligation to make Revolving Credit Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Credit Loans (including Agent Advances) and its interest in the LC Exposure and the denominator shall be the aggregate unpaid principal amount of all Revolving Credit Loans (including Agent Advances) and LC Exposure.

            "Receivables" means all of the following now owned or hereafter arising or acquired property of each Loan Party: (i) all Accounts; (ii) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (iii) all payment intangibles of such Loan Party; (iv) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Loan Party or otherwise in favor of or delivered to any Loan Party in connection with any Account; or (v) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Loan Party, whether from the sale and lease of goods or other property, licensing of any property (including intellectual property or other general intangibles), rendition of services or from loans or advances by any Loan Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Loan Party) or otherwise associated with any Accounts, Inventory or general intangibles of any Loan Party (including, without limitation, chooses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Loan Party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Loan Party is a beneficiary); provided that "Receivables" shall not mean any proceeds from the approximately $4,500,000 to be received by Parent or any of its Subsidiaries in connection with the contemplated termination of the Milacron Compensation Deferral Plan, of which approximately $3,800,000 shall be used to pay all accounts under the Milacron Compensation Deferral Plan and approximately $700,000 shall be transferred to the Milacron SERP Trust, provided that the Parent provides written notice of the receipt of such proceeds and such application thereof to the Administrative Agent..

            "Register" has the meaning specified therefor in Section 12.07(d).

            "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

            "Related Lender Assignment" means an assignment by a Lender to an Affiliate of such Lender with respect to such Lender of all or a portion of its rights and obligations under the Loan Documents.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil or surface or ground water.

            "Remedial Action" means all actions taken pursuant to Environmental Laws to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

            "Reportable Event" means an event described in Section 4043 of ERISA (other than an event for which notice to the PBGC is waived under the regulations promulgated under such Section).

            "Required Availability" means an amount equal to $25,000,000.

            "Required Lenders" means (i) in the event that there are less than four Lenders at the time of determination, two Lenders and (ii) otherwise, the Lenders whose Pro Rata Share of the Revolving Credit Commitments constitute a majority of the aggregate Revolving Credit Commitments (or if the Revolving Credit Commitments have expired or terminated, the Lenders whose Pro Rata Share of the Total Exposure constitute a majority of the Total Exposure).

            "Reserves" means as of any date of determination, the Availability Reserve, the Hedging Reserve and such other amounts as the Administrative Agent may from time to time establish and revise in its reasonable credit judgment reducing the amount of Revolving Credit Loans and Letters of Credit which would otherwise be available to the Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in its reasonable credit judgment, adversely affect, or have a reasonable likelihood of adversely affecting, either
(i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Loan Party or (iii) the security interests and other rights of the Agents and the Lenders in the Collateral (including the enforceability, perfection and priority (including, without limitation, in respect of any Liens (including Prior Claims), whether or not permitted by Section 8.03, which may have priority over the Liens securing the Obligations) thereof), (b) to reflect the Administrative Agent's reasonable belief that any collateral report or financial information furnished by or on behalf of any Borrower to the Administrative Agent is incomplete, inaccurate or misleading in any material respect, (c) if the dilution with respect to the Accounts for any period has increased or may be reasonably anticipated to increase above historical levels, or (d) in respect of unpaid medical claims associated with the Borrowers' self-insurance program in excess of historical amounts. To the extent the Administrative Agent may establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner reasonably satisfactory to the Administrative Agent, the Administrative Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by the Administrative Agent in its reasonable credit judgment and shall promptly be reduced or eliminated to the extent such event, condition or other matter no longer reasonably justifies such reserve.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

            "Revolving Credit Loan" means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a)(i).

            "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

            "Securities Account" means any securities account or other investment account of a Loan Party.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

            "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Collateral Agent.

            "Senior Secured Exchange Notes" means the 11 1/2% senior secured notes of the Parent due May 15, 2011 issued in an exchange offer pursuant to the Senior Secured Notes Indenture.

            "Senior Secured Notes" means the 11 1/2% secured notes of the Parent due May 15, 2011 in an aggregate principal amount of $225,000,000 issued and sold on the Effective Date pursuant to the Senior Secured Notes Indenture and the Senior Secured Exchange Notes.

            "Senior Secured Notes Collateral Agent" means U.S. Bank National Association, in its capacity as collateral agent under the Senior Secured Notes Security Documents, together with its successors in such capacity.

            "Senior Secured Notes Documents" means the Senior Secured Notes Indenture, the Senior Secured Notes, the Senior Secured Notes Guarantees, the Senior Secured Notes Security Documents and all other agreements, instruments and other documents pursuant to which the Senior Secured Notes have been or will be issued or otherwise setting forth the terms of the Senior Secured Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.

            "Senior Secured Notes Guarantees" means the guarantee by each guarantor of Parent's obligations under the Senior Secured Notes Indenture and the Senior Secured Notes, executed pursuant to the provisions of the Senior Secured Notes Indenture.

            "Senior Secured Notes Indenture" means the Indenture dated as of the Effective Date by and among U.S. Bank National Association, as trustee, Milacron Escrow, as issuer, to be merged with and into the Parent, and the guarantors party thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

            "Senior Secured Notes Security Documents" means all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by Milacron Escrow, any guarantor of the Senior Secured Notes or any Subsidiary of Milacron Escrow creating (or purporting to create) a Lien upon "Collateral" (as such term is defined in the Senior Secured Notes Indenture) in favor of the Senior Secured Notes Collateral Agent or the Collateral Agent, as applicable, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

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            "Senior Secured Priority Account" means each deposit account of any
Loan Party to which solely proceeds of Senior Secured Priority Collateral are deposited and which are segregated and identified in writing to the Administrative Agent in accordance with Section 7.01(w).

            "Senior Secured Priority Collateral" means the Term Priority Collateral as such term is defined in the Intercreditor Agreement.

            "Settlement Period" has the meaning specified therefor in Section 3.04(b) hereof.

            "Spot Rate" means, with respect to Dollars or Canadian Dollars, as the case may be, the rate quoted by JPMorgan as the spot rate for the purchase by JPMorgan of Dollars with Canadian Dollars or other currency or for the purchase by JPMorgan of Canadian Dollars with Dollars or other currency (as the context may require) at approximately 10:00 A.M. (New York City time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stockholder Approval" has the meaning specified in the Mizuho/Glencore Transaction Documents.

            "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

            "Super Majority Required Lenders" means (i) in the event that there are less than four Lenders at the time of determination, all of the Lenders and
(ii) otherwise, the Lenders whose Pro Rata Share of the Revolving Credit Commitments constitute at least 75% of the aggregate Revolving Credit Commitments (or if the Revolving Credit Commitments have expired or terminated, the Lenders whose Pro Rata Share of the Total Exposure constitute a majority of the Total Exposure).

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



            "Taxes" has the meaning specified therefor in Section 2.08(a).

            "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

            "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of First American Title Insurance Company, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

            "Total Exposure" means, at any time, the sum of the aggregate outstanding principal amount of Revolving Credit Loans and LC Exposure, owing from the Loan Parties to the Lenders (or any Affiliate thereof) and the Agents at such time.

            "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

            "Trailing Average Availability" means, as of any date of determination thereof, the amount by which (a) the Borrowing Base on a daily average basis over the period of three months most recently ended on or prior to such date (calculated without deducting the Availability Reserve) exceeds (b) the Total Exposure on a daily average basis over the period of three months most recently ended on or prior to such date; provided, that for purposes of the first such calculation to be made hereunder, Total Exposure shall be measured over the period commencing on, and including, October 1, 2004 and ending on December 31, 2004.

            "Transferee" has the meaning specified therefor in Section 2.08(a).

            "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Pledge Agreement and each Mortgage.

            "Uncollected Funds" means all deposits of items which shall be on deposit in the Administrative Agent's Account from time to time during the period from the date on which such deposits became Available Funds to the beginning of the following Business Day.

            "Uncollected Funds Compensation" means the compensation payable to the Administrative Agent pursuant to Section 2.13.

            "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

            "Unused Line Fee" has the meaning specified therefor in Section 2.06(b).

            "WARN" has the meaning specified therefor in Section 6.01(y).

                                       33

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            Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

            Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in the Uniform Commercial Code (including, without limitation, Article 8 or Article 9 thereof) as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the Issuing Bank, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

            Section 2.01 (a) Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                        (i) each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Credit Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment.

                        (ii)  [Reserved].

                  (b)   Notwithstanding the foregoing:

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



                        (i) The aggregate principal amount of the Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed the difference between (A) the lesser of (x) the Total Revolving Credit Commitment and (y) the then current Borrowing Base and (B) the LC Exposure.

                        (ii)  [Reserved].

                        (iii) [Reserved].

                        (iv)  The Revolving Credit Commitments shall
      automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow the Revolving Credit Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

            Section 2.02 (a) Making the Loans. The Administrative Borrower shall give the Administrative Agent prior telephonic notice (promptly confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than (i) in the case of a borrowing consisting of ABR Loans, 12:00 noon (New York City time) on the borrowing date of the proposed ABR Loan and (ii) in the case of a borrowing consisting of Eurodollar Loans, 12:00 noon (New York City time) on the date that is three Business Days prior to the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether such Loan is requested to be an ABR Loan or a Eurodollar Loan and, in the case of a Eurodollar Loan, the initial Interest Period with respect thereto, and (iii) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing absent manifest error. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Notwithstanding the foregoing, so long as any Disbursement Account is subject to a Control Agreement, the Administrative Agent may, subject to the conditions of this agreement (but without any further written notice required), make available to the Borrowers by a credit to an account of the Borrowers maintained with the Administrative Agent, the proceeds of ABR Loans to the extent necessary to pay items to be drawn on such Disbursement Account that day after giving effect to all Available Funds to be deposited to the Administrative Agent's Account on that day.

                  (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Credit Loan that is a Eurodollar Loan shall be made in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof; it being agreed and understood that no such minimum amounts shall apply with respect to Revolving Credit Loans that are ABR Loans.

            Section 2.03 Repayment of Loans; Evidence of Debt.

                  (a) The outstanding principal of all Loans shall be due and payable on the Final Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            Section 2.04 Interest.

                  (a) Loans. Subject to the terms of this Agreement, at the option of the Borrowers, each Revolving Credit Loan will either be a Eurodollar Loan or an ABR Loan. Each Revolving Credit Loan that is a Eurodollar Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the sum of the Adjusted LIBO Rate for the Interest Period in effect for such Revolving Credit Loan plus the Applicable Rate for Eurodollar Loans then in effect. Each Revolving Credit Loan which is an ABR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Rate for ABR Loans then in effect.

                  (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, and following a written demand of the Agent in its sole discretion, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (c) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made, on the date of any prepayment pursuant to Section 2.05 and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

                  (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed (except that Revolving Credit Loans based on the Alternate Base Rate shall be calculated on a 365-day basis)

            Section 2.05 Reduction of Commitment; Prepayment of Loans.

                  (a) Reduction of Commitments.

                        (i) The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrowers may, without premium or penalty (except as provided in Section 2.05(a)(iv)), reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (I) the aggregate unpaid principal amount of all Revolving Credit Loans then outstanding, (II) the aggregate principal amount of all Revolving Credit Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (III) the LC Exposure at such time and (IV) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn.

                        (ii) Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000, in which case the reduction shall be in the entire amount of such Total Revolving Credit Commitment), shall be made by providing not less than three (3) Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the applicable Total Revolving Credit Commitment may not be increased.

                        (iii) Each such reduction of the Total Revolving Credit Commitment shall reduce the applicable Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                        (iv) If prior to the one year anniversary of the Effective Date, either (a) this Agreement is terminated or (b) the Total Revolving Credit Commitment is reduced pursuant to Section 2.05(a) to an amount that is 50% or less of the amount of the Total Revolving Credit Commitment as in effect on the Effective Date, then at the effective date of such termination or reduction, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges then due and payable under the terms of this Agreement and any of the other Loan Documents) and any amounts owing pursuant to Section 2.10, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.0% of the amount of the Total Revolving Credit Commitment (as such amount is calculated as of the date of termination or reduction). If any such termination or reduction occurs on or after the one year anniversary of the Effective Date, no such liquidated damages shall be payable.

                  (b) Optional Prepayment.

                        (i)   Revolving Credit Loans. Subject to subsection
      (iii) below, the Borrowers may prepay, without penalty or premium, the principal of any Revolving Credit Loan, in whole or in part, at any time. Each such prepayment (A) shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof (unless the outstanding principal balance of the Revolving Credit Loan immediately prior to such reduction is less than $500,000 or any such integral multiple in which case the prepayment shall be in the entire amount of such outstanding principal balance), (B) shall be made pursuant to a written or telephonic (confirmed by telecopy) notice to the Administrative Agent received by the Administrative Agent no later than 9:00 a.m. (New York City Time) on the date of such prepayment and (C) shall be made no later than 12:00 noon (New York City Time) on the date such notice is given. Each such notice shall be irrevocable (provided that a notice of a refinancing of the entirety of the Loans delivered by any Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower by notice to the Administrative Agent on or prior to the effective date if such condition is not satisfied) and shall specify the prepayment date and the principal amount of each Revolving Credit Loan or portion thereof to be prepaid.

                        (ii)  [Reserved].

                        (iii) Prepayment In Full. The Borrowers may, upon at least three (3) days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including any amounts payable pursuant to Section 2.05(a)(iv) and including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the Administrative Agent), in full. If the Administrative Borrower has sent a notice of termination pursuant to this clause (iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations (including any amounts payable pursuant to Section 2.05(a)(iv)) and including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the Administrative Agent, in full (other than contingent indemnifications and contingent obligations) (including, without limitation, fees and expenses with respect to which the Borrowers have not received an invoice) for which no claim has been asserted hereunder which survive the termination hereof, on the date set forth as the date of termination of this Agreement in such notice.

                  (c) Mandatory Prepayment.

                        (i) The Borrowers will immediately prepay the Revolving Credit Loans at any time when the aggregate principal amount of all Revolving Credit Loans plus the outstanding LC Exposure exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Credit Loans or LC Exposure are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Credit Loans and LC Exposure outstanding on such day. If at any time after the Borrowers have complied with the first sentence of this Section 2.05(c)(i), the LC Exposure is greater than the then current Borrowing Base, the Borrowers shall provide cash collateral to the Administrative Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and if no Event of Default shall have occurred and be continuing, all or a portion of such cash collateral shall be returned to the Borrowers at such time as the LC Exposure plus the aggregate principal amount of all outstanding Revolving Credit Loans no longer exceeds the then current Borrowing Base.

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



                        (ii) On each Business Day the Administrative Agent shall apply all funds transferred to or deposited in the Administrative Agent's Account that are Available Funds, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Credit Loans; provided that, if no Revolving Credit Loans remain outstanding after the application of such funds to repay any outstanding Revolving Credit Loans, the Borrowers shall be permitted to use the funds received in the Administrative Agent's Account or any other account subject to the control of the Administrative Agent for general corporate and working capital purposes of the Loan Parties and their Subsidiaries subject to Section 6.01(t). In addition, if on any Business Day (x) the closing balance of cash and cash equivalents on deposit in bank accounts (after deducting the amount of all outstanding checks) plus (y) investments in money market funds and Securities Accounts whose assets are substantially comprised of securities that consist of cash equivalents of the Domestic Loan Parties and their Domestic Subsidiaries (in each case other than (i) the funds on deposit in the Excluded Deposit Accounts (as defined in the Security Agreement, (ii) funds on deposit in the Senior Secured Priority Accounts; provided that such amounts are held and applied in accordance with the Senior Secured Notes Indenture and the Intercreditor Agreement and (iii) Net Cash Proceeds which are required to be applied to the prepayment of the Loans in accordance with Section 2.05(c)) exceeds $4,000,000 in the aggregate, the Borrowers shall prepay the Revolving Credit Loans in the amount of such excess no later than 12:00 noon (New York City Time) on the immediately succeeding Business Day. It is understood and agreed that, upon prior written notice to the Administrative Agent received by Administrative Agent no later than 9:00 a.m. (New York City Time) on the date that a prepayment pursuant to the second sentence of this Section 2.05(c)(ii) is due, no such prepayment shall be required if the Administrative Borrower reasonably believes that such prepayment will be in the amount of less than $100,000 after giving effect to disbursements to third parties to be made prior to 12:00 noon (New York City Time) on the date such prepayment is due. Upon request of the Administrative Agent, the Administrative Borrower shall promptly provide to the Administrative Agent a list of such third parties and amounts of such disbursements.

                        (iii) Upon any Disposition by any Loan Party or any of its Domestic Subsidiaries, the Borrowers shall promptly (and, in no event, later than one (1) Business Day after any such Disposition) prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this subsection (iii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any asset or property other than in accordance with
      Section 7.02(c). Any payments required to be made under this subsection
      (c)(iii) shall be applied as set forth in Section 2.05(d).

                        (iv) Upon the issuance or incurrence by any Loan Party or any of its Domestic Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or the sale or issuance by the Administrative Borrower of any shares of its Capital Stock, in each case, other than issuances contemplated by the Mizuho/Glencore Transactions, the Borrowers shall promptly (and, in no event, later than one (1) Business Day after any such issuance or incurrence) prepay the outstanding amount of the Loans in an amount equal to, (x) in the case of a "Rights Offering" (as such term is defined in the Mizuho/Glencore Transaction Documents), the lesser of (1) 65% of the Net Cash Proceeds received by such Person in connection therewith and (2) the Net Cash Proceeds received by such Person in connection therewith minus the lesser of (A) $31,500,000 and (B) the amount of such Net Cash Proceeds used to redeem preferred stock in accordance with the Mizuho/Glencore Transaction Documents and (y) in all other cases, 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iv) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. Any payments required to be made under this subsection (c)(iv) shall be applied as set forth in Section 2.05(d).

                        (v) Upon the receipt by any Loan Party or any of its Domestic Subsidiaries of any Extraordinary Receipts, the Borrowers shall promptly (and in no event, later than one (1) Business Day after the receipt thereof) prepay the outstanding principal of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Extraordinary Receipts. Any payments required to be made under this subsection (c)(v) shall be applied as set forth in Section 2.05(d).

                        (vi)  [Reserved].

                        (vii) [Reserved].

                        (viii) Immediately upon the receipt of a Foreign Insurance Repayment, the Borrowers shall pay to the Administrative Agent an amount equal to such Foreign Insurance Repayment to be applied to the outstanding principal amount of the Loans. Any payments required to be made under this subsection (c)(viii) shall be applied as set forth in
      Section 2.05(d).

                        (ix) Immediately prior to the making of any payment in cash by any Loan Party in respect of its guaranties of the Indebtedness of any Foreign Subsidiary, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to the amount of such payment. Any payments required to be made under this subsection (c)(ix) shall be applied as set forth in Section 2.05(d).

                  (d) Application of Payments. At any time when no Event of Default exists, the proceeds of the prepayments required under Section 2.05(c) shall be applied as follows (it being agreed and understood that if an Event of Default does exist then prepayments shall be applied in the manner set forth in
Section 4.04(b)): first, to the payment of accrued and unpaid interest then due and payable in respect of outstanding ABR Loans, second, to the principal amount of outstanding ABR Loans, third, to accrued and unpaid interest then due and payable in respect of outstanding Eurodollar Loans, fourth, to the principal amount of outstanding Eurodollar Loans, and fifth, to all other accrued and unpaid Obligations then due and payable, provided, that except upon the occurrence and during the continuance of an Event of Default, no payment of a Eurodollar Loan shall be made under this Section 2.05(d) on a date other than the last day of an Interest Period or the Final Maturity Date;

                  (e) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05, and, in no event, shall proceeds be required to be applied under more than one subsection of Section 2.05(d).

            Section 2.06 Fees. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent (a) for the account of the Lenders, in accordance with a written agreement among the Agents and the Lenders, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.50% on the daily amount of the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Loans and LC Exposure outstanding from time to time and shall be payable monthly in arrears on the first day of each month hereafter, and (b) such other fees as may be specified in the Fee Letter when and as due in accordance with the terms thereof.

            Section 2.07 [Reserved].

            Section 2.08 Taxes

                  (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on (or measured by) the net income of any Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) solely as a result of any present or former connection between such Agent, such Lender or the Issuing Bank (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof or therein (other than as a result of entering into this Agreement or any other Loan Document), performing any obligations hereunder or under any other Loan Document, receiving any payments hereunder or under any other Loan Document, taking any other action in connection with this Agreement or any other Loan Document or enforcing any rights hereunder or under any other Loan Document) and (ii) any branch profits taxes or any similar tax imposed by the United States of America or by the jurisdiction in which such Agent, such Lender or the Issuing Bank is organized or has its principal lending office (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Agent, any Lender or the Issuing Bank (or any Transferee), (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender or the Issuing Bank (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Loan Party shall make such deductions and (C) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

                  (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the Issuing Bank (or Transferee) harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) and any penalties, interest and reasonable expenses arising therefrom, or with respect thereto, paid by such Lender, such Agent or the Issuing Bank (or such Transferee), whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which such Lender, such Agent or the Issuing Bank (or such Transferee) makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes. A certificate specifying in reasonable detail the nature and amount of such payment delivered to the applicable Loan Party by a Lender, the Issuing Bank, or by any Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Administrative Agent and the Administrative Borrower two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, and, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form

W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of any Borrower and is not a controlled foreign corporation related to a Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof or, if applicable, the date a Transferee becomes a party to this Agreement or the Non-U.S. Lender designates a New Lending Office, any form pursuant to this Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

                  (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (d) above or (iii) the obligation to pay such additional amounts does not result from a change in applicable tax law (including, without limitation, applicable judicial decisions, statutes, regulations or other administrative interpretations) occurring after the date hereof.

                  (f) Any Lender, any Agent or the Issuing Bank (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use its reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office or assign its rights and obligations hereunder to another of its offices, branches or affiliates if the making of such a filing, change or assignment would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender, such Agent or the Issuing Bank (or Transferee) to disclose any information such Lender, such Agent or the Issuing Bank (or Transferee) deems confidential and would not, in the sole determination of such Lender, such Agent or the Issuing Bank (or Transferee), be otherwise disadvantageous to such Lender, such Agent or the Issuing Bank (or Transferee).

                  (g) If any Lender, any Agent or the Issuing Bank (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts pursuant to this
Section 2.08, it shall within 30 days from the date of such receipt pay over such refund to the

Administrative Borrower, net of all out-of-pocket expenses of such Lender, such Agent or the Issuing Bank (or Transferee).

                  (h) The obligations of the Loan Parties under this Section
2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            Section 2.09 LIBO Rate Not Determinable; Illegality or Impropriety.
(a) In the event, and on each occasion, that on or before the day on which LIBO Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Administrative Agent has determined in good faith that, or has been advised by the Collateral Agent or the Required Lenders that, (i) LIBO Rate cannot be reasonably determined for any reason, (ii) LIBO Rate will not adequately and fairly reflect the cost of making or maintaining Eurodollar Loans or (iii) Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Lenders' Eurodollar Loans are then being conducted, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower for a Eurodollar Loan pursuant to Section 2.02 or Section 2.11 shall, until, the Administrative Agent has advised the Administrative Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive and binding absent manifest error.

                  (b) In the event that, as a result of any Change in Law, it shall be unlawful or improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Administrative Agent and the Administrative Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Administrative Agent and the Administrative Borrower. If any such Change in Law shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such Change in Law, notify the Administrative Agent and the Administrative Borrower, and the Administrative Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such Eurodollar Loan, convert each such Eurodollar Loan into an ABR Loan.

            Section 2.10 Indemnity.

                  (a) The Borrowers hereby jointly and severally indemnify each Lender against any loss, cost or expense that such Lender actually sustains or incurs or is deemed to sustain or incur in accordance with this Section 2.10(a) (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan, but excluding loss of anticipated profits) as a consequence of (i) any failure by the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by the Borrowers to borrow any Eurodollar Loan hereunder, to convert any ABR Loan into a Eurodollar Loan or to continue a Eurodollar Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or 2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (but excluding loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall be deemed to include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Administrative Borrower and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (b) Notwithstanding paragraph (a) of this Section 2.10, the Administrative Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section
2.05 of this Agreement by applying all payments and prepayments to ABR Loans prior to any application of payments to Eurodollar Loans before the last day of the Interest Period therefor.

            Section 2.11 Continuation and Conversion of Loans. Subject to
Section 2.09 hereof, the Borrowers shall have the right, at any time, on three
(3) Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, to continue any Eurodollar Loan, or any portion thereof, into a subsequent Interest Period or to convert any ABR Loan or portion thereof (other than any Overadvance) to a Eurodollar Loan, or on one (1) Business Day's prior irrevocable written or telecopy notice to the Administrative Agent, to convert any Eurodollar Loan or portion thereof into an ABR Loan, subject to the following:

                  (a) no Eurodollar Loan may be continued as such and no ABR Loan may be converted into a Eurodollar Loan, when any Event of Default or Default shall have occurred and be continuing at such time;

                  (b) in the case of a continuation of a Eurodollar Loan as such or a conversion of an ABR Loan into a Eurodollar Loan, the aggregate principal amount of such Eurodollar Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                  (c) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                  (d) if any conversion of a Eurodollar Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof; and

                  (e) in the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit D-2.

            In the event that the Administrative Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan shall automatically become an ABR Loan at the expiration of the then current Interest Period.

            Section 2.12 Conversion to Dollars. All valuations or computations of monetary amounts set forth in this Agreement or the Loan Documents shall include the Dollar Equivalent of amounts of currencies other than Dollars. In connection with all such Dollar Equivalent amounts set forth in this Agreement and the Loan Documents (including for the purpose of calculation of Availability, the Borrowing Base and Excess Availability), currencies other than Dollars shall be converted to Dollars on the basis of the Spot Rate for the purchase of Dollars with such other currency in each case as determined by the Administrative Agent in its reasonable discretion, on the date of determination.

            Section 2.13 Uncollected Funds Compensation. Any credit extended by the Administrative Agent to the Borrowers by allowing the Uncollected Funds in the Administrative Agent's Account to be immediately available funds to the Borrowers shall not be deemed to be Loans hereunder. Uncollected Funds Compensation to the Administrative Agent shall accrue on the amount of the Uncollected Funds in existence from time to time at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Rate for ABR Loans for one
(1) full day. Upon making such computation, the Administrative Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Administrative Agent's Account) for the payment thereof to the Administrative Agent. The Administrative Agent shall notify the Borrowers of the amount of the Uncollected Funds Compensation for the preceding calendar month in the next monthly statement rendered by the Administrative Agent to the Borrowers.

            Section 2.14 Extension of Final Maturity Date.

                  (a) Request for Extension. The Administrative Borrower may, by notice to the Administrative Agent, which shall promptly notify the Lenders, not less than 60 days and not more than 90 days prior to the Final Maturity Date (the "Initial Maturity Date"), request that the Lenders extend the Final Maturity Date for an additional 364 days from the Consent Date (as defined below); provided that the Administrative Borrower may request only one extension pursuant to this Section 2.14. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Borrower and the Administrative Agent given on or before the date that is 30 days prior to the Initial Maturity Date or, if such date is not a Business Day, the Business Day next succeeding such date (such date or Business Day, as the case may be, the "Consent Date"), advise the Administrative Borrower and the Administrative Agent whether or not such Lender agrees to such extension; provided that each Lender that determines not to extend the Initial Maturity Date (a "Non-extending Lender") shall notify the Administrative Borrower and the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Lender that does not advise the Administrative Borrower on or before the Consent Date shall be deemed to be a Non-extending Lender; provided further that any such consent given before the Consent Date shall be revocable (unless such consent is expressly stated by the applicable Lender to be irrevocable) until the opening of business of the Administrative Agent on the Consent Date and any such consent given after, or not revoked before, the opening of business of the Administrative Agent on the Consent Date shall be irrevocable. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

                  (b) Replacement of Non-extending Lenders. The Borrowers shall have the right upon not less than five Business Days' prior written notice to the Administrative Agent, to (i) replace any Non-extending Lender with, and otherwise add to this Agreement, one or more other banks (which may include any Lender, each such bank, prior to the Initial Maturity Date, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Administrative Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Initial Maturity Date, undertake a Commitment (or, in the case of any such Additional Commitment Lender that is already a Lender, undertake to increase its Commitment in an amount equal to the Commitment of the applicable Non-extending Lender hereunder on such date) or (ii) repay all Loans, together with accrued and unpaid interest, fees, any amounts payable pursuant to
Section 2.10 and all other amounts owing to any Non-extending Lender.

                  (c) Effectiveness of Extension. If (and only if) (i) as of the Consent Date the total of the Commitments of the Lenders that have agreed to extend the Initial Maturity Date and the additional Commitments of the Additional Commitment Lenders shall equal at least $35,000,000, (ii) the Administrative Borrower shall have delivered to the Administrative Agent consolidating monthly projections through the proposed new Final Maturity Date as extended, (iii) no Event of Default shall have occurred and be continuing on the Initial Maturity Date, and the Administrative Agent shall have received a certification to such effect in a certificate dated the Initial Maturity Date and signed by an Authorized Officer of the Administrative Borrower, (iv) each of the representations and warranties made by the Loan Parties in this Agreement, and in each of the other Loan Documents, shall be true and complete on and as of the Initial Maturity Date with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a specified date in which event such representation and warranty shall be true and correct in all respects as of such specified date), and the Administrative Agent shall have received a certification to such effect in a certificate dated the Initial Maturity Date and signed by an Authorized Officer of the Administrative Borrower; and (v) each Non-extending Lender shall have been paid in full by the Administrative Borrower or by the Additional Commitment Lender all amounts owing to such Non-extending Lender hereunder on or before the Initial Maturity Date, then effective as of the Initial Maturity Date, the Final Maturity Date shall be extended to the date falling 364 days after the Consent Date (except that, if such date is not a Business Day, such Final Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

            Even if the Initial Maturity Date is extended as aforesaid, the Commitment of each Non-extending Lender shall terminate on the Initial Maturity Date.

                                  ARTICLE III

                       LETTERS OF CREDIT AND OTHER MATTERS

            Section 3.01 Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Administrative Borrower on behalf of a Borrower may request the issuance of Letters of Credit for the account of such Borrower, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the Final Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Administrative Borrower to, or entered into by the Administrative Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding

Letter of Credit), the Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Administrative Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the sum of the total Revolving Credit Loans plus the LC Exposure shall not exceed the lesser of (x) the Borrowing Base and (y) the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless cash collateralized in an amount equal to 105% of the undrawn face amount of such Letter of Credit prior to the date that is 10 Business Days prior to the Final Maturity Date (such date the "LC Dropdead Date"), the LC Dropdead Date, provided that, any Letter of Credit with a one-year term may provide for renewal thereof for an additional one-year period (which shall in no event extend beyond the date referred to in the foregoing clause (ii)); provided, further, however that the Issuing Bank may elect not to renew any such Letter of Credit by notice to the beneficiary thereof at least 30 days prior to the expiry thereof.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Share of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Administrative Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Administrative Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of

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receipt, or (ii) the Business Day immediately following the day that the
Administrative Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that unless the Administrative Borrower elects otherwise, each LC Disbursement shall be deemed a timely request in accordance with Section 2.02 (and subject to the conditions to borrowing set forth in Section 5.02) that such payment be financed at or prior to the time due with an ABR Loan in an equivalent amount and the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Borrowers, in the same manner as provided in Section 3.04 with respect to Loans made by such Lender (and Section 3.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to

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the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Administrative Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, interest shall accrue on such unreimbursed amount at the rate of interest then applicable to ABR Loans and shall be payable on demand, provided that if the Post-Default Rate of interest is otherwise in effect at such time, then interest shall accrue on such unreimbursed amount at the Post-Default Rate. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank (only if, as of the date of such written agreement, JPMorgan Chase Bank is the Issuing Bank but is not the Administrative Agent) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid Letter of Credit Fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.01(k). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Administrative Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Letter of Credit Collateral Account for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (f) or (g) of
Section 9.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the

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



option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. Notwithstanding the foregoing, to the extent required by the Senior Secured Notes Indenture, the Borrowers shall be permitted to grant a security interest in, for the benefit of the holders of the Senior Secured Notes, the cash to be deposited in the Letter of Credit Collateral Account pursuant to this paragraph, subject to the terms of the Intercreditor Agreement.

                  (k) Letter of Credit Fees. The Borrowers agree to pay (collectively, the "Letter of Credit Fees") (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (l) Agent Advances. The Administrative Agent shall not make any Revolving Credit Loan (other than Overadvances) or provide any Letter of Credit to the Borrowers on behalf of the Lenders intentionally and with actual knowledge that such Revolving Credit Loan or Letter of Credit would cause the aggregate amount of the total outstanding Revolving Credit Loans and LC Exposure to the Borrowers to exceed the Borrowing Base, except that the Administrative Agent may, pursuant to the terms set forth in Section 10.08(a), make such additional Revolving Credit Loans or provide such additional Letters of Credit on behalf of the Lenders, intentionally and with actual knowledge that such Revolving Credit Loans or Letters of Credit will cause the total outstanding Revolving Credit Loans and LC Exposure to the Borrowers to exceed the Borrowing Base, as the Administrative Agent may deem necessary or advisable in its discretion, provided that: (i) the aggregate principal amount of the additional Revolving Credit Loans or additional Letters of Credit to any Borrower which the Administrative Agent may make or provide (after obtaining such actual knowledge that the aggregate principal amount of the Revolving Credit Loans plus the LC Exposure equal or exceed the Borrowing Base), plus the amount of Agent Advances made pursuant to Section 10.08(a) then outstanding, shall not at any time exceed the amount set forth in a separate written agreement among the Agents and the Lenders and shall not cause

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



the total principal amount of the Revolving Credit Loans, LC Exposure and the Agent Advances to exceed the Total Revolving Credit Commitment and (ii) no such additional Revolving Credit Loan or Letters of Credit shall be outstanding more than ninety (90) days after the date such additional Revolving Credit Loan or Letter of Credit is made or issued (as the case may be), except as the Lenders may otherwise agree. Each Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Share of any such additional Revolving Credit Loans or Letters of Credit.

            Section 3.02 Collection of Accounts. (a) The Borrowers shall establish and maintain, at their expense, Cash Management Accounts pursuant to
Section 8.01(a) into which the Borrowers shall promptly deposit and shall direct their respective Account Debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.

                  (b) For purposes of calculating the amount of Loans available to the Borrowers, subject to Section 4.04, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by the Administrative Agent of immediately available funds in the Administrative Agent's Account, provided such payments and notice thereof are received in accordance with the Administrative Agent's usual and customary practices as in effect from time to time and within sufficient time to credit the Borrowers' Loan Account on such day, and if not, then on the next Business Day.

                  (c) Each Loan Party and its respective directors, employees, agents or Subsidiaries shall, acting as trustee for the Administrative Agent, receive, as the property of the Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or Inventory which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Management Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent. In no event shall the same be commingled with any Loan Party's own funds. The Borrowers agree to reimburse the Administrative Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Cash Management Account or any other deposit account or investment account is established or any other bank, financial institution or other Person involved in the transfer of funds to or from the Cash Management Accounts arising out of the Administrative Agent's payments to or indemnification of such bank, financial institution or other Person. The obligations of the Borrowers to reimburse the Administrative Agent for such amounts pursuant to this Section 3.02 shall survive the termination of this Agreement.

            Section 3.03 Payments. All Obligations shall be payable to the Administrative Agent's Payment Office or such other place as the Administrative Agent may designate from time to time.

            Section 3.04 Settlement Procedures. (a) In order to administer the financing facility under this Agreement in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Administrative Agent may, at its option, subject to the terms of this Section, make available, on behalf of the Lenders, the full amount of the Revolving Credit Loans requested or charged to the Borrowers' Loan Account(s) or otherwise to be advanced by the Lenders pursuant to the terms hereof, without requirement of prior notice to the Lenders of the proposed Revolving Credit Loans.

                  (b) With respect to all Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Revolving Credit Loans shall be computed weekly, and shall be adjusted upward or

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



downward on the basis of the amount of the outstanding Revolving Credit Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, the Administrative Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. The Administrative Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Revolving Credit Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by the Administrative Agent and received by a Lender prior to 12:00 noon New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 noon New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the dollar amount of a Lender's Pro Rata Share of the outstanding Revolving Credit Loans is more than the dollar amount of such Lender's Pro Rata Share of the outstanding Revolving Credit Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the dollar amount of a Lender's Pro Rata Share of the outstanding Revolving Credit Loans in any Settlement Period is less than the dollar amount of such Lender's Pro Rata Share of the outstanding Revolving Credit Loans for the previous Settlement Period, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent. The Administrative Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Credit Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Credit Loans to the extent such Revolving Credit Loans have been funded by such Lender. Because the Administrative Agent on behalf of Lenders may be advancing and/or may be repaid Revolving Credit Loans prior to the time when such Lenders will actually make Revolving Credit Loans and/or be repaid such Revolving Credit Loans, interest with respect to Revolving Credit Loans shall be allocated by the Administrative Agent in accordance with the amount of Revolving Credit Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Credit Loans are so advanced to but excluding the date such Revolving Credit Loans are either repaid by the Borrowers or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that the Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Credit Loans by a Borrower, the Administrative Agent may apply such amounts repaid directly to any amounts made available by the Administrative Agent pursuant to this Section. In lieu of weekly or more frequent settlements, the Administrative Agent may, at its option, at any time require each Lender to provide the Administrative Agent with immediately available funds representing its Pro Rata Share of each Revolving Credit Loans, prior to the Administrative Agent's disbursement of such Revolving Credit Loans to such Borrower. In such event, all Revolving Credit Loans shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make any Revolving Credit Loans requested hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make any Revolving Credit Loans hereunder.

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



                  (d) If the Administrative Agent is not funding a particular Revolving Credit Loan to the Borrowers (or to the Administrative Borrower for the benefit of such Borrowers) pursuant to this Section on any day, the Administrative Agent may assume that each Lender will make available to the Administrative Agent such Lender's Pro Rata Share of the Revolving Credit Loan requested or otherwise made on such day and the Administrative Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate for each day during such period and if such amounts are not paid within three (3) days of the Administrative Agent's demand, at the interest rate then applicable to Revolving Credit Loans that are ABR Loans. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the amount of the Revolving Credit Loans so advanced by the Administrative Agent to or for the benefit of any Borrower shall, for all purposes hereof, be deemed a Revolving Credit Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall pay such corresponding amount to the Administrative Agent for its own account within five (5) Business Days of the Administrative Borrower's receipt of such notice. A Lender who fails to pay the Administrative Agent its Pro Rata Share of any Revolving Credit Loans made available by the Administrative Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to the Administrative Agent, is a "Defaulting Lender". The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by the Administrative Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to, or retained by, the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents, and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Revolving Credit Commitment shall be deemed to be zero. This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Lender, or relieve or excuse the performance by any Loan Party of its duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Loan Documents, shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Revolving Credit Commitment.

            Section 3.05 Overadvances. Insofar as the Borrowers may request, and the Administrative Agent may be willing in its sole and absolute discretion to make, on behalf of the Lenders, Revolving Credit Loans to the Borrowers at a time when the unpaid balance, without duplication, of the sum of the outstanding Revolving Credit Loans, plus the LC Exposure, plus Agent Advances exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (and such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), the Administrative Agent shall enter such Overadvances as debits in the Loan Account. Any Overadvance made pursuant to the terms hereof shall be deemed to be a Loan made by all Lenders ratably

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in accordance with their respective Pro Rata Shares and shall be subject to the provisions of Section 3.04. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (v) shall the aggregate amount of Overadvances exceed $5,000,000 at any one time outstanding, (w) shall any Overadvances be outstanding for more than fifteen (15) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Administrative Agent make any additional Overadvances unless thirty (30) days or more have expired since the last date on which any Overadvances were outstanding or, (y) shall Agent make Revolving Credit Loans on behalf of Lenders under this subsection
1.1.2 to the extent such Revolving Credit Loans would cause a Lender's Pro Rata Share of the Revolving Credit Loans to exceed such Lender's Revolving Credit Commitment minus such Lender's Pro Rata Share of the LC Exposure and the Agent Advances.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

            Section 4.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of any Agent may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (i) the Administrative Agent's prevailing daily rates for each such examiner plus the examiner's reasonable out-of-pocket costs and expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the reasonable cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Collateral Agent.

            Section 4.02 Payments; Computations and Statements.

                  (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 3.04, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Credit Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to
Section 3.04 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon

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the request of the Collateral Agent (to the extent that (i) there exists no
Event of Default, (ii) such charge does not exceed the current Availability and
(iii) the applicable amount is otherwise permitted to be made in accordance with the terms of this Agreement or any other Loan Document), charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. The Administrative Agent will give the Administrative Borrower notice of any charge to the Loan Account made in accordance with this Section 4.02(a) promptly after such charge is made. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the Issuing Bank for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrowers during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

            Section 4.03 Sharing of Payments, Etc. Except as provided in Section
3.04 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

            Section 4.04 Apportionment of Payments. Subject to Section 3.04 hereof and to any written agreement among the Administrative Agent and/or the
Lenders:

                  (a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Letters of Credit, all payments of fees (other than the fees set forth in Section 2.06 hereof, fees with respect to Letters of Credit provided for in Section 3.01(k) and the audit and collateral monitoring fee provided for in Section 4.01, in each case, to the extent set forth in a written

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agreement among the Administrative Agent and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or LC Exposure, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, notwithstanding any terms to the contrary set forth in this Agreement or any other Loan Document apply all payments in respect of any Obligations and all proceeds of the Collateral, (i) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Bank), expense reimbursements, indemnities and other amounts then due to the Administrative Agent, the Collateral Agent or the Issuing Bank until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (including Letter of Credit Fees payable to the Lenders), expense reimbursements and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Agent Advances until paid in full; (v) fifth, ratably to pay interest due in respect of the Revolving Credit Loans and LC Exposure until paid in full; (vi) sixth, ratably to pay principal of the Revolving Credit Loans and LC Exposure (or, to the extent such LC Exposure are contingent to provide cash collateral in an amount up to 105% of such LC Exposure which collateral shall be released upon all such Events of Default ceasing to continue) until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

                  (c) For purposes of Section 4.04(b) (other than clause (vii) of Section 4.04(b)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest), loan fees, service fees, professional fees, expense reimbursements, or other fees and expenses, each arising from or related to a default are disallowed in any Insolvency Proceeding, and, for purposes of clause (vii) of Section 4.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

            Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the Issuing Bank shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the Issuing Bank or any Person controlling any such Lender, such Agent or the Issuing Bank with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, such Agent or the Issuing Bank or any Person controlling any such Lender, such Agent or the Issuing Bank (in each case, whether or not having the force of law) (each, a "Change in Law"), shall (i) subject such Lender, such Agent or the Issuing Bank, or any Person controlling such Lender, such Agent or the Issuing Bank to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the Issuing Bank, or change the basis of taxation of payments to such Lender, such Agent or the Issuing Bank or any Person controlling any such Lender, such Agent or the Issuing Bank of any amounts payable hereunder (except for taxes on the overall net income of such Lender, such Agent or the Issuing Bank or any Person controlling such Lender, such Agent or the Issuing Bank), (ii) impose, modify or deem applicable any reserve, special

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deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender, such Agent or the Issuing Bank or any Person controlling such Lender, such Agent or the Issuing Bank or (iii) impose on such Lender, such Agent or the Issuing Bank or any Person controlling such Lender, such Agent or the Issuing Bank any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender, such Agent or the Issuing Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), issuing, guaranteeing, maintaining or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty, maintain or participate in any Letter of Credit, or to reduce any amount received or receivable by such Lender, such Agent or the Issuing Bank hereunder, then, upon demand by such Lender, such Agent or the Issuing Bank, the Borrowers shall pay to such Lender, such Agent or the Issuing Bank such additional amounts as will compensate such Lender, such Agent or the Issuing Bank for such increased costs or reductions in amount.

                  (b) If any Lender, any Agent or the Issuing Bank shall have determined that any Change in Law related to any Capital Guideline, either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender, such Agent or the Issuing Bank or any Person controlling such Lender, such Agent or the Issuing Bank, and such Lender, such Agent or the Issuing Bank determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Lender's, such Agent's or the Issuing Bank's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's, such Agent's or the Issuing Bank's any such other controlling Person's capital to a level below that which such Lender, such Agent or the Issuing Bank or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any participation with respect thereto or any agreement to make Loans, to issue or participate in Letters of Credit or such Lender's, such Agent's or the Issuing Bank's or such other controlling Person's other obligations hereunder (in each case taking into consideration such Lender's, such Agent's or the Issuing Bank's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Lender, such Agent or the Issuing Bank, the Borrowers shall pay to such Lender, such Agent or the Issuing Bank from time to time such additional amounts as will compensate such Lender, such Agent or the Issuing Bank for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the Issuing Bank's or such other controlling Person's capital.

                  (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or the Issuing Bank until payment in full to such Lender, such Agent or the Issuing Bank at the Alternate Base Rate. A certificate of such Lender, such Agent or the Issuing Bank claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the Issuing Bank to the Administrative Borrower, setting forth the additional amount due (the calculation thereof to be in reasonable detail) and an explanation of the calculation thereof, and such Lender's, such Agent's or the Issuing Bank's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                  (d) If any Lender, any Agent or the Issuing Bank requests compensation under this Section 4.05, or if the Borrowers are or would be required to pay any additional amount to any Lender, any Agent or the Issuing Bank pursuant to this Section 4.05, then such Lender, such Agent or the Issuing Bank shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans and/or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such Agent or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this

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Section 4.05 in the future and (ii) would not subject such Lender, such Agent or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, such Agent or the Issuing Bank. The Borrowers hereby agree to pay all reasonable cost and expenses incurred by any Lender, any Agent or the Issuing Bank in connection with any such designation or assignment.

                  (e) Failure or delay on the part of any Lender, any Agent or the Issuing Bank to demand compensation pursuant to this Section 4.05 shall not constitute a waiver of such Lender's, such Agent's or the Issuing Bank's right to demand such compensation.

            Section 4.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

                  (b) The provisions of this Section 4.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.06 shall remain in effect until all of the Obligations shall have been Paid in Full.

                  (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been Paid in Full in cash and this Agreement shall have been terminated. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

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                                   ARTICLE V

                               CONDITIONS TO LOANS

            Section 5.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the Effective Date upon concurrent satisfaction of each of the following conditions precedent in a manner satisfactory to the Agents or upon waiver by the Agents thereof:

                  (a) Payment of Fees, Etc. The Agents and the Lenders shall have received all fees and other amounts due and payable to such Persons at or prior to the Effective Date, including, to the extent invoiced and presented to the Administrative Borrower on or prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct on and as of the Effective Date:
(i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the Issuing Bank pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                  (c) Legality. The making of the initial Loans or the issuance of any Letter of Credit on the Effective Date will not contravene any law, rule or regulation applicable to any Agent, any Lender or the Issuing Bank.

                  (d) Delivery of Documents. The Agents shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Agents and, unless indicated otherwise, dated the Effective Date:

                        (i) (A) a Security Agreement, duly executed by each Domestic Loan Party (which shall include a grant of a Lien on all of the Domestic Loan Parties' joint venture, partnership or limited liability company interests of such Domestic Loan Party in Persons that are not its Subsidiaries directly owned by such Domestic Loan Party, in each case to the extent such Lien is permitted taking into account applicable law, including, without limitation, the Uniform Commercial Code), (B) a Canadian Security Agreement(s), duly executed by each Canadian Borrowing Base Guarantor and (C) a Canadian Guaranty, duly executed by each Canadian Borrowing Base Guarantor;

                        (ii) a Pledge Agreement(s), duly executed by each Loan Party, creating a pledge in favor of the Collateral Agent in (x) all of the Capital Stock of (I) such Loan Party's wholly-owned Domestic Subsidiaries (other than Inactive Subsidiaries), (II) Milacron Capital and
      (III) Milacron Canada Inc. and D-M-E of Canada Limited and (y) 65% of the voting Capital Stock of such Loan Party's (other than the Canadian Borrowing Base Guarantors') directly owned Foreign Subsidiaries (to the extent permissible taking into account applicable law), other than D-M-E (Hong Kong) Limited, Japan D-M-E Corporation, the China JV and Ferromatik Milacron India Limited, and all intercompany promissory notes of such Loan Parties (other than of the Canadian Borrowing Base Guarantors);

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                        (iii) a Mortgage, duly executed by the applicable Loan
      Party, with respect to each Facility and in a suitable form for recording in an appropriate office;

                        (iv) a Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

                        (v) any survey of a Facility subject to a Mortgage that is delivered to the trustee for the holders of the Senior Secured Notes, in form and substance reasonably satisfactory to the Agents; provided that a survey shall not be required for the Facilities located at 6328 Ferry Avenue, Charlevoix, Michigan and 558 Leo Street, Dayton, Ohio;

                        (vi) Control Agreements for each deposit or securities account maintained by the Loan Parties as of the Effective Date (other than for (i) the one deposit account held by D-M-E Company with Comerica Bank, the three deposit accounts held by the Parent with Bank of America, the one deposit account held by Milacron Marketing Company at Bank One (the "Bank One Account") and the one deposit account held by Uniloy Milacron Inc. at Bank of America, in each case, as identified on Schedule 6.01(u) and (ii) the securities accounts held by the Parent at Fifth Third Securities, Inc. and Blackrock Securities, respectively, and the securities account held by the Parent at Deutsche Asset Management (the "Deutsche Securities Account") in each case, as identified on Schedule 6.01(u);

                        (vii) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC (or similar financing statements or filings in any foreign jurisdiction) duly filed in such office or offices as may be necessary or, in the opinion of the Agents, desirable to perfect the security interests purported to be created by each Security Agreement and each Pledge Agreement;

                        (viii) certified copies of information listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (iv) above, together with copies of such financing statements (or similar filings in any foreign jurisdiction), none of which, except as otherwise agreed in writing by the Agents, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Agents, shall not show any such Liens other than Permitted Liens;

                        (ix) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder (in the case of the Borrowers) and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                        (x) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                        (xi) a certificate of the appropriate official(s) of the state or other applicable jurisdiction of organization certifying as to the good standing of, and the payment of

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      taxes by (if issued by such state or other applicable jurisdiction), such
      Loan Party in such state or other applicable jurisdiction, and each material state of foreign qualification of each Loan Party certifying as to the qualification of such Loan Party to do business in each such state and, in each case, certified as of a recent date not more than 30 days prior to the Effective Date, together, if requested by the Agents, with confirmation by telephone or telecopy (where available) on the Effective Date from such official(s) as to such matters;

                        (xii) a true and complete copy (or abstract, as applicable) of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state or other applicable jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Person as is set forth herein and the organizational number of such Person, if an organizational number is issued in such jurisdiction;

                        (xiii) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                        (xiv) (A) an opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Administrative Borrower, substantially in the form of Exhibit F, (B) an opinion of Hugh O'Donnell, general counsel of the Administrative Borrower, (C) an opinion of John Gregg, patent counsel of the Administrative Borrower, (D) an opinion of local counsel in respect of UCC filings to be made pursuant to Section 5.01(d)(vii) and other appropriate matters in Delaware, Illinois, Michigan, Minnesota and Ohio, (E) an opinion of Stibbe P.C., counsel to the applicable Loan Parties in respect of the Pledge Agreement to be executed and delivered pursuant to Section 5.01(d)(ii)(II), (F) an opinion of Baker & McKenzie, counsel to the applicable Loan Parties in respect of the Canadian Security Agreement to be executed and delivered pursuant to Section 5.01(d)(i)(B) and the Canadian Guaranty to be executed and delivered pursuant to Section 5.01(d)(i)(C) and (G) an opinion of local counsel to the applicable Loan Parties in the local jurisdictions where any real property is owned by such Loan Party and which is subject to a Mortgage thereon in favor of the Administrative Agent, in each case as to such other customary matters as the Agents may reasonably request;

                        (xv) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                        (xvi) a copy of the Financial Statements and the financial projections described in Section 6.01(g)(ii) hereof, certified as of the Effective Date as true and correct, in all material respects, by the chief financial officer of the Parent, and, in the case of such financial projections, that such projections are believed at the time to be reasonable, are prepared in good faith and are based on assumptions, methods and tests stated therein which were believed to be reasonable at the time prepared and upon information believed to have been accurate based upon the information available at the time such projections were prepared and that there are no facts or information that would lead the Person certifying to such projections, to believe that such projections are in correct or misleading in any material respect;

                        (xvii) evidence of the insurance coverage required by
      Section 7.01(h) and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agents may reasonably request, in each case,

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      where requested by the Agents, with such endorsements as to the named insureds or loss payees thereunder (in the case of liability and property insurance) as the Agents may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agents and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agents may request;

                        (xviii) a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the other Loan Documents;

                        (xix) Landlord Waiver, Bailee Letter and/or similar collateral access agreements, in each case, in form and substance reasonably satisfactory to the Agents and which may be included as a provision contained in the relevant Lease or other agreement, executed by each landlord and/or bailee with respect to each of the Leases set forth on Schedule 6.01(o), it being understood that (A) the failure to obtain such waivers, letters and/or agreements on or prior to the Effective Date will not result in a failure to satisfy a condition precedent to the effectiveness of this Agreement or an Event of Default, provided, that the Borrowers have used reasonable efforts to obtain such waivers, letters and/or agreements, and (B) the Administrative Agent shall have the right to establish customary Reserves for the failure to obtain such waivers, letters and/or agreements;

                        (xx) copies of the Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect, have not been otherwise amended or modified, and that none of the Loan Parties is in breach or default in any of its obligations under such agreements, other than breaches or defaults that, individually and in the aggregate, are of immaterial obligations thereunder;

                        (xxi) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the applicable Loan Parties and the existing agent thereunder (the "Existing Agent"), on behalf of itself and the lenders thereunder and authorization by the Existing Agent to the Agents to file UCC termination statements for all UCC financing statements filed by the Existing Agent, on behalf of such lenders, and covering any portion of the Collateral;

                        (xxii) evidence satisfactory to the Agents of the conversion of the Series A Notes and Series B Notes issued pursuant to the Mizuho/Glencore Transaction Documents into 6.0% Series B Convertible Preferred Stock of the Parent in accordance with the terms thereof, and all related agreements, instruments or other documents, duly executed by the parties necessary to effect such conversion;

                        (xxiii) the Intercompany Subordination Agreement, duly executed by each Loan Party and its Subsidiaries;

                        (xxiv) copies of all of the Senior Secured Notes Documents as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect, have not been otherwise amended or modified, and that, to the knowledge of such Authorized Officer,

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      none of the Loan Parties is in breach or default in any of its obligations under such agreements, other than breaches or defaults that, individually and in the aggregate, are of immaterial obligations thereunder;

                        (xxv) the Intercreditor Agreement, duly executed by each of the parties thereto and acknowledged by the Administrative Borrower;

                        (xxvi) a Borrowing Base Certificate in form and substance reasonably satisfactory to the Agents;

                        (xxvii) [Reserved];

                        (xxviii) an appraisal or appraisals of the Accounts and Inventory of the Loan Parties reasonably satisfactory to the Agents performed by Hilco or such other appraiser reasonably acceptable to the Agents after consulting with the Administrative Borrower; and

                        (xxix) such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Agents in form and substance, as the Agents may reasonably request.

                  (e) Availability. After giving effect to all Loans to be made on the Effective Date and the Letters of Credit to be issued on the Effective Date, the sum of, without duplication, (i) Availability plus (ii) the Opening Availability Loan shall not be less than $30,000,000, provided that this calculation shall not deduct the Availability Reserve. The Parent shall deliver to the Agents a certificate of the chief financial officer of the Parent certifying as to the matters set forth in this clause (e) and containing the calculation of Availability.

                  (f) Material Adverse Effect. The Agents shall have determined, in their reasonable discretion, that since December 31, 2003, there has not occurred and is not reasonably expected to occur any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Parent and its subsidiaries, taken as a whole.

                  (g) Approvals. (i) All necessary consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans and the granting of the Liens contemplated by the Loan Documents shall have been obtained and shall be in full force and effect (other than, in connection with the granting of a Lien only, consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of any Person with respect to immaterial (A) joint venture interests, (B) intellectual property licenses and (C) other contractual rights of the Loan Parties) and (ii) all necessary consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority and all material consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any other Person required in connection with the conduct of the Loan Parties' business shall be in full force and effect.

                  (h) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agents or such counsel may reasonably request.

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                  (i) Due Diligence. The Agents shall have completed their legal and collateral due diligence with respect to each Loan Party and the results thereof shall be reasonably satisfactory to the Agents.

                  (j) Financial Assistance. The Administrative Borrower shall deliver to the Agents a certificate of an Authorized Officer of the Administrative Borrower certifying that (i) the Loans are not being used to subscribe for or acquire shares of Milacron Capital or Milacron B.V. or to refinance existing Indebtedness used for such purpose. The Agents shall be reasonably satisfied that the Dutch financial assistance rules do not apply to the pledge of the Capital Stock of Milacron Capital or Milacron B.V.

                  (k) [Reserved];

                  (l) Senior Secured Notes Transactions. The Parent shall have issued the Senior Secured Notes on terms and conditions substantially similar to those set forth in that certain confidential information memorandum dated as of May 12, 2004 (the "Offering Memorandum") or otherwise reasonably satisfactory to the Agents and (A) shall have received gross proceeds from such issuance in an amount no less than $215,000,000 or (B) in the event that the gross proceeds of such issuance are less than $215,00,000, shall have drawn funds from sources other than the proceeds of Loans in the amount that the gross proceeds of such issuance are less than $215,000,000 to complete the refinancing transactions contemplated thereby.

                  (m) The "Escrow Period" described in the Offering Memorandum shall have terminated and the proceeds of the Senior Secured Notes shall have been released from escrow, and, in each case, all conditions precedent set forth in the Offering Memorandum with respect to such event shall have been satisfied.

            Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Issuing Bank to issue any Letter of Credit on or after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                  (a) Senior Secured Notes. The making of such Loan or the issuance of such Letter of Credit shall not contravene, violate or result in a default under the Senior Secured Note Documents.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, and the issuance of each Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent, the Issuing Bank or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

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                  (c) Legality. The making of such Loan or the issuance of such
Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the Issuing Bank.

                  (d) Notices. The Administrative Agent shall have received a Notice of Borrowing to the extent required by Section 2.02 hereof.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the Issuing Bank as follows:

                  (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the absence of any such qualification could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its (x) charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or (y) any material applicable law, rule or regulation, any applicable order, judgment or decree of any Governmental Authority or any material contractual restriction binding on or otherwise affecting it or any of its properties (including, without limitation, the Senior Secured Notes Documents), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, other than Liens securing obligations in an aggregate amount not exceeding $100,000, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

                  (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, other than
(i) those that have been obtained or made and are in full force and effect and
(ii) filings necessary to perfect Liens on the Collateral.

                  (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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



                  (e) Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date of this Agreement. Except as described in Schedule 6.01(e), all of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens and there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

                  (f) Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or its properties before any court or other Governmental Authority or any arbitrator (except with respect to any action, suit or proceeding expressly addressed in Section 6.01(r)) that (A) could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims, with a claim exceeding $100,000, in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

                  (g) Financial Condition.

                        (i) The Financial Statements, copies of which have been delivered to each of the Agents and each Lender, fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2003, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                        (ii) The Parent has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from October 2003 through December 2004, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Year ending in 2005. Such projections were believed by the Loan Parties at the time furnished to be reasonable, were prepared and in good faith by the Loan Parties, and were based on assumptions, methods and tests stated therein which were believed by the Loan Parties to be reasonable at the time prepared and upon information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such projections were prepared, and the Parent is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

                  (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any material agreement or instrument (excluding any agreement or instrument in respect of Indebtedness but including any agreement or instrument in respect of Indebtedness in excess of $4,000,000 and any other Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, this Section shall not be deemed to

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address any matters expressly addressed in Sections 6.01(i), 6.01(j), 6.01(n) or
6.01(r), such matters being subject solely to such Sections.

                  (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance in all substantial respects with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) since the date of the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered or made available upon request to the Administrative Agent, there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Administrative Agent, (v) no Employee Plan had an accumulated funding deficiency (whether or not waived) or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under
Section 412 of the Internal Revenue Code or Section 4068 of ERISA exists or is reasonably expected to arise on account of any Employee Plan. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is reasonably expected in the future to incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates or any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no such premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened material claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as set forth on
Schedule 6.01(i) and except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

                  (j) Taxes, Etc. All Federal and material foreign, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable have been paid, except such taxes, assessments and governmental charges in an aggregate amount not exceeding $100,000 or to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves, if any, have been set aside for the payment thereof on the most recently available consolidated financial statements of the Parent to the extent required by and in accordance with GAAP.

                  (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (l) Nature of Business.

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                        (i)   As of the Effective Date, except with respect to
      Milacron Capital, no Loan Party is engaged in any business other than as described in the Parent's Form 10-K for the period ending December 31, 2003 with the SEC.

                        (ii) Immediately prior to the Effective Date, Milacron Capital (x) does not conduct and is not engaged in any business or operations other than such business and operations related to the ownership of the Capital Stock of its Subsidiaries and the performance of any other business and operations customarily performed by a holding company, (y) has an aggregate book value of its assets and properties (other than its Subsidiaries) of not greater than $1,000,000 and has aggregate liabilities (other than liabilities (i) related to the Euro Notes, (ii) in connection with the Mizuho/Glencore Transactions and (iii) related to the Existing Credit Facility) of not greater than $100,000, and
      (z) has revenues (on a non-consolidated basis) for the four fiscal quarters ending immediately prior to the Effective Date of not greater than $0.

                        (iii) As of the Effective Date, with respect to the Domestic Subsidiaries that are not a Loan Party, (x) no such Domestic Subsidiary conducts or engages in any business or operations, and (y) the aggregate book value of their assets and properties is not greater than $0, the aggregate amount of their liabilities is not greater than $0 and
      (z) the aggregate amount of their revenues for the four fiscal quarters ending immediately prior to the Effective Date is not greater than $0.

                        (iv) As of the Effective Date, Milacron Assurance has no assets or liabilities other than those associated with the provision of self-insurance to the Parent and its other Subsidiaries and services related thereto, and does not conduct and is not engaged in any business or operations other than such business and operations related to the provision of such insurance and services related thereto all of which insurance and related services are provided solely for the benefit of the Parent or its Subsidiaries.

                  (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

                  (n) Permits, Etc. Each Loan Party has, and is in compliance with all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

                  (o) Properties.

                        (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in working order and condition, ordinary wear and tear excepted.

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                        (ii)  Schedule 6.01(o) sets forth a complete and
      accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, termination date and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on
      Schedule 6.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its material obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                        (iii) Except with respect to transfers made in compliance with this Agreement and other than a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or not otherwise due and payable, Milacron Marketing Company (the "Misplaced Note Holder") is the legal and beneficial owner of certain originals of notes identified by an asterisk as missing in Schedule I to the Pledge Agreement (the "Misplaced Notes") free and clear of all Liens, except for the Lien created by the Loan Documents. As of the Effective Date, the Misplaced Notes are lost, destroyed or misplaced through inadvertence or otherwise and after conducting a diligent search of its records, no Loan Party has been able to locate the Misplaced Notes.

                  (p) Full Disclosure. Each Loan Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent, the Collateral Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                  (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations with annual payments exceeding $100,000 other than the Operating Lease Obligations set forth on
Schedule 6.01(q).

                  (r) Environmental Matters. Except as set forth on Schedule 6.01(r), specific to each of the following subsections:

                        (i) each Loan Party's businesses, Facilities, operations, properties and assets are in material compliance with all Environmental Laws;

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                        (ii)  each Loan Party has obtained and is in material
      compliance with all material Environmental Permits necessary to operate, use or occupy all of such Loan Party's businesses, Facilities, operations, properties and assets;

                        (iii) each Loan Party has obtained and is in material compliance with any applicable financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary, to operate, use or occupy all of such Loan Party's businesses, or occupy all of such Loan Party's Facilities and properties;

                        (iv) each Loan Party is in material compliance with all applicable writs, orders, consent decrees, judgments, and injunctions, decrees, informational requests or demands issued by any Governmental Authority or Person pursuant to, or under, any Environmental Laws;

                        (v) there are no material Environmental Liens associated or, to the best knowledge of each Loan Party, threatened to be associated with any Loan Parties' businesses, Facilities, operations, properties and assets;

                        (vi) there has been no Release at any of the properties currently or, during the period of ownership or operation by any Loan Party, previously owned or operated by any Loan Party or a predecessor in interest which could reasonably be expected to have a Material Adverse Effect;

                        (vii) to the knowledge of any Loan Party, there has been no Release at any disposal or treatment facility which received Hazardous Materials Handled by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect;

                        (viii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which, in any case, could reasonably be expected to have a Material Adverse Effect;

                        (ix)  to the knowledge of any Loan Party, no
      Environmental Actions have been asserted against any facilities that may have received Hazardous Materials Handled by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect;

                        (x) no property now or, during the period of ownership or operation by any Loan Party, formerly owned or operated by a Loan Party has been used as a treatment, storage or disposal site for any Hazardous Material, except as could not reasonably be expected to have a Material Adverse Effect;

                        (xi) during the past 3 years, no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; and

                        (xii) no Loan Party has received any written notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are

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      required to be made in respect as a condition of continued compliance with any Environmental Law or Environmental Permit or (B) any Environmental Permit referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

                  (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies of similar size and in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies of similar size and in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law. Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

                  (t) Use of Proceeds.

                        (i) On the Effective Date, the proceeds of the Loans, together with cash and cash equivalents of the Parent and its Subsidiaries in the United States, shall be used to (A) refinance existing Indebtedness of the Loan Parties under the Existing Credit Facility, and (B) pay fees and expenses in connection with the transactions contemplated hereby.

                        (ii) After the Effective Date, the proceeds of the Loans will be used to fund general corporate purposes of the Loan Parties and their Subsidiaries, including without limitation to pay interest on the Senior Secured Notes, provided, however, no proceeds of any Loan or proceeds of any ABL Priority Collateral shall be used to repay, acquire, redeem, or retire any Senior Secured Notes. The Letters of Credit will be used for general corporate and working capital purposes of the Loan Parties and their Subsidiaries.

                  (u) Location of Bank Accounts. Schedule 6.01(u), as amended from time to time by the Administrative Borrower (by delivery of a revised
Schedule 6.01(u) to the Administrative Agent), sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof). No Loan Party maintains any other accounts other than those set forth on Schedule 6.01(u).

                  (v) Intellectual Property.

                        (i) Except as set forth on Schedule 6.01(v) each Loan Party owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, trade secrets, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all material licenses, patents, patent applications, trademark and servicemark registrations and applications, tradenames, copyright registrations and applications and internet domain names. Except as set forth on Schedule 6.01(v), no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened in writing. To the best knowledge of each Loan Party, no

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      third-party intellectual property, statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                        (ii) Each Loan Party has taken reasonable measures to protect the secrecy, confidentiality and value of all trade secrets used in its business (collectively, the "Business Trade Secrets"). To the best knowledge of any Loan Party, none of the Business Trade Secrets have been disclosed to any Person other than employees or contractors of the Loan Parties who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements prohibiting the unauthorized use or disclosure of such Business Trade Secrets and containing other terms reasonably necessary or appropriate for the protection and maintenance of such Business Trade Secrets. To the best knowledge of any Loan Party, no unauthorized disclosure of any Business Trade Secrets has been made.

                  (w) Material Contracts. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified (other than pursuant to the Euro Note Transactions with respect to the Euro Notes and the Euro Note Indenture), and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

                  (x) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (y) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement that would affect a material portion of the business of any Loan Party, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or
(iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state or foreign law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements other than violations of immaterial obligations of any Loan Party resulting in immaterial liability incurred by any Loan Party. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

                  (z) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of the Loan Parties taken as a whole, or (ii) any Loan Party, on the one hand, and any supplier thereof, on

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the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of the Loan Parties taken as a whole, and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change which would, individually or in the aggregate, be material to the business or operations of the Loan Parties taken as a whole.

                  (aa) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(aa) sets forth a complete and accurate list as of the Effective Date of (i) the full and correct legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

                  (bb) Tradenames. Schedule 6.01(bb) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames, business names or similar appellations used by each Loan Party or any of its divisions or other business units during the past five years.

                  (cc) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit and Inventory in locations not within the United States with an aggregate Book Value not exceeding $650,000) other than (i) those locations listed on Schedule 6.01(cc) and (ii) any other locations approved in writing by the Collateral Agent (and with respect to Inventory, the Administrative Agent) from time to time. Schedule 6.01(cc) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                  (dd) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. To the extent governed by the Uniform Commercial Code, upon the filing of the UCC financing statements described in Section 5.01(d)(vii) and, to the extent governed by United States federal law, upon the recording of the Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, each as defined in and referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby that may be perfected by such aforementioned filings or recordings shall be perfected, first priority security interests (subject, as to priority, only to the Permitted Liens that, as a matter of law (including, without limitation, the priority rules of the Uniform Commercial Code), would be prior to the Liens of the Collateral Agent and, with respect to Senior Secured Priority Collateral only, Liens in favor of the Senior Secured Notes), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent, trademark and copyright applications and registrations and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

                  (ee) [Reserved].

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                  (ff) Financial Assistance. (i) No proceeds of any Loan have been made or will be used to subscribe for or acquire Capital Stock of Milacron Capital or Milacron B.V. or to refinance existing Indebtedness used for such purpose and (ii) the Dutch financial assistance rules do not apply to the pledge of the Capital Stock of Milacron Capital or Milacron B.V.

                  (gg) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  (hh) Canadian Pension and Benefit Plan Matters. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material statutory obligations of any Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There are no outstanding suits concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles). None of the Canadian Borrowing Base Guarantor employs any employees outside of Canada.

                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

            Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, LC Exposure (other than any LC Exposure that is cash collateralized in accordance with the terms of this Agreement) or any other Obligation (whether or not due), other than contingent obligations and indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

                  (a) Reporting Requirements. Furnish to each Agent and each
Lender:

                        (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries (or, if earlier, the date five Business Days after the Parent files its Form 10-Q with the SEC) commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, balance sheets, statements of operations and retained earnings and statements of cash flow of the Parent and its Subsidiaries as at the end of such quarter, in each case, on a consolidated and, to the extent prepared, consolidating basis (on a basis consistent with the business unit financial projections provided to the Administrative Agent on the Effective Date), and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and, in the case of consolidated information, certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Administrative Agent and the Lenders, subject to normal year-end adjustments and the absence of footnotes;

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                        (ii)  as soon as available, and in any event within 90
      days after the end of each Fiscal Year of the Parent and its Subsidiaries (or, if earlier, the date five Business Days after the Parent files its form 10-K with the SEC), balance sheets, statements of operations and retained earnings and statements of cash flow of the Parent and its Subsidiaries as at the end of such Fiscal Year, in each case, on a consolidated and, to the extent prepared in connection with the audit thereof, consolidating basis (on a basis consistent with the business unit financial projections provided to the Administrative Agent on the Effective Date), and setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and, in the case of consolidated information, prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Administrative Agent (which opinion on such consolidated information shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                        (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Administrative Agent and the Lenders, subject to normal year-end adjustments and the absence of footnotes;

                        (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i),
      (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries with a view to determining whether the Parent and its Subsidiaries are in compliance with all of the provisions of this Agreement and such Loan Documents at the time of such review, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence at the date of such certification of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                        (v) upon the Administrative Agent's reasonable request, reports as required by Section 8.05(a)(ii), in form and detail reasonably satisfactory to the Administrative

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      Agent and certified by an Authorized Officer of the Administrative
      Borrower as being accurate and complete in all material respects;

                        (vi) (A) as soon as available and in any event within 15 days after the end of each month commencing with the first month ending after the Effective Date, or (B) no later than 12:00 noon (New York time) Thursday of each calendar week, if requested by the Administrative Agent when Availability (before deducting the Availability Reserve) would be less than Required Availability, a Borrowing Base Certificate, current as of the close of business on Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as the Administrative Agent may reasonably request from time to time, provided that (I) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless the Administrative Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower, (II) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, the Administrative Agent's reasonable judgment shall control until such dispute is resolved and (III) in the case of Borrowing Base Certificates delivered on a weekly basis, the Inventory component may be updated on a monthly basis;

                        (vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                        (viii) as soon as possible, and in any event within 3 Business Days after any Authorized Officer has knowledge of the occurrence of an Event of Default or Default that is continuing or the occurrence of any event or development that could reasonably be expected have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                        (ix) (A) as soon as possible and in any event within 15 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 10 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 15 days after the filing thereof with the Internal Revenue Service if requested by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 15 days after any Loan Party or any ERISA Affiliate thereof knows or

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



      has reason to know that a required installment within the meaning of
      Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 10 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA and (F) promptly and in any event within 15 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof, in each case under the immediately preceding clauses (A) through (F), to the extent any such event or occurrence would reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate thereof in an amount in excess of $500,000;

                        (x) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                        (xi) as soon as possible and in any event within 5 Business Days after any Authorized Officer has knowledge of the execution, receipt or delivery thereof, copies of any notices that any Loan Party executes or receives in connection with any Material Contract (other than Indebtedness) that such Loan Party determines in good faith to be material to the Administrative Agent of the Lenders;

                        (xii) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party that, in each case, such Loan Party determines in good faith to be material to such transaction or to the Administrative Agent or the Lenders; provided that nothing in this clause
      (xii) shall be deemed to permit any such Disposition;

                        (xiii) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of all statements, reports and other information any Loan Party sends to or receives from any the holder of the Senior Secured Notes or files with the SEC or any national (domestic or foreign) securities exchange;

                        (xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                        (xv) not later than 30 days prior to the end of each Fiscal Year of the Parent and its Subsidiaries, a copy of the annual operating plan of the Parent and its Subsidiaries, which shall include without limitation, a forecast of the balance sheet, income statement and statement of cash flows for the subsequent Fiscal Year of the Parent and its Subsidiaries in a form reasonably acceptable to the Administrative Agent and prepared on a monthly basis by management;

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                        (xvi) promptly upon request, such other information
      concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

            (b) Additional Guaranties and Collateral Security. Cause:

                        (i) each wholly owned Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 3 Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary (other than a Foreign Subsidiary) and, in the case of a Foreign Subsidiary, all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Foreign Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares; provided that (i) the provisions contained in clauses (x) and (y) of this clause (C) shall not apply until the date upon which the Discharge of Term Obligations has occurred, and (ii) until the date upon which the Discharge of Term Obligations has occurred, the opinion and certificate referred to in clause (z) of this clause (C) shall be, in each case, limited in scope and substance to the opinion and certificate, if any, delivered to the trustee for the holders of the Senior Secured Notes in connection with such Subsidiary becoming party to any Senior Secured Notes Document, (D) (1) prior to the Discharge of Term Obligations, to the extent mortgages are delivered creating on the owned real property of such Subsidiary a perfected first priority security interest securing the Senior Secured Notes, one or more Mortgages creating on such real property a perfected second priority Lien on such property, and thereafter, at the request of the Collateral Agent, one or more Mortgages creating on such real property a perfected, first priority Lien on such real property and
      (2) prior to the Discharge of Term Obligations, to the extent delivered to the trustee for the holders of the Senior Secured Notes, and thereafter, at the request of the Collateral Agent, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance reasonably satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 7.01(v) or otherwise, (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Pledge Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; provided, however, that in no event shall (a) any Loan Party be required to grant a Lien on any Excluded Assets or (b) any Foreign Subsidiary be required to guaranty the Obligations or grant a Lien on any of its assets to secure the Obligations if such guaranty or Lien shall result in a "deemed dividend" to any of the Loan Parties; and

                        (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing, (x) in the case such Subsidiary is a Domestic Subsidiary, all of the Capital Stock of such Subsidiary, and (y) in the case such Subsidiary is a directly owned Foreign Subsidiary, all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed,

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      (C) such opinion of counsel and such approving certificate of such
      Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (D) prior to the Discharge of Term Obligations, to the extent delivered to the trustee for the holders of the Senior Secured Notes, and thereafter, at the request of the Collateral Agent, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent; provided that (i) the provisions contained in clauses (A) and (B) of this paragraph shall not apply until the date upon which the Discharge of Term Obligations has occurred, (ii) until the date upon which the Discharge of Term Obligations has occurred, the opinion and certificate referred to in clause (C) of this paragraph shall be, in each case, limited in scope and substance to the opinion and certificate, if any, delivered to the trustee for the holders of the Senior Secured Notes in connection with any pledge of such Subsidiary pursuant to the Senior Secured Notes Documents and
      (iii) in no event shall any Loan Party be required to grant a Lien on any Excluded Assets,

                  (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental
Laws) and with all material agreements, (excluding agreements in respect of Indebtedness), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, other than in the case of clauses (i) and (ii) above, taxes, assessments and governmental charges and levies and other lawful claims described therein, the aggregate amount of which does not at any time exceed $100,000.

                  (d) Preservation of Existence, Etc. Except as permitted by
Section 7.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges in all material respects, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the absence of any such qualification could not reasonably be expected to result in a Material Adverse Effect.

                  (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with adequate and sufficient entries made to permit the preparation by the Parent of its financial statements in accordance with GAAP.

                  (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments reasonably necessary to determine compliance with or liabilities under Environmental Laws or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

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                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are, in any material respects, necessary or useful in the proper conduct of its business in working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                  (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies of similar size and in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent; provided, however, the Parent and its Subsidiaries may maintain self-insurance (which shall include insurance maintained through Milacron Assurance) in connection with the insurance requirements set forth above to the extent reasonably prudent and consistent with past practices. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall use reasonable efforts to cause its insurance providers to provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

                  (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Collateral Agent written notice within ten (10) days of any Loan Party obtaining knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property currently or during the period of ownership or operation by any Loan Party, formerly owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to abate said Release; provided, however, that no Loan Party shall be required to undertake any Remedial Action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith

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and by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-performance thereof and adequate reserves, if any, are being maintained with respect to such circumstances in accordance with GAAP;
(iv) provide the Collateral Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries;
(B) commencement of any Environmental Action, or written notice that an Environmental Action will be filed, against any Loan Party or any of its Subsidiaries which, if adversely determined, could be reasonably expected to have a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect; (v) defend, indemnify and hold harmless the Collateral Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the Handling, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property presently or, during the period of ownership or operation by any Loan Party or any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence, Handling or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence, Handling or Release of such Hazardous Materials, (D) any violation of any Environmental Law by any Loan Party or any of its Subsidiaries and/or (E) any Environmental Action relating to any Loan Party or any of its Subsidiaries filed against the Collateral Agent or any Lender; provided that, the Loan Parties shall not have any obligation to indemnify and hold harmless the Collateral Agent, Lender or other party under this subsection 7.01(j)(v) regarding any environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of the Collateral Agent or Lender as determined by a final judgment of a court of competent jurisdiction; (vi) maintain and preserve, in all material respects, all Environmental Permits necessary to operate, use or occupy each of the Loan Parties' businesses, Facilities, operations, properties and assets; (vii) maintain and comply, in all material respects, with any applicable financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy each of the Loan Parties' businesses, Facilities, operations, properties and assets; (viii) comply, in all material respects, with all applicable writs, orders, consent decrees, judgments, injunctions, communications by any Governmental Authority, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws; (ix) provide the Collateral Agent with prompt written notice in the event any Loan Party is required to spend more than $100,000 individually or $500,000 in the aggregate to comply with any Environmental Laws that have been promulgated and enacted by a Governmental Authority throughout the term of this Agreement; and
(x) file and submit truthful and complete representations, including, without limitation, applications, warranty statements and accompanying materials provided in support of such representations, submitted by the Loan Parties to obtain insurance.

                  Without limiting the generality of the foregoing, whenever the Collateral Agent reasonably determine that there is non-compliance, or any condition which requires any action by or on behalf of any Loan Party in order to avoid any material non-compliance, with any Environmental Law which could reasonably be expected to result in the imposition of material fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Loan Parties on a consolidated basis, the Loan Parties shall, at the Collateral Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to the Collateral Agent to conduct, as applicable, such reasonable assessments, investigations or tests of the site where any Loan Party's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Collateral Agent a report as to such non-compliance setting

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forth the results of such assessments, investigations or tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Collateral Agent a supplemental report of such engineer whenever the scope of such non-compliance, or the applicable Loan Party's response thereto or the estimated costs thereof, shall change in any material respect.

            The Loan Parties acknowledge and agree that neither the Loan Documents nor the actions of the Collateral Agent or any Lender pursuant thereto shall operate or be deemed (i) to place upon the Collateral Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of property or facilities of the Loan Parties or (ii) to make the Collateral Agent or any Lender the "owner" or "operator" of any property or facilities of the Loan Parties or a "responsible party" within the meaning of applicable Environmental Laws. The indemnification provisions of this
Section 7.01(j) shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

                  (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries (subject to the limitations contained in Section 7.01(b)), but, in the case of the common stock (or other equity interests) of a Foreign Subsidiary, such Liens shall be limited to all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Foreign Subsidiary, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Administrative Agent and the Collateral Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office and, (ii) authorizes the Administrative Agent and the Collateral Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party (including, without limitation, any such financing statements that indicate the Collateral as "all assets" or words of similar import).

                  (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral with an aggregate book value exceeding $500,000, other than to locations set forth on Schedule 6.01(cc) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  (m) Landlord Waivers; Collateral Access Agreements.

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                        (i)   At any time any Collateral with a book value in
      excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, use reasonable efforts to obtain a Landlord Waiver; provided, that in the event the Loan Parties are unable to obtain any such Landlord Waiver the Administrative Agent may establish Reserves to the Borrowing Base as it deems necessary with respect to any such Collateral; and

                        (ii) Use reasonable efforts to obtain Bailee Letters or similar collateral access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing access to Collateral located on any premises not owned by a Loan Party in order to remove such Collateral from such premises during an Event of Default; provided, that in the event the Loan Parties are unable to obtain any such written access agreements, the Administrative Agent may establish Reserves to the Borrowing Base as it deems necessary with respect to any such Collateral.

                  (n) [Reserved].

                  (o) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Administrative Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                  (p) Borrowing Base. Maintain all Revolving Credit Loans and LC Exposure in compliance with the then current Borrowing Base.

                  (q) Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit in accordance with Section 6.01(t).

                  (r) Post-Closing Matters.

                        (i) Cash Management System. On or prior to the Cash Management Date, establish and maintain a cash management system reasonably acceptable to the Administrative Agent that provides for the Loan Parties' account debtors to remit all payments in respect of receivables and other amounts due to the Loan Parties to lockbox and accounts maintained by the Loan Parties with the Administrative Agent, an Affiliate of the Administrative Agent, any Lender or any bank providing cash management services to the Loan Parties on the Effective Date.

                        (ii) Inactive Subsidiaries. On or prior to the date that is 90 days after the Effective Date, either (i) dissolve each of the Inactive Subsidiaries (other than Cincinnati Milacron UK Holdings Co.) or
      (ii) (A) cause each such Inactive Subsidiary (other than Cincinnati Milacron UK Holdings Co.) to execute and deliver to the Collateral Agent, a Guaranty, Security Agreement, Pledge Agreement and Mortgage in accordance with the terms of Section 7.01(b) (notwithstanding the fact that such Subsidiary was in existence on the Effective Date) and (B) cause the owner of the Capital Stock of such Subsidiary to execute and deliver to the Collateral Agent a Pledge Agreement pledging the shares of such Subsidiary in accordance with the terms of Section 7.01(b) (notwithstanding the fact that such Subsidiary was in existence on the Effective Date); provided, however, that, in the case of Cincinnati Milacron UK Holdings Co., on or prior to the date that is 90 days after the Effective Date, the Loan Parties shall have filed with the appropriate governmental authorities all filings, recordations or other documents necessary for dissolving or terminating the existence of such company in accordance with the laws of the

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      United Kingdom and shall have provided evidence thereof to the
      Administrative Agent which shall be reasonably satisfactory to the Administrative Agent.

                        (iii) Comerica and Bank of America Accounts. On or prior to the date that is 180 days after the Effective Date, close all accounts held by any Loan Party at Comerica Bank or Bank of America as of the Effective Date and, in each case, cause all payments in respect of receivables and other amounts due to the Loan Parties being remitted to such accounts to be remitted to another account at a bank which is subject to a Control Agreement in favor of the Collateral Agent.

                        (iv) Control Agreements for the Bank One Account and the Deutsche Securities Account. On or prior to the date that is 5 Business Days after the Effective Date (or such later date as is acceptable to the Collateral Agent in its sole discretion), deliver Control Agreements to the Collateral Agent, duly executed by the applicable parties, with respect to each of the Bank One Account and the Deutsche Securities Account (as each such term is defined in Section 5.01(d)(vi).

                  (s) Conference Calls. If requested by the Administrative Agent upon reasonable advance notice, conduct a monthly conference call to update the Administrative Agent and the Lenders the Borrowers' and their Subsidiaries' consolidated financial condition, operations, prospects and respective businesses.

                  (t) Misplaced Notes. If found, the Misplaced Note Holder agrees to promptly pledge, or cause to be pledged, the Misplaced Notes in favor of the Collateral Agent, for the benefit of Lenders, as required under the Pledge Agreement.

                  (u) Canadian Pension and Benefit Plans.

                        (i) For each existing Canadian Pension Plan of any Canadian Borrowing Base Guarantor, such Canadian Borrowing Base Guarantor shall ensure that such plan retains its registered status under and is administered in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

                        (ii) For each Canadian Pension Plan hereafter adopted by any Canadian Borrowing Base Guarantor that is required to be registered under the ITA or any other applicable laws, that Canadian Borrowing Base Guarantor shall use its best efforts to seek and receive confirmation in writing from the applicable governmental authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

                        (iii) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of any Canadian Borrowing Base Guarantor, such Canadian Borrowing Base Guarantor shall in a timely fashion perform in all material respects all statutory obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

                        (iv) Each Canadian Borrowing Base Guarantor shall deliver to the Administrative Agent if requested by the Administrative Agent, promptly after the filing thereof by such Canadian Borrowing Base Guarantor with any applicable governmental authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of such Canadian Borrowing Base Guarantor; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that such Canadian Borrowing Base Guarantor may

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      receive from any applicable governmental authority with respect to any
      Canadian Pension Plan of such Canadian Borrowing Base Guarantor; and (iii) notification within 30 days of any increases having a cost to such Canadian Borrowing Base Guarantor in excess of Cdn.$250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Canadian Borrowing Base Guarantor was not previously contributing.

                  (v) After Acquired Real Property. Upon the acquisition by it or any of its Domestic Subsidiaries after the Effective Date of any interest (whether fee or leasehold) in any real property (wherever located), but excluding any Excluded Assets (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $750,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of a leasehold interest, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below (subject to the limitations contained in Section 7.01(b)) or in the case of leasehold, a leasehold Mortgage or Landlord's Waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent the following, in each case, prior to the Discharge of Term Obligations, to the extent delivered to the trustee for the holders of the Senior Secured Notes, and thereafter, at the request of the Collateral Agent, and each in form and substance reasonably satisfactory to the Collateral Agent:
(i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form, (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable second priority (or, in the event that the Senior Secured Notes have been paid in full, first priority) lien on the property purported to be covered thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder,
(iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent,
(v) at the Collateral Agent's reasonable request, Phase I Environmental Site Assessments, or such other non-intrusive and non-Phase II environmental assessment as the Collateral Agent may reasonably request, with respect to such real property, by a consultant reasonably satisfactory to the Collateral Agent,
(vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(v).

                  (w) Senior Secured Priority Collateral. (i) Cause any and all proceeds of a Sale of Senior Secured Note Priority Collateral (as defined in the Senior Secured Notes Indenture) received by such Loan Party or any of its Subsidiaries or any other amounts payable to the holders of the Senior Secured Notes or required to be held as Senior Secured Priority Collateral or otherwise applied in accordance with the Senior Secured Notes Indentures to be deposited into a Senior Secured Priority Account in accordance with the terms of Section 4.10(3) of the Senior Secured Notes Indenture, (ii) promptly after such deposit, deliver (or cause to be delivered) to the Administrative Agent an officer's

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certificate of an Authorized Officer of the Administrative Borrower certifying that all such amounts have been deposited into a Senior Secured Priority Account, provided that, at no time shall any of such amounts be deposited to any other deposit or securities account maintained by the Loan Parties and (iii) within 5 Business Days after the date upon which the Discharge of Term Obligations has occurred, transfer (or cause to be transferred) all amounts deposited to any Senior Secured Priority Account to a deposit account subject to a Control Agreement in favor of the Collateral Agent. The Administrative Borrower shall give the Administrative Agent prompt written notice of any withdrawal from any Senior Secured Priority Account.

            Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, LC Exposure (other than any LC Exposure that is cash collateralized in accordance with the terms of this Agreement) or any other Obligation (whether or not due), other than contingent obligations or indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, an effective financing statement (or the equivalent thereof) creating an effective Lien thereto that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of Accounts) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

                  (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                  (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, license or sublicense, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                        (i) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of excess, obsolete or worn-out equipment in the ordinary course of business, (C) sell or otherwise dispose of other property or assets (excluding Accounts and Inventory) for cash in an aggregate amount not less than the fair market value of such property or assets, (D) sell or otherwise dispose of the Designated Real Property to a third party (the "Designated Real Property Disposition"), (E) dispose of cash or sell or liquidate Permitted Investments or other cash equivalents, (F) enter, in the ordinary course of business and consistent with past practices, into operating leases and subleases or licenses or sublicenses of any property and (G) sell notes receivable with a maturity of not less than 2 years to PNC Bank, National Association on term and conditions and pursuant to documentation satisfactory to the

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      Administrative Agent in its sole discretion, provided that the Net Cash
      Proceeds of any disposition (x) in the case of clause (B) above, do not exceed $3,000,000 in the aggregate, (y) in the case of clauses (C) and (G) above, respectively, do not exceed $10,000,000 in the aggregate for each such clause and (z) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders to be applied, to the extent required, pursuant to the terms of Section 2.05(c)(iii); and provided, further however, that in the case of any Sale of Senior Secured Note Priority Collateral (as defined in the Senior Secured Notes Indenture), the Loan Parties shall (A) give the Administrative Agent prior notice of all such sales or dispositions, (B) certify that all proceeds thereof shall be deposited into a Senior Secured Priority Account in accordance with Section 7.01(w) and as otherwise required by the Senior Secured Notes Indenture, the Intercreditor Agreement or the Loan Documents and (C) notify the Administrative Agent in accordance with Section 7.01(w) prior to any withdrawals from or deposits to any such account.

                        (ii) any Guarantor (x) may be merged into any Loan Party, or may be consolidated or amalgamated with another Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Guarantor gives the Administrative Agent at least 30 days' prior written notice of such merger, consolidation or amalgamation,
      (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Person's Capital Stock is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired to any other Loan Party so long as
      (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction and (C) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such sale or other disposition;

                        (iii) any wholly-owned Domestic Subsidiary that is not a Loan Party (x) may be merged into any other wholly-owned Domestic Subsidiary, or may be consolidated or amalgamated with another wholly-owned Domestic Subsidiary, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Administrative Agent at least 30 days' prior written notice of such merger, consolidation or amalgamation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Domestic Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of such surviving Domestic Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired to any other wholly-owned Domestic Subsidiary so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction and (C) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such sale or other disposition;

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                        (iv)  any Foreign Subsidiary (other than any Foreign
      Subsidiary of Milacron Capital ) (x) may be merged into any other Foreign Subsidiary (other than any Foreign Subsidiary of Milacron Capital), or may be consolidated or amalgamated with another Foreign Subsidiary (other than any Foreign Subsidiary of Milacron Capital), so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (C) to the extent such Foreign Subsidiary is owned directly by a Loan Party, all of the non-voting Capital Stock and 65% of the voting Capital Stock of the surviving Foreign Subsidiary is the subject of a Pledge Agreement, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired to any other Foreign Subsidiary (other than any Foreign Subsidiary of Milacron Capital) so long as (A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction; and

                        (v) any Foreign Subsidiary of Milacron Capital (other than Milacron B.V.) (x) may be merged into any other Foreign Subsidiary of Milacron Capital, or may be consolidated or amalgamated with another Foreign Subsidiary of Milacron Capital, so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (C) to the extent such Foreign Subsidiary is owned directly by Milacron Capital, all of the non-voting Capital Stock and 65% of the voting Capital Stock of the surviving Foreign Subsidiary is the subject of a Pledge Agreement, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired to any other Foreign Subsidiary of Milacron Capital so long as (A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction.

                  (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 6.01(l).

                  (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extensions of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for:

                        (i) investments existing on the Effective Date, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other material modification of the terms thereof,

                        (ii) investments permitted under clause (j) of the definition of "Permitted Indebtedness",

                        (iii) Permitted Investments,

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



                        (iv) investments not constituting loans or advances by any Domestic Loan Party in any other Domestic Loan Party,

                        (v) loans and advances to directors, officers and employees of the Parent and its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding,

                        (vi) investments under Hedging Agreements entered into in the ordinary course of financial management and not for speculative purposes,

                        (vii) pledges and deposits permitted under clause (f) of the definition of Permitted Liens,

                        (viii) investments in deposit accounts in the ordinary course of business,

                        (ix) investments received in connection with an Insolvency Proceeding of any supplier, customer or other Person having an obligation in favor of any Loan Party as a result of a settlement of delinquent accounts and deposits with, such customers, suppliers or other Persons arising in the ordinary course of business,

                        (x) investments existing on the Effective Date not constituting loans or advances in the Subsidiaries of the Loan Parties and the creation of new Subsidiaries by any Loan Party so long as such creation is in compliance with Section 7.01(b),

                        (xi) investments by the Parent the consideration of which consists solely of the issuance of the Parent's common Capital Stock to the third party to the extent (A) the aggregate market value of all such issuances (measured at the time of each such issuance) does not exceed $5,000,000, (B) immediately before and after the making of any such investment, there shall exist no Event of Default, (C) the Loan Parties do not incur any material liabilities related to such investment, (D) the rights of the Administrative Agent and the Lenders are not adversely affected by any such investment, (E) the Administrative Agent shall have received at least 15 days' prior written notice of such investment and (F) on the date of consummation of such investment, the Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying, as of such date, that the conditions set forth in the foregoing clauses (A) through (D) of this subsection (xi) have been satisfied,

                        (xii) (A) investments in China JV by any Subsidiary of the Parent that is not a Loan Party to the extent that such investment will not involve, require, result in or otherwise obligate any cash or cash consideration made or to be made by the Loan Parties in an aggregate amount exceeding $1,000,000; and (B) investments in any joint venture to which the Parent or any of its Subsidiaries is a party (other than the China JV) by the Parent or any of its Subsidiaries to the extent that such investment will not involve, require, result in or otherwise obligate any cash or cash consideration made or to be made by the Loan Parties in an aggregate amount not exceeding $3,500,000,

                        (xiii) investments in a wholly-owned Foreign Subsidiary organized under the laws of China by the Parent or any Subsidiary of the Parent in an aggregate amount not exceeding $500,000;

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                        (xiv) other investments not otherwise permitted under
      clauses (i) through (xiii) above or (xv) through (xvii) below in an aggregate amount not exceeding $1,500,000 and to the extent such investments are made within the United States,

                        (xv) investments constituting Contingent Obligations to the extent permitted under clause (m) of the definition of Permitted Indebtedness,

                        (xvi) investments constituting Accounts arising in the ordinary course of business, and

                        (xvii) the acquisition by D-M-E Company of all the shares of Capital Stock owned by D-M-E U.S.A. Inc. in (x) Amalgamated Diemold D-M-E Pty. Ltd. (Australia), (y) D-M-E Company (India) Pvt. Ltd. and (z) D-M-E Engineering Pty. Ltd. (Singapore).

                  (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of annual payments under all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries to exceed $20,000,000 (exclusive of replacements, renewals and extensions, no more than $3,000,000 of which, on an annualized basis, will be incurred after the Effective Date).

                  (g) [Reserved].

                  (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of any Loan Party may pay dividends or make other distributions to any Loan Party, (B) the Parent may pay dividends in the form of common Capital Stock, (C) the Parent may pay dividends or other payments on its preferred stock issued and outstanding on the Effective Date,
(D) any Subsidiary that is not a Loan Party may pay dividends or make other distributions to any Loan Party or any Subsidiary of a Loan Party, (E) any non-wholly owned Subsidiary of a Loan Party may pay dividends or make other distributions to its shareholders generally so long as the Loan Party or its respective Subsidiary which owns Capital Stock in the Subsidiary paying such dividends or making such other distributions receives at least its proportionate share thereof (based upon its relative holdings of Capital Stock in the Subsidiary paying such dividends and taking into account relative preferences, if any, of the various classes of Capital Stock in such Subsidiary), (F) the

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Parent may retire, acquire or terminate any warrant, option or other right in its Capital Stock upon exercise in a transaction in which neither Parent nor any of its Subsidiaries makes any cash payment in respect of such exercise, (G) the Parent may issue New US Securities in exchange for or upon conversion of New US Securities to the extent required by the Mizuho/Glencore Transaction Documents,
(H) the Parent may use up to $31,500,000 of the Net Cash Proceeds of a "Rights Offering" (as defined in the Mizuho/Glencore Transaction Documents as in effect on the Effective Date) to redeem preferred stock in accordance with the terms of the Mizuho/Glencore Transaction Documents (a "Rights Offer Redemption"), (I) the Parent may make quarterly dividend payments on the New US Securities, if before and after giving effect thereto, Excess Availability exceeds Required Availability and (J) the Parent may at any time after the first anniversary of the Effective Date redeem or repurchase shares of its preferred stock issued and outstanding on the Effective Date, so long as: (i) immediately before and after consummation of such redemption or repurchase, no Default or Event of Default shall have occurred and be continuing, (ii) immediately before and after consummation of such redemption or repurchase, the Borrowers and their Subsidiaries shall have pro forma Availability (without deducting the Availability Reserve) of not less than $35,000,000 for the 90 day period preceding such transaction and no later than the date on which such redemption or repurchase is to be consummated, the Administrative Borrower shall submit a certificate of the chief financial officer of the Administrative Borrower setting forth reasonably detailed calculations demonstrating compliance with such required pro forma Availability and certifying that the other conditions set forth in this clause (J) have been satisfied and (iii) the aggregate purchase price paid for all redemptions and repurchases pursuant to this clause
(J) shall not exceed $6,300,000.

                  (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                  (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e), (iv) the Mizuho/Glencore Transactions (including any Rights Offering as defined therein), and (v) compensation, retirement, expense reimbursement and indemnification arrangements with directors, officers, employees or consultants in the ordinary course of business, including the issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options, retirement plans and stock ownership plans approved by the Board of Directors of the Parent made in the ordinary course of business consistent with past practices.

                  (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of any Loan Party
(i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries,
(ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing;

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



provided, however, that nothing in any of clauses (i) through (iv) of this
Section 7.02(k) shall prohibit or restrict compliance with:

                        (A)   this Agreement and the other Loan Documents;

                        (B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k) and any renewal, extension, refinance or replacement thereof that does not expand the scope of any such encumbrance or restriction;

                        (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                        (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or similar contract in respect of such property or assets;

                        (E) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien described in clause (e)(i) of the definition of "Permitted Lien" from restricting on customary terms the transfer of any property or assets subject thereto;

                        (F) agreements related to the Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness to the extent any such restrictions are limited to the Foreign Subsidiaries that are parties to such agreements;

                        (G) the Mizuho/Glencore Transaction Documents and any New US Securities; or

                        (H) the governing agreement and other agreements, instruments or documents entered into in connection with the formation of
      (i) the China JV or (ii) any other joint venture to which the Parent or any of its Subsidiaries is a party and which is permitted pursuant to
      Section 7.02(e)(xii)(B) and, in each case, any renewal, extension, refinancing or replacement thereof that does not expand the scope of any such encumbrance or restriction.

                  (l) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance or sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance or sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants other than (x) the issuance of common Capital Stock of the Parent or warrants or options to acquire any such common Capital Stock to the extent such issuances are permitted pursuant to Section 7.02(e)(xi), Section 7.02(j)(v) or
Section 7.02(m)(iv) (including, without limitation, issuances pursuant to the Mizuho/Glencore Transaction Documents) and (y) issuances by any joint venture permitted by Section 7.02(e)(xii) of Capital Stock to the owners of such joint venture.

                  (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

                        (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its

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      Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement, guaranty or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Agents or the Lenders or the issuer of such Indebtedness in any respect, provided that, in the case of the Senior Secured Notes Indenture and the Senior Secured Notes, any amendment, modification or other change may be made to any of such documents, if after giving effect to such amendment, modification or change (A) such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring six months after the then latest Final Maturity Date,
      (B) the interest rate applicable to the Senior Secured Notes shall not be higher than such interest rate as in effect on the Effective Date, (C) the defined terms "Credit Facility Document," "Credit Facility Liens," "Credit Facility Priority Collateral," "Discharge of Credit Facility Obligations," and "Discharge of Senior Secured Note Obligations," appearing in the Senior Secured Notes Indenture and Section 4.10(3) of the Senior Secured Notes Indenture shall not be changed, in each case, from those appearing in the Senior Secured Notes Indenture as in effect as of the Effective Date and (D) the terms governing any such Indebtedness shall not contain any provision (including, without limitation, covenants, mandatory redemptions or offers to purchase or prepay, defaults and remedies) which, in the reasonable judgment of the Administrative Agent is materially more adverse to the Agents or the Lenders than the provisions in the Senior Secured Notes Documents as of the Effective Date;

                        (ii) except for the Obligations and Indebtedness permitted under clause (j) of the definition Permitted Indebtedness (but excluding the Opening Availability Loan), make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of, or otherwise voluntarily satisfy prior to the scheduled maturity thereof in any manner, any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent any such optional payment, prepayment, redemption, defeasance, sinking fund payment, acquisition, refund, refinancing, replacement or exchange is pursuant to Section 3.07 of the Senior Secured Notes Indenture or is otherwise expressly permitted by the definition of Permitted Indebtedness, the Intercreditor Agreement or referred to in Section 2.05(c)(ix)) (whether or not requiring a prepayment of the Loans pursuant to either such section), or contemplated by the Mizuho/Glencore Transactions or the Euro Note Transactions or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; provided, however, that the Loan Parties may prepay, defease or otherwise voluntarily satisfy prior to the scheduled maturity thereof, the Opening Availability Loan so long as: (1) immediately before and after consummation of such repayment, defeasance or satisfaction, no Default or Event of Default shall have occurred and be continuing, (2) immediately before and after consummation of such repayment, defeasance or satisfaction, the Borrowers and their Subsidiaries shall have pro forma Availability (without deducting the Availability Reserve) of not less than $30,000,000 for the 30 day period preceding such transaction and no later than the date on which such transaction is to be consummated, the Administrative Borrower shall submit a certificate of the chief financial officer of the Administrative Borrower setting forth reasonably detailed calculations demonstrating compliance with such required pro forma Availability and certifying that the other

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



      conditions set forth in this proviso have been satisfied and (3) the aggregate amount of principal that may be so prepaid, defeased or satisfied from and after the Effective Date shall not exceed $5,000,000;

                        (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN; or

                        (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause
      (iv) that (A) are in connection with the Mizuho/Glencore Transactions or
      (B) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, however, that, in no event shall Parent permit any Subsidiaries' certificate of incorporation, bylaws or other similar organizational document (other than D-M-E U.S.A. INC. or Uniloy Milacron U.S.A. Inc.) to contain any provision of the type, or having the purpose of, clause Ninth of Parent's certificate of incorporation as in effect on the Effective Date.

                  (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                  (o) Compromise of Accounts. Compromise or adjust any Account (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so unless (i) no Default or Event of Default has occurred and is continuing and (ii) such compromise, adjustment or grant is made in the ordinary course of its business in accordance with its practices and policies.

                  (p) ERISA. (i) Engage, or permit any ERISA Affiliate to intentionally engage, in any transaction described in Section 4069 of ERISA;
(ii) engage, or permit any ERISA Affiliate to intentionally engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as (x) set forth in
Schedule 6.01(i) in accordance with the terms of such plans, (y) provided to certain employees upon the termination of employment of any such employee in the ordinary course of business, or (z) required by Section 601 of ERISA Section 4980B of the Internal Revenue Code or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

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                  (q) Environmental. Permit Handling, Release or disposal of
Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and except for such Handling, Release or disposal of Hazardous Materials that could not reasonably be expected to result in a Material Adverse Effect.

                  (r) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract if such amendment, change or waiver is adverse to the interests of any Loan Party other than any such material amendment, change or waiver to the Euro Notes or the Euro Indenture pursuant to the Euro Note Transactions.

                  (s) Misplaced Notes. Create or suffer to exist any Lien upon or with respect to any of the Misplaced Notes except for the Lien created by the Loan Documents.

                  (t) Wholly-Owned Subsidiaries. Permit any Subsidiary that is a wholly-owned, directly or indirectly, by the Parent or any of its other Subsidiaries as of the Effective Date to cease to be wholly-owned, directly or indirectly, by the Parent or any of such other Subsidiaries.

                  (u) Restrictions in Organizational Documents. None of Parent, D-M-E U.S.A. INC. or Uniloy Milacron U.S.A. Inc. shall invoke or otherwise apply the provisions of (i) in the case of the Parent, clause Ninth of its certificate of incorporation, (ii) in the case of D-M-E U.S.A. INC., Article VI of its restated articles of incorporation or (iii) in the case of Uniloy Milacron U.S.A. Inc., Article VI of its articles of incorporation, in each case, as in effect on the Effective Date, in any manner that would impair, compromise or diminish the rights of the Agents, the Issuing Bank and the Lenders under the Loan Documents.

            Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, LC Exposure (other than any LC Exposure that is cash collateralized in accordance with the terms of this Agreement) or any other Obligation (whether or not due), other than contingent obligations or indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Parent ending on the dates set forth in the table below to be less than the applicable corresponding ratio set forth below:

                                                                   Minimum Fixed Charge
                    Quarter End                                       Coverage Ratio
                    -----------                                       --------------
December 31, 2005                                                      1.00 to 1.00

March 31, 2006                                                         1.00 to 1.00

June 30, 2006                                                          1.00 to 1.00

September 30, 2006                                                     1.00 to 1.00

December 31, 2006 and each quarter end occurring thereafter            1.25 to 1.00

                  (b) Cumulative Consolidated EBITDA. Permit Consolidated EBITDA of the Parent on a cumulative basis for any period set forth in the table below to be less than the applicable corresponding amount set forth below:

                                                                                 Cumulative Consolidated
                      Period                                                               EBITDA
                      ------                                                               ------
Three complete calendar months ending September 30, 2004                              $  11,600,000

Six complete calendar months ending December 31, 2004                                 $  25,900,000

Nine complete calendar months ending March 31, 2005                                   $ 32, 300,000

Twelve complete calendar months ending June 30, 2005                                  $  43,000,000

Twelve complete calendar months ending September 30, 2005                             $  48,400,000

                  (c) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries on a cumulative basis during any period set forth in the table below to exceed the amount set forth opposite such period below:

                      Period                                               Cumulative Capital Expenditures
                      ------                                               -------------------------------
Three complete calendar months ending September 30, 2004                               $  6,100,000

Six complete calendar months ending December 31, 2004                                  $ 11,300,000

Nine complete calendar months ending March 31, 2005                                    $ 15,900,000

Twelve complete calendar months ending June 30, 2005                                   $ 20,500,000

Twelve complete calendar months ending September 30, 2005                              $ 20,500,000

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



                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

            Section 8.01 Collection of Accounts; Management of Collateral.

                  (a) In accordance with Section 7.01(r), within 120 days after the Effective Date (or such later time as may be agreed to by the Administrative Agent), (the "Cash Management Date") the Domestic Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Administrative Agent at the Administrative Agent, an Affiliate thereof, any Lender or any bank providing cash management services to the Loan Parties on the Effective Date (each, a "Cash Management Bank"), and shall take such reasonable steps to enforce, collect, receive and cause all amounts owing on the Accounts of the Domestic Loan Parties or any of their Domestic Subsidiaries to be remitted directly to a Cash Management Account (other than any payroll, operating, checking or disbursement account) or the Administrative Agent's Account, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all Collections and other amounts received by any Domestic Loan Party (including payments made by the Account Debtors directly to any Domestic Loan Party) into a Cash Management Account or the Administrative Agent's Account; provided, however, that, (A) at all times prior to the Cash Management Date, the Domestic Loan Parties shall cause the amounts referred to in the foregoing clauses (i) and (ii) to be remitted or deposited to one or more of the accounts listed on
Schedule 6.01(u) which shall be subject to a Control Agreement in favor of the Administrative Agent as of the Effective Date and (B) subject to the limitations set forth in this Agreement, the Domestic Loan Parties and their Domestic Subsidiaries shall be permitted to maintain and fund (i) deposit accounts of Domestic Loan Parties and their Domestic Subsidiaries other than Cash Management Accounts in an aggregate amount not in excess of $4,000,000 at any one time and
(ii) the Excluded Deposit Accounts (as defined in the Security Agreement).

                  (b) Prior to the Cash Management Date (or such later time as may be agreed to by the Administrative Agent), the Domestic Loan Parties shall, with respect to each Cash Management Account, deliver to the Administrative Agent a Cash Management Agreement with respect to such Cash Management Account. Notwithstanding the foregoing, promptly upon the request of the Administrative Agent, each Loan Party shall deliver a Cash Management Agreement to the Administrative Agent with respect to any Cash Management Account identified by the Administrative Agent. Each Cash Management Agreement shall provide, among other things, that the Cash Management Bank shall, from and after the Effective Date forward all cash deposited into the Cash Management Accounts covered thereby by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Administrative Agent's Account; provided, however any such agreement covering any Disbursement Account shall provide that such amounts shall only be transferred to the Administrative Agent's account following the Cash Management Bank's receipt of a notice (an "Activation Notice") from the Administrative Agent which may only be given during the occurrence and continuance of an Event of Default.

                  (c) So long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower may amend Schedule 8.01 to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Domestic Loan Party and such prospective Cash Management Bank shall have executed and

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



delivered to the Administrative Agent a Cash Management Agreement. Each Domestic Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Administrative Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from the Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or the Administrative Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Domestic Loan Parties are hereby deemed to have granted a Lien to the Administrative Agent for the benefit of the Administrative Agent and the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Domestic Loan Party as proceeds of any Collateral shall be held by such Loan Party in trust for the Administrative Agent and the Lenders and upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Administrative Agent's Account; provided, however, all Net Cash Proceeds received directly by such Domestic Loan Party pursuant to an event described in Section 2.05(c)(iii), (iv) or (v) shall be held by such Loan Party in trust for the Administrative Agent and the Lenders and upon receipt be deposited by the Loan Party in original form and no later than the next Business Day after receipt thereof into the Administrative Agent's Account. A Domestic Loan Party shall not commingle such collections with such Loan Party's own funds or the funds of any Subsidiary or Affiliate of such Loan Party or with the proceeds of any assets not included in the Collateral. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or other instruments have actually been collected.

                  (e) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto. The Domestic Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(o).

                  (f) Each Domestic Loan Party hereby appoints the Administrative Agent or its designee on behalf of such Administrative Agent as the Domestic Loan Parties' attorney-in-fact with power exercisable only during the continuance of an Event of Default to endorse any Domestic Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Domestic Loan Party's name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments and verifications of Accounts and notices to Account Debtors with respect to Accounts, to send verification of Accounts, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Domestic Loan Party to such address as the Administrative Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of

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



judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, LC Exposure (other than LC Exposure that is cash collateralized pursuant to the terms of this Agreement) and other Obligations under the Loan Documents are Paid in Full and all of the Loan Documents are terminated.

                  (g) Nothing herein contained shall be construed to constitute the Administrative Agent as agent of any Loan Party for any purpose whatsoever, and the Administrative Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Administrative Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

                  (h) If any Account includes a charge for any tax payable to any Governmental Authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Borrowers shall notify the Administrative Agent if any Account includes taxes due to such Governmental Authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of such Account and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account.

                  (i) No Loan Party shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. To the extent cash has accumulated in D-M-E Company's account no. 1XXXX01 at Comerica Bank as of any date of determination in excess of checks outstanding against such account as of that date and amounts necessary to meet minimum balance requirements, D-M-E Company shall, within one (1) Business Day, transfer such excess cash out of such account and into an account subject to a Control Agreement in favor of the Administrative Agent.

                  (j) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Administrative Agent and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  (k) Notwithstanding any other terms set forth herein or in any other Loan Document, the Administrative Agent shall have the right at any time to require the Canadian Borrowing Base Guarantors to provide Control Agreements and/or Cash Management Agreements with respect to any account into which the proceeds of Accounts of the Canadian Borrowing Base Guarantors are deposited and, each Canadian Borrowing Base Guarantor will so provide such agreements within 120 days after receiving any such request. Without limiting the provisions of this Section 8.01, the parties agree that the provisions of this
Section 8.01 shall apply to the Canadian Borrowing Base Guarantors to the same extent as the Domestic Loan Parties at any time when such Control Agreements and/or Cash Management Agreements are in effect.

            Section 8.02 Accounts Documentation. The Domestic Loan Parties and Canadian Borrowing Base Guarantors will at such intervals as the Administrative Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts to the Administrative Agent and furnish such further schedules and/or information as the Administrative Agent may reasonably require relating to the Accounts, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Domestic Loan Parties shall notify the Administrative Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Administrative Agent and are to be executed and delivered to the Administrative Agent from time to time solely for its convenience in maintaining records of the Collateral. The Domestic Loan Parties' or Canadian Borrowing Base Guarantors' failure to give any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Domestic Loan Parties and the Canadian Borrowing Base Guarantors shall not re-date any invoice or sale or make sales on extended dating beyond that customary in such Loan Parties' industry, and shall not re-bill any Accounts without promptly disclosing the same to the Administrative Agent and providing the Administrative Agent with a copy of such re-billing, identifying the same as such. If the Domestic Loan Parties or the Canadian Borrowing Base Guarantors become aware of anything materially detrimental to any of such Loan Parties' material customers' credit, such Loan Parties will promptly advise the Administrative Agent thereof.

            Section 8.03 Status of Accounts and Other Collateral. With respect to any Account of any Domestic Loan Party or any Canadian Borrowing Base Guarantor that is included by the Borrowers as an Eligible Account in the calculation of the Borrowing Base, each Domestic Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each such Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (c) no such Account shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Collateral Agent;
(d) none of the transactions underlying or giving rise to any such Account shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account is created; (f) all agreements, instruments and other documents relating to any Account shall be true and correct and in all material respects what they purport to be; (g) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Collateral Agent shall reasonably require; (h) such Loan Party shall promptly notify the Collateral Agent if any Account arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps reasonably required by the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (i) such Loan Party will, immediately upon learning thereof, report to the Collateral Agent any material loss or destruction of, or substantial damage to, any of

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



the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (j) if any amount payable under or in connection with any such Account is evidenced by a promissory note or other instrument, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Collateral Agent and the Lenders as additional Collateral; and (k) such Loan Party is not and shall not be entitled to pledge any Collateral Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

            Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agent's and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account. Section
8.05 Collateral Reporting. (a) The Borrowers shall provide the Administrative Agent with the following documents in a form reasonably satisfactory to the Administrative Agent:

                        (i)   on a regular basis as required by the
      Administrative Agent, schedules of sales made, credits issued and cash received;

                        (ii) as soon as possible after the end of each fiscal month (but in any event within fifteen (15) days after the end thereof), on a monthly basis or more frequently as the Administrative Agent may reasonably request: (A) perpetual inventory reports for each location of Inventory of the Loan Parties, but only to the extent such Loan Parties are capable of providing such reports for such location, and if not capable, such other inventory reports in form and substance reasonably acceptable to the Administrative Agent, (B) inventory reports by location and Inventory Category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) agings of Accounts (together with a reconciliation to the previous month's aging and general ledger), (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), and (E) a report setting forth all issued and outstanding letters of credit;

                        (iii) upon the Administrative Agent's request, (A) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and equipment acquired by any Borrower or Guarantor; and

                        (iv) such other reports as to the portion of the Collateral comprised of Inventory, Accounts and Receivables of Domestic Loan Parties and Accounts and Receivables of the Canadian Borrowing Base Guarantors as the Administrative Agent shall reasonably request from time to time.

                  (b) If any Loan Party's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Loan Party hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and

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



related documents to the Administrative Agent and to follow the Administrative Agent's instructions with respect to further services at any time that an Event of Default has occurred and is continuing.

            Section 8.06 Accounts Covenants

                  (a) With respect to any Account of any Domestic Loan Party or any Canadian Borrowing Base Guarantor that is included by the Borrowers as an Eligible Account in the calculation of the Borrowing Base, the Borrowers shall notify the Administrative Agent promptly of: (i) any material delay in any Domestic Loan Party's or any Canadian Borrowing Base Guarantor's performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to the best of any Domestic Loan Party's or any Canadian Borrowing Base Guarantor's knowledge, would cause the Administrative Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without the Administrative Agent's consent (which consent shall not be unreasonably withheld), except as provided in Section 7.02(o). Subject to Section 7.02(o), as long as no Event of Default has occurred and is continuing, Domestic Loan Parties and Canadian Borrowing Base Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Account of any Domestic Loan Party or any Canadian Borrowing Base Guarantor that is included by the Borrowers as an Eligible Account in the calculation of the Borrowing Base: (i) the amounts shown on any invoice delivered to the Administrative Agent or schedule thereof delivered to the Administrative Agent shall be true and complete in all material respects, (ii) any payments made thereon shall be promptly delivered to the Administrative Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as provided in Section 7.02(o), (iv) there shall be promptly reported to the Administrative Agent in accordance with the terms of this Agreement any setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto and (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, state or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (c) The Administrative Agent shall have the right at any time or times, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables, Inventory or Accounts, by mail, telephone, facsimile transmission or otherwise.

            Section 8.07 Inventory Covenants. With respect to the Inventory of any Domestic Loan Party that is included by the Borrowers as Eligible Inventory in the calculation of the Borrowing Base: (a) each such Loan Party shall at all times maintain inventory records reasonably satisfactory to the Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of such Inventory, such Loan Party's cost therefor and daily withdrawals therefrom and additions thereto; (b) such Loan Parties shall conduct a physical count of such Inventory at any time the Administrative Agent may reasonably request, and promptly following such physical inventory shall supply the Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Administrative Agent concerning such physical count; (c) such Loan Parties shall not remove any such Inventory from the locations set forth or permitted herein, without the prior written consent of the Administrative Agent, except for sales of such Inventory in the ordinary course of its business and except to move such Inventory directly from one location set forth or permitted herein to another such location and except for such Inventory shipped from the manufacturer thereof to such Loan Party which is in transit to the locations set forth or permitted herein; (d) upon the Administrative Agent's request, the Borrowers shall, at their expense, deliver or cause to be delivered to the Administrative Agent written appraisals as to such Inventory in form, scope and methodology reasonably acceptable to the Administrative Agent (and consistent with the methodology used by Hilco) by Hilco or an appraiser reasonably acceptable to the Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely; (e) such Loan Parties shall produce, use, store and maintain such Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of such Inventory shall constitute farm products or the proceeds thereof; (g) each such Loan Party assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of such Inventory; (h) such Loan Parties shall not sell such Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any such Loan Party to repurchase such Inventory (unless such Inventory may be returned only if it is not damaged and is resalable in the normal course of business); (i) such Loan Parties shall keep such Inventory in good and marketable condition; and (j) such Loan Parties shall not, without prior written notice to the Administrative Agent or the specific identification of such Inventory in a report with respect thereto provided by the Administrative Borrower to the Administrative Agent pursuant to Section 8.05(a) hereof, acquire or accept any such Inventory on consignment or approval.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                  (a) any Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                  (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the Issuing Bank pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                  (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in:

                        (i) clauses (a)(vi) (at a time when Borrowing Base Certificates are required to be delivered on a weekly basis), (d), (h),
      (p), (q) or (r) of Section 7.01, Section 7.02, Section 7.03, Section 8.01,
      Section 8.02, Section 8.03, Section 8.04, Section 8.06 and Section 8.07, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Pledge Agreement to which it is a party,

                        (ii)  clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) or
      (a)(vii) of Section 7.01 and such failure shall remain unremedied for 5 Business Days,

                        (iii) clauses (a)(v), (a)(vi) (at a time when Borrowing Base Certificates are required to be delivered on a monthly basis),
      (a)(viii), (a)(ix), (a)(x), (a)(xi), (a)(xii), (a)(xiii) and (a)(xiv) of
      Section 7.01 or Section 8.05(a)(ii) and such failure shall remain unremedied for 3 Business Days and

                        (iv) clause (j) of Section 7.01, and such failure shall continue for more than 10 days without any Loan Party commencing activities reasonably likely to cure the environmental matter which is the subject of such failure, provided that, in the case of any Loan Party commencing such activities, such Loan Party shall provide Administrative Agent, as and to the extent Administrative Agent reasonably requests, with regular updates or other supporting documentation regarding such activities for so long as such activities are conducted or until such environmental matter is otherwise cured or resolved;

                  (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Administrative Agent to the Administrative Borrower;

                  (e) the Parent or any of its Subsidiaries shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement in excess of $2,500,000, or any interest or premium thereon, when due) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                  (f) any Loan Party , any Subsidiary of any Loan Party or any Subsidiary of Milacron Capital (i) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                  (g) any proceeding shall be instituted against any Loan Party, any Subsidiary of any Loan Party or any Subsidiary of Milacron Capital seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such

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proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                  (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto other than the Agents or the Lenders, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                  (i) any Security Agreement, any Pledge Agreement, any Cash Management Agreement , Control Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

                  (j) one or more judgments, orders or awards for the payment of money exceeding $2,500,000 in the aggregate shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or award, or (ii) there shall be a period of 30 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order or award, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order or award shall not give rise to an Event of Default under this subsection (j) if and for so long as (A) the amount of such judgment, award or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order or award;

                  (k) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000;

                  (l) (i) any Termination Event with respect to any Employee Plan shall have occurred which could reasonably be expected to have a Material Adverse Effect or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or under ERISA; or

                  (m) a Change of Control shall have occurred;

                  (n) an event or development occurs which could reasonably be expected to have a Material Adverse Effect; or

                  (o) (i) any of the Obligations of any Loan Party under the Loan Documents for any reason shall cease to qualify as a part of a "Qualified Credit Facility" (or any similar term) under, and as defined in, the Senior Secured Notes Indenture or in any agreement evidencing any refinancing thereof as permitted under the terms of the Loan Documents, other than as a result, directly or indirectly, of any

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acts or omissions of the Agents or the Lenders or (ii) the Intercreditor
Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Senior Secured Notes or any refinanced Indebtedness thereof as permitted under the terms of the Loan Documents other than as a result, directly or indirectly, of any acts or omissions of the Administrative Agent;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Subject to Section 4.04(b), the Administrative Agent may, after the occurrence and during the continuation of any Event of Default, require the Borrowers to deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the LC Exposure.

                                    ARTICLE X

                                      AGENT

            Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints JPMorgan (and its successors and assigns) as its agent under the Loan Documents and authorizes JPMorgan (and its successors and assigns) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, as the case may be, is hereby expressly authorized by the Lenders to execute any and all documents (including releases, the Cash Management Agreements and the Intercreditor Agreement) with respect to the Collateral and the rights of the Lenders with respect thereto. Each of the Lenders and the Issuing Bank hereby agrees to be bound by the priority of the security interests and allocation of the benefits of the Collateral and proceeds thereof set forth in this Agreement and the Intercreditor Agreement.

            Section 10.02 Nature of Duties. Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent or the Collateral Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall

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be necessary under the circumstances as provided in Section 12.02), and (c)
except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the bank serving as any Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), in each case, in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by any Loan Party or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Section 10.03 Rights, Exculpation, Etc.

                  (a) Neither Agent nor its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent (i) may treat the payee of any Loan as the owner thereof until the Administrative Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including, without limitation, counsel to such Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. No Agent shall be liable for any apportionment or distribution of payments made in good faith pursuant to Sections 2.05 or 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents such Agent are permitted or required to take or to grant, and if such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender

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shall have any right of action whatsoever against any Agent as a result of such
Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  (b) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

            Section 10.04 Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (including, without limitation, counsel to such Agent or counsel to the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. In addition, each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Article X shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

            Section 10.05 Indemnification. To the extent that any Agent or the Issuing Bank is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the Issuing Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the Issuing Bank in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the Issuing Bank under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the Issuing Bank's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

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            Section 10.06 Agent Individually. With respect to its Pro Rata Share of the Total Revolving Credit Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

            Section 10.07 Successor Agent.

                  (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Administrative Agent or Collateral Agent, as the case may be, of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent with the consent of the Administrative Borrower (which consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as any Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the resignation of the Administrative Agent or Collateral Agent, as the case may be, hereunder as an Agent, the provisions of this ARTICLE X shall inure to the benefit of such Agent, its sub-agents and their respective Related Parties as to any actions taken or omitted to be taken by any of them while it was an Agent under this Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent (with the consent of the Administrative Borrower, which consent shall not be unreasonably withheld or delayed), who shall serve as an Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

            Section 10.08 Collateral Matters.

                  (a) Subject to the terms of a separate written agreement among the Administrative Agent and the Lenders, the Administrative Agent may from time to time make such disbursements and advances ("Agent Advances") which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, LC Exposure and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall bear interest at the maximum rate set forth in this Agreement and shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Administrative Agent making an Agent Advance shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Administrative Agent making the Agent Advance, upon such Administrative Agent's demand, in Dollars in immediately available funds, the amount equal

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to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Administrative Agent making an Agent Advance by such Lender, the Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Alternate Base Rate.

                  (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Loans, LC Exposure, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders; or constituting property that is Senior Secured Priority Collateral and which is being released from the lien securing the Senior Secured Notes in accordance with the terms of the Senior Secured Notes Indenture, provided that the Collateral Agent receives a certification by the trustee for the holders of the Senior Secured Notes to the effect that such Senior Secured Priority Collateral has been released in accordance with the terms of the Senior Secured Notes Indenture, and provided, further, that at the time of such release (and immediately after giving effect thereto) the aggregate principal amount of Senior Secured Notes outstanding (or issued in replacement thereof) exceeds $112,000,000. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                  (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                  (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

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                  (e) Agency for Perfection. Each Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

            Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers (and any one or more of them) now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), LC Exposure, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the Issuing Bank in protecting or enforcing any rights under the guaranty set forth in this ARTICLE
XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents, the Lenders and the Issuing Bank under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

            Section 11.02 Guaranty Absolute. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the Issuing Bank with respect thereto. Each Guarantor agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Borrower or any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

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                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any security interest therein, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) the existence of any claim, set-off, defense or other right that the Guarantors may have at any time against any Person, including, without limitation, any Agent, any Lender or the Issuing Bank;

                  (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                  (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the Issuing Bank that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if and to the extent that for any reason any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents the Lenders, the Issuing Bank or any other Person, whether as a result of the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

            Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents, the Lenders or the Issuing Bank exhaust any right or take any action against any Loan Party or any other Person or any Collateral (iii) any right to compel or direct any Agent, any Lender or the Issuing Bank to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral, (iv) any requirement that any Agent, any Lender or the Issuing Bank protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party or any other Person or any Collateral, and (v) any other defense available to the Guarantors. The Guarantors agree that the Agents, the Lenders and the Issuing Bank shall have no obligation to marshal any assets in favor of the Guarantors or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been Paid in Full in cash, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the Issuing Bank and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement

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(including, without limitation, all or any portion of its Commitments, its Loans and the LC Exposure owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 12.07. Notwithstanding the foregoing, the Administrative Borrower shall have the right to release Milacron Capital from its Guarantees at any time so long as any of the proceeds of the Revolving Credit Loans or ABL Priority Collateral that have been invested in or loaned to Milacron Capital after the Effective Date have been repaid or returned.

            Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders and the Issuing Bank against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been Paid in Full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been Paid in Full in cash and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents, the Lenders and the Issuing Bank and shall forthwith be paid to the Agents, the Lenders and the Issuing Bank to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agents, the Lenders and the Issuing Bank of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be Paid in Full in cash and (iii) the Final Maturity Date shall have occurred, the Agents, the Lenders and the Issuing Bank will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

            Section 11.06 Judgment. The specification under the Loan Documents of Dollars and payment in New York City is of the essence. Each Loan Party's obligations hereunder and under the other Loan Documents to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agents, the Lenders or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Agents, the Lenders or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the rate of exchange used shall be that at which the Agents, the Lenders or the Issuing Bank could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of a Loan Party in respect of any such sum due from it to the Agents, the Lenders or the Issuing Bank hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Agents, the Lenders or the Issuing Bank receives any sum adjudged to be so due in the Judgment Currency, the Agents, the Lenders or the Issuing

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Bank may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency. If the Dollars so purchased are less than the sum originally due to the Agents, the Lenders or the Issuing Bank in Dollars, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents, the Lenders or the Issuing Bank against such loss, and if the Dollars so purchased exceed the sum originally due to the Agents, the Lenders or the Issuing Bank in Dollars, the Agents, the Lenders or the Issuing Bank agrees to remit to such Loan Party such excess.

            Section 11.07 General Limitation on Guarantee Obligations. In any Insolvency Proceeding, if the obligations of any Guarantor under Section 11.01 would otherwise, taking into account the provisions of Section 11.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Guarantor, the Agents, the Lenders, the Issuing Bank or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such Insolvency Proceeding.

            Section 11.08 Dutch Financial Assistance Rules. Notwithstanding any other provision of this ARTICLE XI, the guarantee, indemnity and other obligations of any Guarantor incorporated in The Netherlands ("Dutch Guarantor") expressed to be assumed in this ARTICLE XI or elsewhere in the Loan Documents shall be deemed not to be assumed by such Dutch Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of
Section 2:207(c) or 2:98(c) of the Dutch Civil Code and the provisions of the Loan Documents shall be construed accordingly.

                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

         if to any Loan Party, at the following address:
         Milacron Inc.
         2090 Florence Avenue
         Cincinnati, Ohio 45206
         Attention: John Francy
         Telephone: 513-487-5912
         Telecopier: 513-487-5586

                  with a copy to:

         Cravath, Swaine & Moore LLP
         825 Eighth Avenue
         New York, New York  10019
         Telephone: 212-474-1000
         Telecopier: 212-474-3700
         Attention: Paul Michalski, Esq.

         if to JPMorgan, to it at the following address:

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         JPMorgan Chase Bank
         c/o J.P. Morgan Business Credit Corp.
         One Chase Square, CS-5
         Rochester, New York  14643
         Telephone:
         Telecopier: (585) 258-7440
         Attention: Milacron Relationship Manager

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         333 West Wacker Drive
         Chicago, IL  60606
         Telephone: 312- 407-0889
         Telecopier: 312-407-8511
         Attention: Seth E. Jacobson, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation is received, or (iii) if delivered, upon delivery, except that notices to the Agents or the Issuing Bank pursuant to ARTICLE II and ARTICLE III shall not be effective until received by the Agents or the Issuing Bank, as the case may be.

            Section 12.02 Amendments, Etc. Except as provided in Section 6.01(u) of this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agents and the Required Lenders or by the Agents with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Revolving Credit Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender without the written consent of such Lender and the Agents, (ii), reduce the amount of any fee payable for the account of any Lender, or postpone or extend the Final Maturity Date or any date fixed for any payment of principal of, or interest or fees on, the Loans or LC Exposure payable to any Lender, in each case without the written consent of each Lender directly affected thereby,
(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender, (v) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except as provided in Section 11.04 of this Agreement) without the written consent of each Lender, (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement without the written consent of each Lender, or (vii) modify the Borrowing Base to increase the advance rate percentages applicable to any category of Collateral included therein, to add new categories of eligible Collateral or to make less restrictive in any material respect the eligibility criteria applicable to any category of Collateral (other than the adjustment or elimination of Reserves in the Administrative Agent's reasonable discretion), without the written consent of each Lender and the Administrative Agent; provided, further, that no amendment, waiver or consent shall reduce the Availability Reserve without the written consent of the Super Majority Required Lenders. Notwithstanding the foregoing, no amendment, waiver or consent

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shall, unless in writing and signed by the Administrative Agent affect the rights or duties of the Administrative Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents and no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent affect the rights or duties of the Collateral Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. To the extent permitted by applicable law, the parties agree that, notwithstanding any of the terms of clause Ninth of the certificate of incorporation of the Parent, Article VI of the restated articles of incorporation of D-M-E U.S.A. INC. or Article VI of the articles of incorporation of Uniloy Milacron U.S.A. Inc., in each case, as in effect on the Effective Date, in no event shall any amendment to this Agreement or any other Loan Document be effective unless entered into in accordance with the terms of this Section 12.02.

            Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

            Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all reasonable out-of-pocket costs and expenses incurred by or on behalf of the Agents (and, in the case of clauses (b) through (j) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for any Agent (and, in the case of clauses (b) through (j) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agents' or the Lenders' rights under this Agreement or the other Loan Documents,
(d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith to the extent not otherwise provided in Section 12.15, (e) the commencement or defense of, or intervention or participation in, any court or judicial proceeding arising from or related to this Agreement or any other Loan Document, including, without limitation, in connection with any Insolvency Proceeding related to any Loan Party or the Collateral, including in any adversary proceeding or contested matter commenced or continued by, on behalf of, or against any Loan Party or its estate, and any appeal or review thereof, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, or (j) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing.

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Without limitation of the foregoing or any other provision of any Loan Document:
(x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, of which, on the Effective Date, there are none, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement in accordance with the terms of this Agreement or any other Loan Document, and the expenses of the Agents incurred in connection therewith shall be reimbursed on demand by the Borrowers.

            Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents in law or otherwise.

            Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 12.07 Assignments and Participations.

                  (a) Whenever in this Agreement or any of the Loan Documents a party hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement and any of the Loan Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each of the Agents and Lenders, and any such assignment without such unanimous prior written consent shall be null and void.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided, however, that: (i) in the case of any assignment of a Revolving Credit Commitment, each of the Administrative Agent and the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of Related Lender Assignment, the amount of the Revolving Credit Commitment of the assigning Lender subject to any such assignment (determined as of the date the Assignment and

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Acceptance with respect to such assignment is delivered to the Administrative
Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), and (iii) the Borrowers and the Administrative Agent shall be entitled to deal solely with the assigning Lender unless and until the parties to such assignment execute and deliver to the Administrative Agent an Assignment and Acceptance, together with (in the Administrative Agent's discretion) a processing and recordation fee of $5,000 and, unless the assignee is an existing Lender, an administrative questionnaire. Upon acceptance and recording by the Administrative Agent of an Assignment and Acceptance pursuant to Section 12.07(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.10, 4.05, 12.14 and 12.15, as well as to any fees accrued for its account and not yet paid).

                  (c) By executing and delivering to the Administrative Agent an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 6.01(g) or delivered pursuant to Section 7.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment(s) of, and principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of clearly demonstrable error and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the

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Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an administrative questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and the written consent of the Issuing Bank and the Administrative Agent (to the extent required) to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register, as provided in this
Section 12.07.

                  (f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.08 and 4.05 with respect to its participation interest to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or LC Exposure and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, in each case, to the extent related to its participation interest.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 12.20.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute or permit the substitution of any such assignee for such Lender as a party hereto.

                  (i) [Intentionally Omitted.]

                  (j) No Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

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            Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

            Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

            Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO CT CORPORATION SYSTEM, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS

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AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT,
INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

            Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

            Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

            Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the Issuing Bank for repayment or recovery of any amount or amounts received by such Agent, such Lender or the Issuing Bank in payment or on account of any of the Obligations, such Agent, such Lender or the Issuing Bank shall give prompt notice of such claim to each other Lender and the Administrative Borrower, and if such Agent, such Lender or the Issuing Bank repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the Issuing Bank or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the Issuing Bank with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the Issuing Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the Issuing Bank.

            Section 12.15 Indemnification. (a) The Loan Parties agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Agents and the Issuing Bank, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); provided that the Loan Parties shall not be responsible for the reasonable fees, charges and disbursements of more than one separate law firm (in addition to Dutch counsel, local counsel or other special counsel, including special workout counsel) pursuant to its obligations under this sentence only. The Loan Parties also agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender in connection with the enforcement or protection

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



of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Agents, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including special workout counsel) for any Agent, the Issuing Bank or any Lender.

                  (b) The Borrowers agree, jointly and severally, to indemnify each Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, and (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, "Indemnified Matters"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (d) Without limiting any other subsection of this Section 12.15, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless each Indemnitee against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or, during the period of ownership or operation by any Loan Party or any Subsidiary of any Loan Party, formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials Handled by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws relating to any Loan Party or any Subsidiary of any Loan Party or for which any Loan Party or any Subsidiary of any Loan Party may legally be held liable; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials Handled by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and
(v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 6.01(r) or the breach of any covenant made by the Loan Parties in Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection
(b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                  (e) The provisions of this Section 12.15 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Revolving

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Credit Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Lender or the Issuing Bank. All amounts due under this Section 12.15 shall be payable on written demand therefor.

                  (f) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

            Section 12.16 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to each of the Agents and receive from each of the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under the Loan Documents and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that none of the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

            Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees (including, without limitation, the Unused Line Fee and Letter of Credit Fees) payable pursuant to the terms hereof, shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive and binding absent manifest error.

            Section 12.18 Binding Effect. This Agreement shall become effective as of the Effective Date when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in
Section 5.01 hereof have been satisfied or waived in writing by the Administrative Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by
Section 12.07 hereof.

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            Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or such Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or such Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.19 and
(y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

            For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

            The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

            Section 12.20 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable

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precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which, in the case of information provided after the Effective Date, is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or such Lender on a confidential basis, (iii) to examiners, auditors or accountants on a confidential basis, (iv) in connection with any litigation to which any Agent or such Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant or party (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

            Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            Section 12.22 Replacement of Lenders. If any Lender, any Agent or the Issuing Bank requests compensation under Section 4.05, or if the Borrowers are required to pay any additional amount to any Lender or any Agent or any Governmental Authority for the account of any Lender pursuant to Section 2.08, or if any Lender defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice by the Administrative Borrower to such Lender or such Agent, as applicable, and the Administrative Agent, require such Lender or such Agent, as applicable, to assign and delegate without recourse (in accordance with and subject to the restrictions contained in Section 12.07) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if such Lender or such Agent accepts such assignment, or any other Person); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender or such Agent or the Issuing Bank shall have received payment of an amount equal to the outstanding principal of its Loans and Pro Rata Share of LC Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under
Section 4.05 or payments required to be made pursuant to Section 2.08, such assignment will result in a reduction in such compensation or payments, and (iv) such assignee shall be subject to Section 12.07.

            Section 12.23 Dutch Parallel Debt. Solely for purposes of the Loan Documents governed by the laws of The Netherlands:

                  (a) Each of the Loan Parties hereby irrevocably and unconditionally agrees to pay to the Collateral Agent an amount equal to the aggregate amount of obligations payable by each such Loan Party in respect of its Corresponding Obligations as they may exist from time to time (each

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



obligation undertaken by any Loan Party being referred to herein as "Parallel Debt"). The Parallel Debt of each Loan Party will be payable in US Dollars.

                  (b) The Parallel Debt of each Loan Party will become due and payable (opeisbaar) as and when one or more of the Corresponding Obligations of such Loan Party become due and payable under the Loan Documents.

                  (c) Each of the Loan Parties hereby acknowledges that:

                        (i) its Parallel Debt constitutes an undertaking, obligation and liability of the relevant Loan Party to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations; and

                        (ii) its Parallel Debt represents the Collateral Agent's own separate and independent claim (eigen en zelfstandige vordering) to receive payment of such Parallel Debt from such Loan Party, it being understood, in each case, that pursuant to this Section 12.23, the amount which may become payable by any Loan Party as its Parallel Debt shall not exceed the total of the amounts which are payable under the Corresponding Obligations of such Loan Party.

                  (d) For the avoidance of doubt, the parties confirm that the claim of the Collateral Agent against any Loan Party in respect of its Parallel Debt and the claims of any one or more of the Agents or the Lenders against such Loan Party in respect of the Corresponding Obligations payable by such Loan Party to the Agents or Lenders do not constitute common property (gemeenschap) within the meaning of article 3:166 of the Netherlands Civil Code and that the provisions relating to common property shall not apply to the Corresponding Obligations. If, however, the claim of the Collateral Agent and the claims of any one or more of the Agents and the Lenders constitute common property and the provisions of common property are applicable, the parties agree that this
Section 12.23 shall constitute the administration agreement (beheersregeling) within the meaning of article 3:168 of the Netherlands Civil Code.

                  (e) To the extent the Collateral Agent irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt of any Loan Party, the Collateral Agent shall distribute that amount among the Agents and the Lenders in accordance with the other provisions of the Loan Documents. Upon irrevocable receipt by the Collateral Agent of any amount so distributed to it in payment of such Parallel Debt (a "Received Amount"), the Corresponding Obligations of such Loan Party to the Agents and Lenders shall be reduced on the date of receipt by the Collateral Agent by an amount equal to the Received Amount in a manner as if the Deductible Amount were received as payment of the Corresponding Obligations.

                  (f) Solely for purposes of this Section 12.23, a "Corresponding Obligation" means the Obligations.

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



            Section 12.24 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

            Section 12.25 Interest Act Disclosure. For purposes of the Interest Act (Canada) it is expressly stated that whenever interest is calculated pursuant to this agreement at a rate or percentage per 360 day year, the yearly rate or percentage of interest to which such interest rate is equivalent, is the rate obtained by multiplying such rate by the actual number of days in the relevant year and dividing by 360.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   BORROWERS:

                                   MILACRON INC.

                                   By:  /s/ R.P. Lienesch
                                        ----------------------------------------
                                   Name: R.P. Lienesch
                                   Title: Vice-President-Finance and Chief
                                          Financial Officer

                                   CIMCOOL INDUSTRIAL PRODUCTS INC.
                                   D-M-E MANUFACTURING INC.
                                   D-M-E U.S.A. INC.
                                   MILACRON INDUSTRIAL PRODUCTS, INC.
                                   MILACRON  MARKETING COMPANY
                                   MILACRON PLASTICS TECHNOLOGIES GROUP INC.
                                   NICKERSON MACHINERY CHICAGO, INC.
                                   NORTHERN SUPPLY COMPANY, INC.
                                   OAK INTERNATIONAL, INC.
                                   PLIERS INTERNATIONAL INC.
                                   UNILOY MILACRON INC.
                                   UNILOY MILACRON U.S.A. INC.

                                   By:  /s/ R.P. Lienesch
                                       ----------------------------------------
                                   Name: R.P. Lienesch
                                   Title: Treasurer

                                   INITIAL GUARANTORS:

                                   D-M-E COMPANY
                                   MILACRON RESIN ABRASIVES INC.

                                   By:  /s/ R.P. Lienesch
                                       ----------------------------------------
                                   Name: R.P. Lienesch
                                   Title: Vice President

                                   MILACRON CAPITAL HOLDINGS B.V.

                                   By:  /s/ G. van Deventer
                                       -----------------------------------------
                                   Name: G. van Deventer
                                   Title: Managing Director

                                   MILACRON INTERNATIONAL MARKETING COMPANY

                                   By:   /s/ R.P. Lienesch
                                       ----------------------------------------
                                   Name: R.P. Lienesch
                                   Title: Treasurer and Assistant Secretary

                                   ADMINISTRATIVE AGENT, COLLATERAL AGENT AND
                                   LENDER:

                                   JPMORGAN CHASE BANK, as Administrative Agent, as Collateral Agent, and individually

                                   By:   /s/ James M. Barbato
                                       -----------------------------------------
                                   Name: James M. Barbato
                                   Title:Vice President

                                   DOCUMENTATION AGENT AND LENDER:

                                   WELLS FARGO FOOTHILL, LLC, as Documentation
                                   Agent and individually

                                   By:    /s/ Sanat Amladi
                                       -----------------------------------------
                                   Name:  Sanat Amladi
                                   Title: VP

                                   LENDER:

                                   PNC BANK, NATIONAL ASSOCIATION, individually

                                   By:    /s/ John J. Shields, Jr.
                                       -----------------------------------------
                                   Name:   John J. Shields, Jr.
                                   Title:  Senior Vice President
                                           100 West Rd, Suite 300
                                           Towson, Maryland 21204